UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12
Myriad Genetics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(j)(1) and 0-11.

“At Myriad Genetics, our mission is to advance health and well-being for all, empowering patients to take control of their health and enabling healthcare providers to better detect, treat and prevent disease. For more than 30 years, we’ve partnered with healthcare providers to advance genetic testing and precision medicine. Now, we are taking the same kind of scientific discipline and rigor that goes into our products and applying it to the management of our business. In 2021, we executed on our transformation and growth plan, laying a strong foundation for long-term sustainable growth, profitability, and innovation.”

Paul J. Diaz, President and CEO

April 14, 2022

Dear Stakeholders,

In 2021, during the most difficult operating environment any of us has ever seen, Myriad Genetics executed a bold transformation and growth plan that spanned virtually every part of our business. Throughout the pandemic, our 2,300 teammates - together with tens of thousands of doctors, nurses, genetic counselors, nurse practitioners and other healthcare workers - demonstrated courage and determination. Our teammates showed their passion for fulfilling our mission and serving the patients and healthcare providers who rely on us. I want to thank them and extend deep gratitude to all our customers, partners, stakeholders, and the entire healthcare community for their extraordinary efforts.

Strategic Priorities

Our strategy reflects Myriad’s position as a differentiated partner with specialized expertise. It is underpinned by three priorities:

1.Innovative science that improves clinical outcomes, ease of use, and access. Over three decades, Myriad has served more than seven million patients. In 2021, we provided genetic insights for nearly one million patients. We work with more than 60,000 active ordering physicians. 95% of payers cover certain Myriad testing in network, and we offer financial assistance to those in need. As a leader in genetic testing and precision medicine, we are known for best-in-class products. But we have not always been easy to work with. As we enhance our portfolio, we are also improving our patient and provider experience. At the same time, we are taking actions to expand access to genetic testing, increase health equity, and advance social justice.

2.Building scalable enterprise capabilities to accelerate growth. Market opportunities across our Women’s Health, Oncology and Mental Health businesses are on average growing at compound annual rates of 10% or more. To capture these opportunities, we are elevating our products to their full potential and investing in new tech-enabled, customer-centric commercial capabilities to drive service excellence, remove process barriers, and reduce complexity and cost. We are also driving operational and financial efficiencies and improving revenue cycle management.

3.Disciplined execution and delivery of consistent results. Our transformation began in the second half of 2020. We reset our base, focused on our highest potential businesses, and began to develop our new commercial model. In 2021 we launched innovative offerings that reinforce our mission, debuted our new brand and marketing strategy, restructured our sales force, accelerated digital engagement, and reinvested in talent development and retention. As we look to 2022 and beyond, we continue to focus on delivering on a key set of initiatives to drive long-term growth and profitability. We will build on our commercial and tech capabilities to support new products, expand consumer channels, and pursue strategic acquisitions and partnerships.

Financial and Operating Performance

There’s no question that COVID-19 and its variants put pressure on our business with restricted access to physicians’ offices. Many patient procedures were put on hold. Despite the impact of the pandemic, our annual revenues increased 24% year over year. Excluding revenue from divested businesses, revenue increased 34% annually. We saw double-digit growth in diagnostic test volumes. Average selling prices increased 7% year over year on improved revenue cycle management. We completed the sales of the Myriad Autoimmune business, Myriad RBM, and Myriad myPath, entering 2022 debt-free with $399 million in cash and equivalents on hand.

Business Highlights

In Mental Health, our GeneSight® Psychotropic test helps physicians better understand how antidepressants and other drugs will affect patients based on their genetic makeup. In 2021, GeneSight revenue increased 60% year over year. Test volumes are growing among primary care providers. 95% of providers are ordering through our new online portal. GeneSight home-based kits now represent approximately 30% of all orders. Our Mental Health business successfully executed its commercial transformation, grew its inside sales force, and expanded digital marketing to meet patients and clinicians searching for treatments online. This model is now being extended to other Myriad business units.

In Women’s Health, we serve women assessing their risk of cancer and offer prenatal testing for those who are pregnant or planning a family. In 2021, we launched the MyRisk™ Hereditary Cancer test with RiskScore® for all ancestries. Based on data from a scientific study of 275,000 women, MyRisk with RiskScore provides a personalized 5-year and lifetime breast cancer risk assessment for all women, regardless of ancestry – the first of its kind. More than 91,000 women received a RiskScore assessment in 2021, including over 16,000 women with non-European ancestry. In 2023 we plan to launch a combined prenatal and carrier screening test, FirstGene™. Combining the clinical value of both Prequel® and our Foresight® carrier screen, FirstGene is designed to simplify noninvasive prenatal and carrier screening by requiring only one maternal sample, making the process easier, faster and more accessible to all women.

In Oncology, we provide physicians with insights to guide and clarify cancer treatment with genetic testing and companion diagnostic tests. In 2021, we entered into a strategic collaboration with Illumina and Intermountain Precision Genomics for a comprehensive offering of germline and somatic tumor testing services. In March 2022, we launched Precise™ Oncology Solutions to help oncologists determine the most effective and personalized treatment plan for patients. It combines germline testing, tumor profiling and companion diagnostic options, including Homologous Recombination Deficiency (HRD) testing. The suite includes our Precise™ Tumor Molecular Profile Test, MyRisk Hereditary Cancer Test, and MyChoice® CDx and BRACAnalysis CDx® companion diagnostic tests.

Investments in Innovation and Technology for the Future

As we expand and enhance our product portfolio, we are also creating online tools to make the genetic testing process easier for patients and healthcare providers. We are investing more than $50 million in technology to improve the customer experience. With the Myriad Complete™ suite of services, we are developing a new unified online portal to streamline workflow from test ordering to EMR integration, results reporting and billing. We are also in the process of implementing new sequencing capabilities, powered by advanced robotics and data analytics, as part of our plans to build state-of-the-art Labs of the Future. The company has started construction on a new LEED-certified research and innovation center in South San Francisco at the Nexus on Grand biotech center expected to be completed next year. We also are establishing an advanced molecular diagnostics lab at a new West Campus site in Salt Lake City. And we are in the process of renovating our GeneSight lab in Mason, Ohio where our Mental Health business is located.

Talent and Culture

In 2021, we attracted and promoted top talent with proven expertise across a range of business and enterprise functions. We conducted in-depth culture workshops with hundreds of teammates resulting in five dimensions that reflect our core values: caring, committed, collaborative, inclusive and innovative. In early 2022, Energage named Myriad Genetics as a Top Place to Work, placing the Company among the top organizations in the U.S. for exceptional workplace culture. We continue to prioritize teammate engagement and business integrity as key focus areas.

Commitment to Environmental and Social Responsibility and Governance

We are committed to high standards of environmental and social responsibility, and governance (ESG).

Diversity, Equity and Inclusion: Women make up 61% of our workforce, 42% of leadership roles, and 33% of our Board members, including the Chair. Myriad recently was recognized by the Women Tech Council for the 2022 Shatter List, for leading and accelerating progress towards breaking the glass ceiling for women in tech. Our new diversity, equity, and inclusion (DEI) leader, hired in 2021, is actively developing and expanding our DEI programs and initiatives, including Employee Resource Groups, training, and community outreach. We are supporting the development of a genetic counseling program at Xavier University of Louisiana, one of the country’s leading historically black universities, to help advance health equity and educate the next generation of diverse genetic counselors.

Environment: We are ramping up environmental efforts such as recycling of plastics from our laboratories. Our new Salt Lake City support center was designed with environmentally friendly features including a 495-kilowatt photovoltaic solar energy system that provides electricity for portions of our campus. We will publish our inaugural ESG report in the second quarter of 2022.

Governance: The Board of Directors considers its composition, diversity, capabilities, expertise and experience in view of business strategies, challenges, and opportunities. 44% of board members come from diverse gender, ethnic and cultural backgrounds, representing the stakeholders we serve. In 2021, Myriad co-founder and Nobel laureate Walter Gilbert retired from the Board after 30 years of service to our company. In recognition of his pioneering contributions, we will name our new South San Francisco Lab of the Future in his honor – The Walter Gilbert Research and Innovation Center. I am proud to be part of a Board that is actively engaged and comprised of members with the highest integrity and values.

Creating Shareholder Value

With disciplined execution and strong fiscal management, our year-over-year shareholder return outperformed the Nasdaq Composite Index (IXIC) in 2021. Our stock price grew 39.8% versus a 22.1% return for the IXIC, while also surpassing the Nasdaq Health Care Index (IXHC). Our relative 2021 total stockholder return ranked in the 87th percentile as measured against the IXHC.

2022 Annual Meeting of Stockholders

We invite you to participate in our virtual 2022 Annual Meeting of Stockholders, during which you will be able to vote your shares electronically and submit questions. We will ask you to (1) elect three Class II directors to our Board of Directors, (2) ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, (3) approve, on a non-binding advisory basis, executive compensation; (4) approve the Amended and Restated 2012 Employee Stock Purchase Plan; and (5) act on any other business matters properly brought before the meeting. More information is included in our proxy statement. Your vote is important to us. Whether you attend the Annual Meeting or not, please vote promptly and submit your proxy online, by telephone, or by following the instructions on the proxy card or voting instruction card.

Innovating and growing

From the founding days of Myriad Genetics, innovation has been part of our DNA. As a result of our most recent efforts, Fast Company named Myriad Genetics among its 2022 list of the World’s Most Innovative Companies. In the coming years, we plan to bring our expertise in genetic testing for cancer applications into the liquid biopsy and MRD (Measurable Residual Disease) spaces with new products, partnerships, solutions and services. We continue to explore additional growth opportunities to meet emerging patient needs and extend our portfolio in Women’s Health and Mental Health.

Looking back on a year filled with change and challenge, our mission is more relevant than ever. I am inspired by all we achieved and motivated by the meaningful work ahead. Once again, I want to thank our teammates for their dedication and our customers for their partnership. I also want to thank our shareholders and investors for their confidence. We look forward to working diligently to reward that support with superior performance.

Sincerely,

Paul J. Diaz
President and Chief Executive Officer
Myriad Genetics, Inc.

MYRIAD GENETICS, INC.
320 Wakara Way
Salt Lake City, Utah 84108

Notice of 2022 Annual Meeting of Stockholders

Time: 8:00 a.m. MDT

Date: Thursday, June 2, 2022

Place: This year’s Annual Meeting of Stockholders (the "Annual Meeting") will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting the following URL: www.virtualshareholdermeeting.com/MYGN2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual Annual Meeting, please call our investor relations department at (801) 505-5067.

Purposes:

1. To elect three Class II directors to the Board of Directors to serve until the 2025 Annual Meeting of Stockholders;

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

4. To approve our Amended and Restated 2012 Employee Stock Purchase Plan; and

5. To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

Who May Vote:

You may vote if you were an owner of record of Myriad Genetics, Inc. common stock at the close of business on April 7, 2022. A list of stockholders of record will be available for inspection online during the Annual Meeting at the following URL: www.virtualshareholdermeeting.com/MYGN2022 and, during the 10 days prior to the meeting, at the office of the Secretary at Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the meeting or not, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials that you have previously received, or will shortly receive, which we refer to as the Notice, or in the section of this proxy statement entitled ‘‘Important Information About the Annual Meeting and Voting — How Do I Vote?’’ or, if you requested printed proxy materials, your proxy card. You may change or revoke your proxy at any time before it is voted.

On or about April 14, 2022, we began sending the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Paul J. Diaz
President and Chief Executive Officer

April 14, 2022

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be held on June 2, 2022

This proxy statement and our annual report on Form 10-K to stockholders for the year ended December 31, 2021 are available for viewing, printing, and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number(s) that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you may find a copy of our annual report on Form 10-K, which includes our financial statements for the year ended December 31, 2021, on the website of the Securities and Exchange Commission at www.sec.gov, or in the ‘‘Financial Reporting/SEC Filings’’ section of the ‘‘Investor Relations’’ section of our website at www.myriad.com. You also may obtain a printed copy of our annual report on Form 10-K, including our financial statements from us, free of charge, by sending a written request to: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Cautionary Information and Forward-Looking Statements

This proxy statement contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this proxy statement. Except as required by law, we do not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Our business results are subject to a variety of risks, including those that are described in our annual report on Form 10-K for the year ended December 31, 2021 and elsewhere in our filings with the Securities and Exchange Commission. If any of these considerations or risks materialize or intensify, our expectations (or underlying assumptions) may change and our performance may be adversely affected.

Website links included in this proxy statement are for convenience only. Information contained on or accessible through such website links is not incorporated herein and does not constitute a part of this proxy statement.

APPENDIX A	A-71
APPENDIX B	A-74

Proxy Summary

This summary highlights information about Myriad Genetics, Inc. and its upcoming 2022 Annual Meeting of Stockholders ("Annual Meeting") contained elsewhere in this proxy statement or in our corporate governance documents published on our website at investor.myriad.com/corporate-governance. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are provided to help you find further information in this proxy statement.

Annual Meeting of Stockholders

Time and Date:	8:00 a.m. Mountain Daylight Time on Thursday, June 2, 2022

Place:
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast at the following address: www.virtualshareholdermeeting.com/MYGN2022

Record Date:	April 7, 2022 (as of the close of business)

Mailing Date:	This proxy statement was first mailed or made available to stockholders on or about April 14, 2022.

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Board Recommendations

Proposals	Board Vote Recommendation	Page
1. Elect Three Directors	FOR EACH NOMINEE	P. 63
2. Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2022	FOR	P. 64
3. Advisory Vote to Approve Executive Compensation	FOR	P. 66
4. Approve Amended and Restated 2012 Employee Stock Purchase Plan	FOR	P. 67

How Do I Vote (page 6)

Your vote is important. Please exercise your right as a stockholder and submit your proxy as soon as possible. You may vote if you were a stockholder as of the close of business on April 7, 2022.

You may cast your votes by any of the following methods:

Via the Internet	www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on Wednesday, June 1, 2022
By Telephone	Call the phone number located on your Notice or on the top of your proxy card until 11:59 p.m. Eastern Daylight Time on Wednesday, June 1, 2022
By Mail	Complete, sign, date and return your proxy card or voting instruction card so that it is received before the polls close on Thursday, June 2, 2022
In-Person
Whether you are a stockholder of record or hold your shares in "street name," you may participate in and vote online at the Annual Meeting. You will need to enter your 16-digit control number to vote your shares at the Annual Meeting. Please visit www.virtualshareholdermeeting.com/MYGN2022 for instructions on how to attend the Annual Meeting live over the Internet. To vote during the Annual Meeting when the polls open use the "vote" button on the interface.

2021 Business Performance Highlights

During fiscal year 2021, despite continuing impacts from the COVID-19 pandemic and inflation, we took meaningful steps to fulfill our mission and execute our strategic transformation and growth plan. Some of our fiscal year 2021 business highlights include:

Financial and Stock Price Performance

•Revenues: Our revenues increased 24% from the 12 months ended December 31, 2020 to $690.6 million.
•GAAP Operating Loss: GAAP operating loss was $(190.5) million, an increase of $99.2 million, or 34%, from last year.
•Adjusted Operating Income: Adjusted operating income was $9.1 million for fiscal year 2021, an increase of $87.1 million from last year.(1)
•GAAP Loss Per Share: GAAP loss per share was ($0.35), an increase of $2.64 from last year.

•Adjusted Earnings Per Share: Non-GAAP adjusted earnings per share was $0.02, an increase of $0.68 from last year.(1)
•Stockholder return: We experienced a 39.8% stockholder return on our stock price versus a 22.1% return for the Nasdaq Composite Index (IXIC), and a (2.9%) return for the Nasdaq Health Care Index (IXHC). Our relative total stockholder return for fiscal year 2021, as measured against the IXHC, ranked in the 87th percentile.

(1) See reconciliation of adjusted operating income to GAAP operating loss and adjusted earnings per share to GAAP loss per share in Appendix A.

New Product Launches

•MyRisk Hereditary Cancer Test with RiskScore: We launched a new version of the MyRisk Hereditary Cancer Test with RiskScore, which allows, for the first time, women of all ancestries to receive a personalized polygenic breast cancer risk assessment.
•Precise Oncology Solutions: In early 2021, we entered into a strategic collaboration with Illumina, Inc. and Intermountain Precision Genomics for a comprehensive offering of germline and somatic tumor testing services. The comprehensive offering, which was launched in March 2022, includes our new Precise Tumor Molecular Profile Test, our MyRisk Hereditary Cancer Test, and our two companion diagnostic tests, MyChoice CDx and BRACAnalysis CDx.
•GeneSight Psychotropic Test: We launched an updated version of the GeneSight psychotropic test covering 61 medications commonly prescribed for depression, anxiety, ADHD, and other psychiatric conditions.

Leadership

•New Company leaders: We hired several new Company leaders, including our Chief Growth Officer, Senior Vice President, Enterprise Transformation and Program Management Office, Chief Legal Officer, Chief Medical Officer, President of Myriad Women's Health, and Diversity, Equity and Inclusion leader. We also promoted Company employees to serve as Chief Marketing Officer, Chief Technology Officer, President of Myriad Oncology, and Chief Operating Officer.

Transformation Plan

•Elevated Current Portfolio: We debuted a new brand and marketing strategy, reinvested and restructured our sales force, accelerated digital engagement, and enhanced our reimbursement and revenue cycle management capabilities.
•Divestitures: We completed the sales of our Autoimmune Vectra testing business, Myriad RBM, Inc., and the Myriad myPath, LLC laboratory, which allowed us to refocus on our core businesses and end 2021 with approximately $398.8 million in cash, cash equivalents, and marketable investment securities on hand.
•Accelerate Growth: Moving into fiscal year 2022 and beyond, we intend to accelerate growth through the launch of a new enterprise commercial model, the launch of a unified ordering portal, investment in new sequencing technologies, the development of direct-to-consumer channels, and building commercial capabilities to support new products and offerings.

For additional information about our 2021 business performance, please see the CEO Letter above and the "Compensation Discussion and Analysis-2021 Fiscal Year Performance" section starting on page 26.

Corporate Governance Highlights (page 14)

Myriad Genetics is committed to good corporate governance practices and policies. In 2021, we reconstituted our Nominating and Governance Committee as the Nominating, Environmental, Social and Governance Committee (the "NESG Committee") and charged it with regularly reviewing, evaluating, and making recommendations to the Board and management on the Company's environmental, social, and governance ("ESG") strategies, practices, and initiatives. In addition, we amended our Corporate Governance Principles to provide that no director who is an executive officer of a public company may serve on more than two public company boards (including our Board). Our corporate governance practices also include the following:

•Eight out of nine directors are independent	•Compensation clawback policy
•The roles of Chair of the Board and CEO are separate	•Annual say-on-pay vote
•Board committees include only independent directors	•Demonstrated commitment to stockholder engagement
•44% of Board members are women or ethnically diverse	•Anti-hedging and anti-pledging policies
•Annual Board and committee self-assessments, including one-on-one interviews led by the Chair	•Board has significant interaction with senior management and access to other employees
•Majority voting in uncontested director elections, with resignation policy	•Robust stock ownership guidelines for non-employee directors and executive officers
•Commitment to Board refreshment: six new directors appointed in last three years	•Limits on board member service on other public company boards
•Mandatory director retirement age	•No stockholder rights or similar plan
•NESG Committee regularly assesses the effectiveness of each director

Executive Compensation Highlights (page 30)

Our compensation programs are designed to attract and retain executive talent, motivate our executive officers through pay-for-performance metrics to enhance our growth and profitability and increase long-term stockholder value. Our fiscal year 2021 long-term and short-term incentive programs include performance metrics such as revenue, adjusted operating income, adjusted earnings per share, and relative total stockholder return measured against the IXHC. To ensure that the interests of our executive officers are aligned with those of stockholders, our executive compensation program provides for a substantial majority of pay that is at-risk, that is, compensation that may be reduced in value or forfeited entirely depending on the executive's continued employment with us and our actual performance with respect to applicable performance metrics. For fiscal year 2021, approximately 91.6% of our President and Chief Executive Officer's 2021 target compensation was comprised of at-risk pay. Similarly, approximately 78.1% of our other named executive officers' aggregate 2021 target compensation was comprised of at-risk pay.

During fiscal year 2021, we made certain changes to our 2021 short-term incentive plan. We added engagement score (weighted at 10%) as a non-financial quantitative metric designed to support our efforts to retain employees and improve employee engagement. The financial performance metrics of revenue and adjusted operating income continue to be weighted in the aggregate significantly more than individual management business objectives. In March 2022, we also made changes to our 2022 long-term incentive plan. We modified the measurement period of performance-based restricted stock units ("PSUs") from one-year to a three-year period, with all earned PSUs vesting on the three-year anniversary of the grant date. In addition, starting with our 2022 long-term incentive plan, we added revenue as a performance metric for PSU awards, such that PSUs will vest based on revenue targets (34% weighting), adjusted earnings per share targets (33% weighting), and relative total stockholder return (33% weighting). The CHCC added revenue as an additional metric for the PSU awards because of the importance of long-term revenue growth to investors in our industry.

In evaluating, designing, and implementing our executive compensation program, the CHCC considers the latest industry trends and compensation best practices. The Company's executive compensation and compensation-related governance policies and practices incorporate many best practices, including the following:

What We Do:	What We Don't Do:
•Grant 50% of executive officers' equity in the form of PSUs that are subject to objective performance metrics	•Reprice stock options and other awards without stockholder approval
•Establish challenging performance metrics, including revenue and adjusted operating income targets	•Provide single-trigger change of control vesting for equity awards
•Require directors and executive officers to meet robust stock ownership guidelines	•Guarantee bonuses
•Provide full vesting of time-based restricted stock units under our long-term incentive plan to executive officers only after four years	•Grant in-the-money stock options
•Evaluate officer compensation levels against a peer group of similarly situated companies	•Provide excessive perquisites
•Retain independent compensation consultant	•Repurchase underwater stock options
•Prohibit hedging transactions and trading in our common stock on a short-term basis (no waivers granted)
•Prohibit tax gross-up payments with respect to compensation paid to any employee or director
•Prohibit short sales, put and call options and other speculative transactions
•Prohibit pledging or the use of common stock to secure a margin or other loan (no waivers granted)
•Hold an annual advisory vote on executive compensation
•Subject incentive compensation to recoupment under our clawback policy
•Cap PSUs earned at target if absolute total stockholder return is negative over the performance period

Environmental and Social Responsibility and Governance Highlights (page 12)

During 2021, we made significant progress in enhancing our ESG and corporate responsibility practices, demonstrating our commitment to ESG matters. Some of our 2021 ESG highlights include:

•Diversity: We hired a diversity, equity, and inclusion (DEI) leader to develop and enhance our DEI programs and initiatives. As of December 31, 2021, women made up 61% of our workforce, 42% of leadership roles (vice president and above), and 33% of our Board members, including the Chair.

•Governance: In addition to expanding the role of the NESG Committee to include ESG-related responsibilities, we formed an Environmental, Social and Governance Committee, comprised of a team of executives and other leaders from across the company and led by our President and Chief Executive Officer, to assist our Board and senior management in setting our ESG priorities and to consider and recommend ESG policies, practices, and disclosures that are aligned with those priorities.

•Environment: We have recycled almost 70 tons of plastics since our recycling program started in 2019. Our new Salt Lake City support center campus includes a 495 kilowatt photovoltaic solar energy system that provides electricity for our parking garage and a portion of our support center.

•Community: We are supporting the development of a genetic counseling program at Xavier University of Louisiana, which will help foster diversity in the genetic counseling industry and advance the next generation of diverse genetic counselors.

•Inaugural ESG Report: We began work on our inaugural ESG report, which we expect to publish in the second quarter of 2022.

Board Members and Director Nominees (page 14)

Name	Principal Occupation	Director Since	Independent	Board Committees	Other Public Company Boards
S. Louise Phanstiel *	Former Senior Executive, WellPoint, Inc.	2009	☑	AFC, CHCC, NESGC	BFLY
Paul J. Diaz **	President and Chief Executive Officer of Myriad Genetics, Inc.	2020			DVA
Heiner Dreismann, Ph.D. **	Former Senior Executive, the Roche Group	2010	☑	CHCC^, RPIC	-
Rashmi Kumar	SVP and Chief Information Officer - Global IT, Hewlett Packard	2020	☑	AFC, NESGC	-
Dennis H. Langer, M.D., J.D.	Former SVP, R&D, GlaxoSmithKline	2004	☑	AFC, NESGC	BTX, QNRX
Lee N. Newcomer	Former SVP for Oncology and Genetics, Chief Medical Officer, UnitedHealth Group	2019	☑	CHCC, RPIC^	CHRS
Colleen F. Reitan **	Former EVP and President of Plan Operations and Chief Operating Officer, Health Care Services Corporation	2019	☑	AFC, NESGC^	ALNY
Daniel M. Skovronsky, M.D., Ph.D.	Chief Science Officer and President, Lilly Research Laboratories at Eli Lilly	2020	☑	CHCC, RPIC	-
Daniel K. Spiegelman	Former EVP and Chief Financial Officer at BioMarin Pharmaceuticals, Inc.	2020	☑	AFC^, RPIC	JYA, OPT, SPRB
AFC = Audit and Finance Committee
CHCC = Compensation and Human Capital Committee
NESGC = Nominating, Environmental, Social and Governance Committee
RPIC = Research and Product Innovation Committee
* = Chair of the Board of Directors
** = Class II Director up for Reelection
^ = Chair of the Committee

Director Diversity, Age, Independence, and Tenure

MYRIAD GENETICS, INC.
320 WAKARA WAY
SALT LAKE CITY, UTAH 84108

(801) 505-5067

Proxy Statement For the Myriad Genetics, Inc.
2022 Annual Meeting of Stockholders to be held on June 2, 2022

This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 Annual Meeting of Stockholders of Myriad Genetics, Inc., including any adjournments or postponements of the annual meeting, which we refer to as the Annual Meeting. To attend the Annual Meeting please visit the following URL: www.virtualshareholdermeeting.com/MYGN2022. In this proxy statement, we refer to Myriad Genetics, Inc. as ‘‘Myriad,’’ "Myriad Genetics," ‘‘the Company,’’ ‘‘we’’ and ‘‘us.’’

This proxy statement relates to the solicitation of proxies by our Board of Directors ("Board") for use at the Annual Meeting. On or about April 14, 2022, we began sending the Notice of Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, to all stockholders entitled to vote at the Annual Meeting.

Important Information About the
Annual Meeting and Voting

Why is the Company Soliciting My Proxy?

The Board of Myriad Genetics, Inc. is soliciting your proxy to vote at the Annual Meeting to be held via webcast on Thursday, June 2, 2022, at 8:00 a.m. MDT and any adjournments or postponements of the Annual Meeting. The proxy statement, along with the accompanying Notice, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the meeting.

We have sent you the Notice and made this proxy statement, and our annual report on Form 10-K to stockholders for the year ended December 31, 2021 available to you on the Internet because you owned shares of our common stock on the record date. We also have delivered printed versions of these materials to certain stockholders by mail. We commenced distribution of the Notice and the proxy materials to stockholders on or about April 14, 2022.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice will provide instructions on how you may access and review all of the proxy materials and submit your proxy on the Internet or by telephone. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Due to the ongoing public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. The virtual format allows for greater access to our Annual Meeting and for stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management, as time permits.

What Happens If There Are Technical Difficulties During the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Who Can Vote?

Only stockholders who owned Myriad Genetics, Inc. common stock at the close of business on April 7, 2022 are entitled to vote at the Annual Meeting. On this record date, there were 80,341,225 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see ‘‘May I Change or Revoke My Proxy?’’ below.

How Many Votes Do I Have?

Each share of Myriad Genetics, Inc. common stock that you owned at the close of business on the record date, April 7, 2022, entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. To attend the Annual Meeting, stockholders need to go to the following URL: www.virtualshareholdermeeting.com/MYGN2022 and enter their control number. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

By Internet or by telephone

To vote by Internet or telephone in advance of the meeting, follow the instructions included in the Notice or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

By mail

If you received your proxy materials by mail, you can vote by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

At the meeting

To vote by Internet directly during the webcast of the Annual Meeting, you will need to visit the following URL: www.virtualshareholdermeeting.com/MYGN2022 and enter your control number. To vote during the Annual Meeting when the polls open use the ‘‘vote’’ button on the interface.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours-a-day and will close at 11:59 p.m. EDT on June 1, 2022.

If your shares are held in ‘‘street name’’ (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card before the meeting in order to vote. To vote you must be a stockholder of record as of April 7, 2022 and during the online annual meeting use the ‘‘vote’’ button to vote your shares.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

Proposal 1:    ‘‘FOR’’ the election of the three Class II directors to the Board of Directors to serve until the 2025 Annual Meeting of Stockholders;

Proposal 2:    ‘‘FOR’’ the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

Proposal 3:    ‘‘FOR’’ the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and

Proposal 4:    ‘‘FOR’’ the approval of the Amended and Restated 2012 Employee Stock Purchase Plan.

If any other matter is presented, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any of the following ways:
•By re-voting by Internet or by telephone as instructed above;
•If you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•By notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•By attending the Annual Meeting and voting by Internet during the Annual Meeting in accordance with the instructions provided. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically re-vote during the Annual Meeting.

Your most current vote, whether by telephone, Internet, proxy card or during the Annual Meeting, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under ‘‘How Do I Vote?’’ for each account to ensure that all of your shares are voted.

Will My Shares Be Voted if I Do Not Vote?

If your shares are registered in your name, they will not be voted if you do not vote as described above under ‘‘How Do I Vote?’’ If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record of your shares as described above, the holder of record has the authority to vote your unvoted shares only on Proposal 2 if it does not receive instructions from you and does not have the ability to vote your uninstructed shares on any other proposal. Therefore, we encourage you to provide voting instructions. This ensures that your shares will be voted at the Annual Meeting and in the manner you desire. When your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, it is referred to as a ‘‘broker non-vote.’’ Thus, if you hold your shares in street name and do not instruct your bank, broker or other nominee how to vote, no votes will be cast on any proposal on your behalf other than the ratification of our independent registered public accounting firm.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The affirmative vote of a majority of the shares voted affirmatively or negatively is required for each nominee for director to be elected. Abstentions will have no effect on the results of this vote. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.	Recommendation: FOR the election of the three Class II directors
Proposal 2: Ratify the Selection of our Registered Independent Public Accounting Firm	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit and Finance Committee of the Board of Directors will reconsider its selection.	Recommendation: FOR
Proposal 3: Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. Abstentions will have no effect on the result of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation and Human Capital Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.	Recommendation: FOR
Proposal 4: Approve the Amended and Restated 2012 Employee Stock Purchase Plan, as amended	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve the Amended and Restated 2012 Employee Stock Purchase Plan (the "Purchase Plan"), which, among other things, (a) increases the number of shares authorized for issuance thereunder by an additional two million shares and (b) extends the term of the Purchase Plan to November 30, 2032. Abstentions will have no effect on the result of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.	Recommendation: FOR

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections and our transfer agent, American Stock Transfer and Trust, examine these documents. Management, other than the Inspector of Elections, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time the Form 8-K is filed, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final results are known.

What Are the Costs of Soliciting Proxies?

We will pay all of the costs of soliciting proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We may ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person (by means of remote communication as authorized by the Board) or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present virtually at the meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 8:00 a.m. MDT on Thursday, June 2, 2022 via Internet webcast. Our Annual Meeting will be held in a virtual meeting format only.

To attend the virtual Annual Meeting, go to the following URL: www.virtualshareholdermeeting.com/MYGN2022 shortly before the meeting time, and follow the instructions for downloading the webcast.

If you miss the Annual Meeting, you can view a replay of the webcast at the following URL: www.virtualshareholdermeeting.com/MYGN2022 for one year following the Annual Meeting. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as ‘‘householding,’’ benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be ‘‘householded,’’ the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge by calling their toll-free number 1-866-540-7095. If you do not wish to participate in ‘‘householding’’ and would like to receive your own Notice or, if applicable, a set of proxy materials in future years, follow the instructions described below.

Conversely, if you share an address with another Myriad Genetics, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•If your Myriad Genetics, Inc. shares are registered in your own name, please contact Broadridge and inform them of your request by calling them at 1-866-540-7095 or writing them at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

•If a broker or other nominee holds your Myriad Genetics, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to receive notices of the availability of future proxy materials by email instead of receiving a paper copy in the mail. You can choose this option and save the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or following the instructions provided when you vote over the Internet at www.proxyvote.com.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 8, 2022 for (a) each stockholder that we know to be the beneficial owner of more than 5% of our common stock, (b) each of the individuals named in the Summary Compensation Table of this proxy statement (the ‘‘named executive officers’’), (c) each of our directors and director nominees, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 8, 2022 pursuant to the exercise of options and the vesting of restricted stock unit awards to be outstanding for the purpose of computing the percentage ownership of an individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. The percentage of ownership is based on 80,341,225 shares of common stock outstanding on April 8, 2022.

	Shares Beneficially Owned
Name and Address**	Number	Percent
Beneficial Owners of More Than 5% of Our Common Stock
BlackRock, Inc. (1)	14,684,787	18.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group (2)	9,149,521	11.4%
100 Vanguard Blvd.
Malvern, PA 19355
Earnest Partners, LLC (3)	6,316,365	7.9%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309
State Street Corporation (4)	4,410,403	5.5%
1 Lincoln Street
Boston, MA 02111
Wellington Management Group LLP (5)	4,325,775	5.4%
280 Congress Street
Boston, MA 02210
Named Executive Officers
Paul J. Diaz (6)	496,057	*
R. Bryan Riggsbee	150,837	*
Jerry S. Lanchbury, Ph.D. (7)	20,227	*
Nicole Lambert	39,238	*
Mark Verratti	86,925	*
Directors and Director Nominees
S. Louise Phanstiel (8)	142,646	*
Heiner Dreismann, Ph.D. (9)	83,527	*
Rashmi Kumar (10)	36,771	*
Dennis H. Langer, M.D., J.D. (11)	119,527	*
Lee N. Newcomer M.D. (12)	40,424	*
Colleen F. Reitan (13)	40,424	*
Daniel M. Skovronsky M.D., Ph.D. (14)	37,889	*
Daniel K. Spiegelman (15)	23,129	*
All current executive officers and directors as a group (18 persons) (16)	1,470,538	1.8%
*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

** Unless otherwise indicated, the address for each beneficial owner is c/o Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

(1)This information is based on a Schedule 13G/A filed with the SEC on January 27, 2022 with respect to Myriad Genetics common stock. BlackRock, Inc. beneficially owns these shares and has sole dispositive power for all of these shares and sole voting power for 14,437,951 of these shares.
(2)This information is based on a Schedule 13G/A filed with the SEC on February 10, 2022 with respect to Myriad Genetics common stock. The Vanguard Group beneficially owns these shares and has sole dispositive power for 9,017,505 of these shares and sole voting power for none of these shares.

(3)This information is based on a Schedule 13G/A filed with the SEC on February 11, 2022 with respect to Myriad Genetics common stock. Earnest Partners, LLC beneficially owns these shares and has sole dispositive power for all of these shares and sole voting power for 4,692,850 of these shares.
(4)This information is based on a Schedule 13G/A filed with the SEC on February 11, 2022 with respect to Myriad Genetics common stock. State Street Corporation beneficially owns these shares and has sole dispositive power and sole voting power for none of these shares.
(5)This information is based on a Schedule 13G filed with the SEC on February 4, 2022 with respect to Myriad Genetics common stock. The Schedule 13G is filed by Wellington Management Group LLP and certain of its affiliates: Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Each of the foregoing entities (other than Wellington Management Company LLP) beneficially owns these shares and has sole dispositive power and sole voting power for 0 of these shares. Wellington Management Company LLP beneficially owns 4,193,934 shares of Myriad Genetics common stock and has sole dispositive power and sole voting power for none of these shares.
(6)Includes 288,962 shares of common stock subject to currently exercisable options as of April 8, 2022.
(7)Effective as of January 14, 2022, Dr. Lanchbury resigned as Chief Scientific Officer of Myriad and ceased to be a Section 16 officer of Myriad Genetics. Dr. Lanchbury has represented to us that he has beneficial ownership of 20,227 shares of Myriad common stock as of April 8, 2022.
(8)Includes 30,000 shares of common stock subject to currently exercisable options, 33,119 shares of common stock held by The Phanstiel Trust as of April 8, 2022, and 12,848 RSUs which vest within 60 days of April 8, 2022.
(9)Includes 12,848 RSUs which vest within 60 days of April 8, 2022.
(10)Includes 12,848 RSUs which vest within 60 days of April 8, 2022.
(11)Includes 30,000 shares of common stock subject to currently exercisable options and 12,848 RSUs which vest within 60 days of April 8, 2022.
(12)Includes 12,848 RSUs which vest within 60 days of April 8, 2022.
(13)Includes 12,848 RSUs which vest within 60 days of April 8, 2022.
(14)Includes 12,848 RSUs which vest within 60 days of April 8, 2022.
(15)Includes 12,848 RSUs which vest within 60 days of April 8, 2022.
(16)See Notes 6, 8-15 above. Excludes shares of common stock beneficially owned by Dr. Lanchbury, who is no longer an executive officer of Myriad.

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Securities Exchange Act of 1934, executive officers, directors, and holders of more than 10% of our common stock are required to file reports of their transactions in Company equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the 2021 fiscal year except as follows. Ms. Hart, our Chief People Officer, filed an amended Form 3 on October 12, 2021 to report that 41,021 shares of our common stock were inadvertently omitted from Ms. Hart's original Form 3, and also were omitted from ten Form 4s filed by her after her original Form 3 was filed. Ms. Lambert, our Chief Operating Officer, filed an amended Form 3 on November 1, 2021 to report that 317 shares of our common stock were inadvertently omitted from Ms. Lambert's original Form 3, and also were omitted from 15 Form 4s filed by her after her original Form 3 was filed.

Environmental and Social Responsibility and Governance

Environment

As part of our mission of advancing the health and well-being of others, we strive to conduct our business in a sustainable and environmentally responsible manner. Some of our environmental initiatives include:

•Several years ago, our employees formed a "Green Team" to take steps to protect the environment. Among other initiatives, the Green Team developed and implemented a program to recycle plastics used in our Salt Lake City laboratory. As a result of their efforts, we have recycled almost 70 tons of plastics since the program was started in 2019.

•The Green Team has also led our efforts to bring recycling to our office buildings and reduce the use of single-use plastics and other disposal materials in our break rooms.

•We have incorporated various "green" features into our current facilities. Our Salt Lake City support center campus has a 495-kilowatt photovoltaic solar energy system that provides electricity for our parking garage and a portion of our main office building. In addition, we have installed a highly efficient cooling system in our Salt Lake City facility that allows us to cool our facility using less energy and cost.

•We provide electric vehicle charging stations at both our Salt Lake City and San Francisco campuses, reimburse our employees in Salt Lake City for riding public transportation to work, and plan to integrate many environmental features into our new LEED-certified laboratory and office space in South San Francisco, which will be named "The Walter Gilbert Research and Innovation Center" after Myriad co-founder and Nobel laureate Walter Gilbert.

Social

We believe the success of our mission depends, in part, on our ability to attract and retain qualified personnel. Our key human capital management objectives are to recruit, retain and motivate the exceptional people needed to carry out our mission. To support these objectives and help our employees balance their work and personal lives, we maintain a flexible work environment, competitive compensation and benefit programs, and other programs and opportunities.

•Diversity, equity, and inclusion: Diversity, equity, and inclusion is an important component of our human capital management strategy and carrying out our mission. As of December 31, 2021, women made up 61% of our workforce, 42% of leadership roles (vice president and above), and 33% of our Board members. In 2021, we hired a diversity, equity, and inclusion (DEI) leader to develop and enhance our DEI programs and initiatives. We have three employee-led resource groups, or ERGs, that provide individuals with similar backgrounds the opportunity to connect, communicate and support each other. These ERGs: the Pride Alliance Group, the Black Employees at Myriad, and the Women's Leadership Alliance, mentor, foster, encourage, and inspire employees in all stages of their careers by providing access to senior leadership, peer groups, mentoring and other valuable resources to help them pursue their career ambitions.

•Compensation, health, wellness, family resources, and other benefits: Our compensation program is designed to attract and reward talented individuals who possess the skills necessary to support our business objectives, assist in the achievement of our strategic goals, and create long-term value for our stockholders. We provide competitive salaries, stock ownership opportunities, and enhanced incentive and bonus programs. We also provide an expansive benefit offering including medical, dental and vision health care coverage, insurance and disability coverage, 401(k) investment plans with Company matching, tax advantaged savings accounts, paid time off and leaves of absence, employee assistance programs, community outreach programs, training and development opportunities and wellness programs. We offer hybrid work arrangements for certain employees and we provide free mental health resources for all employees and their dependents.

•Career Development and Training: We offer several professional development and training opportunities to our employees, including a curriculum of Company-sponsored technical, business and leadership courses, on-the-job training, and tuition reimbursement for approved external training and educational pursuits. In 2022, we hired a Director of Learning and Development to oversee and expand our professional development programs.

•Employee Health and Safety: Ensuring the health and safety of our employees is of paramount importance to us. We strive to handle all chemical and biological waste in accordance with applicable laws and regulations and provide personal protective equipment to our laboratory teams. During the COVID-19 pandemic, we have aligned with CDC guidelines to help protect our employees and maintain our business operations. In addition to requiring all employees to wear masks and adhere to social distancing guidelines when on Company premises, we made an effort to track and mitigate internal exposure to COVID-19 when we learn of employee exposure or infection. Additionally, we offer COVID-19 test kits to employees who may have been directly or indirectly exposed to COVID-19 and encourage all employees to get vaccinated against COVID-19.

•Social Responsibility and Community: At Myriad, corporate responsibility plays an important role in our approach to discovering and delivering valuable and transformative diagnostic tests across major diseases to improve patients' lives. We believe that our corporate social responsibility programs build greater value for our patients, healthcare professionals and stockholders, support and improve the communities where we live and work, and empower our employees to become more engaged in the well-being of their own communities. The corporate social responsibility programs at Myriad include:

◦Community: Myriad teammates actively support community-based organizations through volunteerism. We also align with organizations that support women's health initiatives.

◦Philanthropy: We provide financial support to nonprofit organizations and share the expertise of our employees in the communities where we operate.

◦Advocacy: We collaborate with and support key patient advocacy and support organizations where we can make a positive difference in addressing complex health challenges and providing and improving the quality of life for patients.

◦Academic Support: In an effort to contribute to advancing education for women and minorities in medicine and science, we provide financial support for academic scholarship and education at both the undergraduate and post-graduate levels.

◦Patient Financial Assistance: We are working to improve overall health care quality and increase access to diagnostic testing for uninsured and underinsured populations by offering robust financial assistance and free testing to those in need.

Governance

Our Board has primary responsibility for oversight of environmental, social and governance ("ESG") and corporate responsibility matters and our management's development and execution of an ESG strategy. The Board has delegated certain targeted ESG responsibilities to its standing committees to assist it in its ESG oversight duties. The NESG Committee is charged with regularly reviewing, evaluating, and making recommendations to the Board and management on our ESG strategies, practices, and initiatives. In addition, the NESG Committee reviews and provides guidance to the Board and management on our public disclosures with respect to ESG and corporate responsibility matters, and monitors ESG and corporate responsibility trends, issues, concerns and risks which could affect our business. The Compensation and Human Capital Committee (the "CHCC") regularly reviews human capital management matters, including our strategy, objectives, and practices in the areas of compensation, benefits, management and leadership development, diversity and equal opportunity, and human resource planning. The CHCC is also involved in considering, and where appropriate, integrating ESG goals into our executive compensation programs. The Audit and Finance Committee (the "AFC") reviews and evaluates risks imposed by ESG matters on our business and provides input regarding the establishment of processes and controls to ensure that our quantitative and qualitative ESG disclosures are accurate and consistent. Each of these committees reports to the full Board on various ESG-related matters. In addition, in 2021, we formed an Environmental, Social and Governance Committee (the "ESG Committee"), which is comprised of leaders from across our organization, including human resources, commercial and laboratory operations, accounting, technology, compliance, legal, and communications. The ESG Committee is led by our President and Chief Executive Officer and is responsible for assisting our Board and senior management in setting our ESG priorities and considering and recommending ESG policies, practices, and disclosures that are aligned with those priorities.

Management and Corporate Governance

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a term to expire at the third succeeding annual meeting after their election. The Board currently consists of nine members, classified into three classes as follows: S. Louise Phanstiel (Chair), Daniel M. Skovronsky M.D., Ph.D., and Daniel K. Spiegelman constitute a class with a term ending at the 2024 Annual Meeting of Stockholders (the ‘‘Class I Directors’’); Paul J. Diaz, Heiner Dreismann, Ph.D., and Colleen F. Reitan constitute a class with a term ending at the 2022 Annual Meeting of Stockholders (the ‘‘Class II Directors’’); and Rashmi Kumar, Dennis H. Langer, M.D., J.D., and Lee N. Newcomer, M.D. constitute a class with a term ending at the 2023 Annual Meeting of Stockholders (the ‘‘Class III Directors’’).

Board Composition and Refreshment

Annually, the NESG Committee considers the size, structure and needs of the Board, reviews and considers potential changes to the size and composition of the Board, and recommends director nominees to the Board for approval. In addition, the NESG Committee regularly assesses the effectiveness of each director.

In its review of directors, and its director nominees, the Board considers its composition, including its diversity, and the capabilities, areas of expertise, and experience of the Board, as well as the current and future business strategies and challenges and opportunities for the Company. These considerations have resulted in a change in Board leadership, the addition of five new independent directors over the past three years, and the appointment of a new Chief Executive Officer (also a director) in August 2020.

On February 17, 2022, the Board accepted the recommendation of the NESG Committee and unanimously resolved to nominate Paul J. Diaz, Heiner Dreismann, Ph.D., and Colleen F. Reitan for election at the Annual Meeting for a term to serve until the 2025 Annual Meeting of Stockholders, and until their successors have been elected and qualified, or until his or her earlier death, resignation, retirement or removal.

Set forth below in the table and biographies are the names of the persons nominated as directors and the directors whose terms do not expire this year and who will continue to serve as directors following the Annual Meeting, their ages as of April 14, 2022, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons currently hold directorships or have held directorships in the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion at the time of the filing of this proxy statement that each person listed below should serve as a director is set forth below for each individual director.

Name and Position	Age	Audit and Finance Committee	Compensation and Human Capital Committee	Nominating, Environmental, Social and Governance Committee	Research and Product Innovation Committee
S. Louise Phanstiel Chair of the Board of Directors	63
Paul J. Diaz President, Chief Executive Officer, Director	60
Heiner Dreismann, Ph.D. Director	68
Rashmi Kumar Director	52
Dennis H. Langer, M.D., J.D. Director	70
Lee N. Newcomer Director	70
Colleen F. Reitan Director	62
Daniel M. Skovronsky M.D., Ph.D. Director	48
Daniel K. Spiegelman Director	63

Audit and Finance Committee

Compensation and Human Capital Committee

Nominating, Environmental, Social and Governance Committee

Research and Product Innovation Committee

C	Committee Chair

The following is a brief biography of each of the persons nominated as directors and the directors whose terms do not expire this year and who will continue to serve as directors following the Annual Meeting.

S. Louise Phanstiel
Experience:

S. Louise Phanstiel, Chair of the Board of Directors, has been a director of Myriad since September 2009, and held several executive positions at Anthem, Inc., formerly WellPoint, Inc. from 1996 to 2007. She was President, Specialty Products, which included behavioral health services; Senior Vice President, Chief of Staff and Corporate Planning in the Office of the Chairman; and Chief Accounting Officer, Controller and Chief Financial Officer for all WellPoint, Inc. subsidiaries. Previously, Ms. Phanstiel was a partner at the international services firm PricewaterhouseCoopers, LLP, formerly Coopers & Lybrand, LLP where she specialized in insurance. Ms. Phanstiel's life science experience includes having previously served on the Board of Directors and Chair of the Audit Committees at publicly traded companies, Inveresk Research Group, Inc. and Verastem, Inc. Ms. Phanstiel is currently a member of the Board of Directors of Butterfly Network, Inc.

The Board of Directors has determined that Ms. Phanstiel should serve on the Board for the following reasons: She provides the Board with important expertise in the healthcare industry based on her extensive experience in several senior positions at WellPoint, Inc. This expertise is critical as we rely on healthcare third-party reimbursement for our molecular diagnostic testing services. Ms. Phanstiel also provides the Board with financial accounting, internal control and public company reporting expertise from her work at Coopers & Lybrand, LLP and as a Certified Public Accountant. In addition, she provides the Board with business, financial and investment expertise, as well as management expertise, resulting from managing and service as a director of publicly traded companies.

Age: 63
Director Since: 2009
Committees:

Paul J. Diaz
Experience:

Paul J. Diaz was appointed as the President and Chief Executive Officer, or CEO, of Myriad Genetics, Inc., and a member of the Board of Directors, effective August 13, 2020. Mr. Diaz was most recently a partner at Cressey & Company (2016-2020), a private investment firm headquartered in Chicago, Illinois, which currently manages over $3.0 billion in committed capital. Cressey & Company is a healthcare focused middle-market private equity firm with over 30 years of success investing in and helping to build high quality healthcare businesses. Mr. Diaz is the former president and CEO and vice chairman of Kindred Healthcare, Inc. (2002-2016) a Fortune 500 Company and one of the largest providers of healthcare services in the United States. At the time, Kindred had revenues of $7.2 billion, rehabilitation hospitals, sub-acute units, home health and hospice agencies and contract rehabilitation locations. For six years in a row, during his tenure as CEO, Kindred was ranked as one of the Most Admired healthcare companies in the U.S. by Fortune magazine. Mr. Diaz currently serves on the board of directors of DaVita (NYSE: DVA), and the board of trustees of Johns Hopkins Medicine (where he serves as chair of Johns Hopkins Healthcare). He was formerly on the board of directors of PharMerica Corporation (NYSE: PMC), and previously served on the board of the Federation of American Hospitals, and the Bloomberg School of Public Health at Johns Hopkins University. While CEO of Kindred, Mr. Diaz was a member of the Business Roundtable and the Wall Street Journal CEO Council. Modern Healthcare magazine named Mr. Diaz one of the 100 Most Influential People in Healthcare and named him one of the top 25 Minority Executives in Healthcare for numerous years. In addition, Hispanic magazine named Mr. Diaz one of the 25 Best Latinos in business in multiple years. Mr. Diaz earned a bachelor’s degree in Finance and Accounting from American University’s Kogod School of Business and a law degree from Georgetown University Law Center in Washington, D.C.

The Board of Directors has determined that Mr. Diaz should serve on the Board for the following reasons: He provides the Board with important business and managerial expertise from his 15 years at Kindred Healthcare, including specific expertise in managing healthcare service companies and business transformation. Furthermore, Mr. Diaz has extensive experience in private equity with healthcare companies, including businesses in the personalized medicine space. Furthermore, his background in finance and accounting and law provides unique insights to our business. Mr. Diaz also has a background serving on both public and private healthcare boards.
Age: 60
Director Since: 2020

Heiner Dreismann, Ph.D.
Experience:

Heiner Dreismann, Ph.D., joined as a Director of Myriad in June 2010. He had a successful career at the Roche Group from 1985 to 2006 where he held several senior positions, including President and CEO of Roche Molecular Systems, Head of Global Business Development for Roche Diagnostics and member of Roche’s Global Diagnostic Executive Committee. During the past five years, Dr. Dreismann served on the Board of Directors of Med BioGene, Inc., Genenews Limited, Interpace Diagnostics and Ignyta, Inc. He earned a M.S. degree in biology and his Ph.D. in microbiology/molecular biology (summa cum laude) from Westfaelische Wilhelms University (The University of Münster) in Germany.

The Board of Directors has determined that Dr. Dreismann should serve on the Board for the following reasons: He provides the Board with important business and managerial expertise from his more than 20 years at Roche, including specific expertise in developing and commercially launching diagnostic products. Furthermore, Dr. Dreismann has extensive experience in international markets, specifically in Europe, while he was CEO of Roche Molecular Systems, the international leader in molecular diagnostics, which is important as we seek to expand internationally. His scientific background and expertise also enable him to provide the Board with technical advice on product research and development. Dr. Dreismann has a diversified background in managing and serving as a director of several companies in the healthcare industry.
Age: 68
Director Since: 2010
Committees:

Rashmi Kumar
Experience:

Rashmi Kumar has been a Director of Myriad since September 2020. Currently, Ms. Kumar serves as Senior Vice President and Chief Information Officer – Global IT with Hewlett Packard Enterprise (HPE) in Houston. She is a seasoned technology leader with wide ranging experience in IT leadership, healthcare, consulting services, electric utilities, financial services, information technology, media & entertainment and steel industries. With more than 25 years of experience, Ms. Kumar’s primary areas of focus include Digital Transformation, AI/ML, Data & Analytics, strategic planning, Enterprise Architecture, and large-scale business process transformations. Ms. Kumar joined HPE in 2018 as VP Global IT to focus on Applications Operations, and Support, NGIT Program Build and Deployment, and technology leadership to enable HPE business to achieve transformation goals. Ms. Kumar has served as CIO and CTO for many Fortune 50 companies including McKesson, Southern California Edison, Toyota, HPE, and Tata Steel. Ms. Kumar earned a bachelor’s degree in Metallurgical Engineering from the Bihar Institute of Technology in Sindri, India. She also holds an MBA from the University of California, Irvine; Paul Merage School of Business. She is very passionate about the topic of equality and is executive sponsor for various ERG’s and sits on Diversity & Inclusion Steering committees.

The Board of Directors has determined that Ms. Kumar should serve on the Board for the following reasons: She provides the Board with important expertise in the healthcare industry based on her extensive experience at McKesson Corp. Ms. Kumar also has extensive experience in information technology management at leading companies across a diverse range of industries. This skill set is especially important as Myriad looks to upgrade its information technology systems relating to its customer interfaces. Ms. Kumar also has a strong scientific and engineering background providing expertise from a scientific and product development standpoint.
Age: 52
Director Since: 2020
Committees:

Dennis H. Langer, M.D., J.D.
Experience:

Dennis H. Langer, M.D., J.D., has been a Director of Myriad since May 2004. Dr. Langer has served as a Director of several public and private health care companies, and served in leadership roles in several pharmaceutical, biotechnology and diagnostic companies, including Chairman and Chief Executive Officer of AdvanDx, Inc. (2013-2014), Managing Partner of Phoenix IP Ventures, LLC (2005-2010), President, North America for Dr. Reddy’s Laboratories, Inc. (2004-2005), a Senior Vice President, R&D at GlaxoSmithKline and SmithKline Beecham (1994-2004), and Chief Executive Officer, Neose Technologies, Inc. (1991-1994). Dr. Langer also serves as a Director of Brooklyn ImmunoTherapeutics, Inc. (Nasdaq: BTX) and Quoin Pharmaceuticals, Ltd. (Nasdaq: QNRX), and during the past five years he served as a Director of Dicerna Pharmaceuticals, Inc. (Nasdaq: DRNA) and Pernix Therapeutics Holdings, Inc. (Nasdaq: PTX). Previously, Dr. Langer held R&D and marketing positions at Lilly, Abbott and Searle. Dr. Langer is a Clinical Professor, Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer received a J.D. from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University.

The Board of Directors has determined that Dr. Langer should serve on the Board for the following reasons: He provides the Board with important expertise in developing predictive, personalized and prognostic testing products, as well as experience in research and development which is critical to our development of molecular diagnostic testing services. As a board-certified psychiatrist with extensive experience in neuropsychiatric drug development, Dr. Langer provides the Board with expertise in developing and commercializing diagnostics for patients suffering from neuropsychiatric and other related conditions. Additionally, he provides management expertise from serving on several public company boards in the healthcare industry.

Age: 70
Director Since: 2004
Committees:

Lee Newcomer, M.D.
Experience:

Lee Newcomer, M.D., was appointed as a member of the Board of Directors in September 2019. Dr. Newcomer currently manages his own consulting business, Lee N. Newcomer Consulting, LLC, and previously held senior executive roles at United Healthcare including Senior Vice President for Oncology and Genetics, Chief Medical Officer and Senior Vice President of Health Policy and Strategy for UnitedHealth Group. Dr. Newcomer also worked for Vivius, Inc., a consumer directed health plan, holding the position of Executive Vice President and Chief Medical Officer. Dr. Newcomer received a Master’s Degree in Healthcare Administration & Management from the University of Wisconsin, Madison, an M.D. from the University of Nebraska, Omaha, and a B.S. from Nebraska Wesleyan University. Dr. Newcomer currently serves on the Board of Cellworks Group Inc., a private precision medicine company and Coherus BioSciences, Inc., a public biopharmaceutical company. He also served on the Board of Directors of Park Nicollet Health Systems, a hospital health care system with approximately 1,000 physicians and 400 beds, for ten years including two years as Chairman.

The Board of Directors has determined that Dr. Newcomer should serve on the Board for the following reasons: His extensive reimbursement and managed care experience will aid the Company in its efforts to expand reimbursement for its new innovative precision medicine tests. He provides the Board with expertise on the medical insurance industry based on his extensive experience in several senior positions at UnitedHealth Group, Inc. and CIGNA Corporation. Additionally, Dr. Newcomer’s medical background provides the Board with expertise in developing predictive, personalized and prognostic testing products. Furthermore, Dr. Newcomer brings extensive business management experience from his 28 years of work in the managed care and pharmaceutical industries.
Age: 70
Director Since: 2019
Committees:

Colleen F. Reitan
Experience:

Colleen F. Reitan was appointed as a member of the Board of Directors in September 2019. Ms. Reitan previously held numerous senior leadership positions at Health Care Services Corporation (HCSC) including most recently as the Executive Vice President and President of Plan Operations and as the Chief Operating Officer. Prior to working at HCSC, Ms. Reitan held numerous senior management positions at Blue Cross and Blue Shield of Minnesota including President and Chief Operating Officer. In aggregate, Ms. Reitan has over 35 years of experience in the managed care industry. Ms. Reitan holds a B.A. from Minnesota State University at Mankato and a M.S. in Health Care Administration from the University of Minnesota-Twin Cities. She currently serves on the board of Alnylam Pharmaceuticals, Inc.

The Board of Directors has determined that Ms. Reitan should serve on the Board for the following reasons: Her extensive reimbursement and managed care experience will aid the Company in its efforts to expand reimbursement for its new innovative precision medicine tests. Furthermore, she provides the Board with important expertise on the medical insurance industry based on her extensive experience in several senior positions at Health Care Services Corporation and Blue Cross and Blue Shield of Minnesota. In addition, she provides the Board with management expertise, resulting from managing private companies and serving as a director of a publicly-traded company.

Age: 62
Director Since: 2019
Committees:

Daniel M. Skovronsky, M.D., Ph.D.
Experience:

Daniel M. Skovronsky, M.D., Ph.D., joined the Company as a Director in July 2020. Currently, he serves as Chief Science Officer and President of Lilly Research Laboratories at Eli Lilly and Company. Previously, he was Chief Executive Officer of Avid Radiopharmaceuticals Inc., a company he founded in 2004. Dr. Skovronsky earned his M.D. from the Perelman School of Medicine, University of Pennsylvania, his Ph.D. in neuroscience from University of Pennsylvania and a B.S. in molecular biophysics and biochemistry from Yale University.

The Board of Directors has determined that Dr. Skovronsky should serve on the Board for the following reasons: His medical and scientific background provides the Board with expertise in developing predictive, personalized, and prognostic testing products. Dr. Skovronsky provides the Board with business and management expertise from several senior positions at a major pharmaceutical company, including expertise in research and development, which is critical to our development of molecular diagnostic testing services. Dr. Skovronsky's background as a neuropathologist with extensive experience in neuroscience provides the Board with expertise in developing and commercializing diagnostics for patients suffering from neuropsychiatric and other medical conditions.

Age: 48
Director Since: 2020
Committees:

Daniel K. Spiegelman
Experience:

Daniel K. Spiegelman has been a Director of the Company since May 2020. Most recently, he served as Executive Vice President and Chief Financial Officer at BioMarin Pharmaceuticals, Inc. Prior to that, he held several roles, including Senior Vice President and Chief Financial Officer of CV Therapeutics and Treasurer at Genentech, Inc. He is currently a member of the Board of Directors of Jiya Acquisition Corp., a public biopharmaceutical special purpose acquisition company, Opthea Limited, a public biotechnology company, and Spruce Biosciences, Inc., a public biopharmaceutical company. Mr. Spiegelman also serves on the Board of Directors of Tizona Therapeutics, Inc., a private pharmaceutical company, Maze Therapeutics, a private biotechnology company, and Kyverna Therapeutics, a private biotechnology company. He previously served on the Board of Directors of Cascadian Therapeutics, Inc., Rapidscan Pharma Solutions and Relypsa, Inc. Mr. Spiegelman received a B.A. degree from Stanford University and a M.B.A. from the Stanford Graduate School of Business.

The Board of Directors has determined that Mr. Spiegelman should serve on the Board for the following reasons: He provides the Board with important expertise in the healthcare industry based on his extensive experience in several senior positions at major pharmaceutical companies. Mr. Spiegelman also provides the Board with financial accounting, internal control and public company reporting expertise from his work as Chief Financial Officer of multiple public companies. In addition, he provides the Board with business, financial and investment expertise, as well as management expertise, resulting from managing and service as a director of a private pharmaceutical company.
Age: 63
Director Since: 2020
Committees:

Board of Director Qualifications, Expertise, and Attributes

Below are charts showing board diversity, the age range of our directors, director independence, and the average tenure of our directors.

Director Capability Definitions

Board Diversity – Representation of gender, ethnic, cultural, or other perspectives that expand the Board’s understanding of the needs and viewpoints of our patients, physician partners, employees, governments, and other stakeholders.

Financial – Experience leading or managing the financial function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting. Experience or expertise in financial accounting and reporting processes or the financial management of a major organization.

Leadership – Experience leading a significant enterprise, resulting in a practical understanding of organizations, processes, strategic planning, and risk management. Demonstrated strengths in developing talent, planning succession, and driving change and long-term growth.

Healthcare Industry – Experience with and understanding of complex issues within the health care industry.

Diagnostics Industry – Experience with complex issues involving the development and distribution of diagnostic tests, providing test results and interpretation, providing clinical laboratory services, and developing and supplying molecular diagnostics, instrumentation equipment, and consumable materials.

Research and Development – Experience and expertise in new product development and life cycle management, resulting in the successful introduction of innovative products and services that satisfy unmet medical needs and contribute to the Company’s profits. Expertise in designing and implementing clinical trials and in research methods used to evaluate and demonstrate improvements in health and cost outcomes. Expertise in assessing the medical and/or commercial implications for improving health and cost outcome.

Technology – A significant background working in technology, resulting in knowledge of how to anticipate technological trends including digital solutions, generate disruptive innovation and extend or create new business models. Significant expertise and experience in leading technology functions of an enterprise.

Public Company Governance – Experience as a board member of other publicly traded companies.

Director Capability Matrix

	Board Diversity	Financial	Leadership	Healthcare Industry	Diagnostic Industry	Research and Development	Technology	Public Company Governance
S. Louise Phanstiel	✓	✓	✓	✓				✓
Chair of the Board
Paul J. Diaz CEO	✓	✓	✓	✓				✓
Heiner Dreismann Ph.D.			✓	✓	✓	✓	✓
Director
Rashmi Kumar Director	✓		✓	✓			✓
Dennis Langer M.D., J.D.		✓	✓	✓	✓	✓		✓
Director
Lee N. Newcomer M.D.			✓	✓	✓	✓
Director
Colleen F. Reitan Director	✓	✓	✓	✓			✓	✓
Dan Skovronsky, M.D. Ph.D.			✓	✓	✓	✓
Director
Daniel K. Spiegelman		✓	✓	✓				✓
Director

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (as of April 14, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	-	-
Number of Directors who Identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did not Disclose Demographic Background	-	-	-	-

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with Myriad, either directly or indirectly. Based on this review, the Board has determined that the following members of the Board are ‘‘independent directors’’ as defined by The Nasdaq Stock Market LLC (‘‘Nasdaq’’): Dr. Dreismann, Ms. Kumar, Dr. Langer, Dr. Newcomer, Ms. Phanstiel, Ms. Reitan, Dr. Skovronsky, and Mr. Spiegelman.

Leadership Structure of the Board

The Board does not have a policy regarding the separation of the roles of Chair of the Board and Chief Executive Officer because the Board believes that it is in our best interests to make that determination based on the position and direction of the Company and the membership of the Board. However, at this time, and since our inception, the Board has determined that having an independent director serve as Chair of the Board is in the best interests of our stockholders. Thus, the roles of Chair of the Board and Chief Executive Officer are separated. This structure enables a greater role for the independent directors in the oversight of the Company and their active participation in setting agendas and establishing Board policies, priorities and procedures. This structure also allows the Chief Executive Officer to focus on the management of our day-to-day operations.

Board’s Role in the Oversight of Risk Management

The Board has an active role, directly and through its committees, in the oversight of our risk management efforts. The Board carries out this oversight role through several levels of review. It regularly reviews and discusses with members of management information regarding the management of risks inherent in the operations of our businesses and the implementation of our strategic plan, including our risk mitigation efforts.

Each of the Board’s committees also oversees the management of risks that are under each committee’s areas of responsibility. For example, the AFC oversees management of accounting, auditing, external reporting, internal controls, cash investment risks, and our compliance policies.

The NESG Committee oversees the Company’s Code of Conduct, conflicts of interest, director independence and corporate governance policies. It is also charged with regularly reviewing, evaluating, and making recommendations to the Board and management on our ESG strategies, practices, and initiatives. The CHCC oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Board’s Consideration of Diversity

The Board and the NESG Committee do not have a formal policy with respect to the consideration of diversity in identifying nominees for director positions. However, the Board and the NESG Committee strive to nominate individuals with a variety of diverse backgrounds, skills, qualifications, attributes and experience such that the Board, as a group, will possess the appropriate expertise, talent and skills to fulfill its responsibilities to manage the Company in the long-term interests of the stockholders.

Board’s Disclosure of Third-Party Director and Nominee Compensation

No member of the Board has any agreement or arrangement with any person or entity other than the Company relating to compensation or other payment in connection with the director’s service as a director of the Company.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the year ended December 31, 2021, there were 11 meetings of the Board. No director attended fewer than 75 percent of the total number of meetings of the Board and of each committee of the Board on which he or she served during the 2021 fiscal year. The Board has adopted a policy under which each member is encouraged, but not required to attend each annual meeting of stockholders. All members of the Board at the time of our 2021 Annual Meeting of Stockholders attended the meeting.

Audit and Finance Committee. The AFC met nine times during the 2021 fiscal year. This committee currently has five members: Mr. Spiegelman (Chair), Ms. Kumar, Dr. Langer, Ms. Phanstiel, and Ms. Reitan. The AFC’s roles and responsibilities are set forth in its written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the AFC reviews annual financial statements; considers matters relating to accounting policy and internal controls; reviews the scope of annual audits; and monitors our processes for compliance with laws, regulations and our Code of Conduct. Our Board has determined that all members of the AFC satisfy the current independence standards promulgated by the SEC and by Nasdaq, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Spiegelman and Ms. Phanstiel are each an ‘‘audit committee financial expert,’’ as the SEC has defined that term in Item 407 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. A copy of the AFC’s written charter is publicly available on the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance.

Please also see the report of the AFC set forth elsewhere in this proxy statement.

Compensation and Human Capital Committee. The CHCC met five times during the 2021 fiscal year. This committee currently has four members: Dr. Dreismann (Chair), Dr. Newcomer, Ms. Phanstiel, and Dr. Skovronsky. The CHCC’s role and responsibilities are set forth in its written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. The CHCC also is responsible for evaluating and determining the compensation of our Chief Executive Officer and conducts its decision-making process with respect to that issue without the Chief Executive Officer present. The Board has determined that all members of the CHCC qualify as independent under the definition promulgated by Nasdaq.

The CHCC is charged with establishing a compensation policy for our executive officers and directors that is designed to attract and retain qualified executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our CHCC is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The CHCC meets at least two times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of these matters, the CHCC may delegate any of the powers given to it to a subcommittee. A copy of the CHCC’s written charter is publicly available on the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers is included below in the section entitled ‘‘Compensation Discussion and Analysis.’’ The CHCC has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its duties. For purposes of executive compensation determinations, the CHCC retained an independent compensation consultant, Mercer, LLC (‘‘Mercer’’), which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., to update our peer group of companies and provide competitive market data on the salaries and short-term and long-term incentive compensation of executive officers at comparable companies within our industry. Mercer has also been engaged to provide the CHCC an analysis of, and recommendations for, annual salary compensation, short-term incentive compensation, and long-term incentive compensation for our Chief Executive Officer and other executive officers. Mercer performs services solely on behalf of the CHCC and has no relationship with Myriad or its management except as may relate to performing such services. The CHCC has assessed the independence of Mercer pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Mercer from independently representing the CHCC.

Please also see the report of the CHCC set forth elsewhere in this proxy statement.

Compensation and Human Capital Committee Interlocks and Insider Participation. No member of our CHCC has at any time been an employee of the Company. None of our executive officers is a member of the CHCC, nor do any of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or CHCC.

Nominating, Environmental, Social and Governance Committee. Our NESG Committee met five times during the 2021 fiscal year. This committee currently has four members: Ms. Reitan (Chair), Ms. Kumar, Dr. Langer, and Ms. Phanstiel. This committee’s role and responsibilities are set forth in the NESG Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, identifying and evaluating potential candidates and recommending the director nominees for election, developing and recommending corporate governance guidelines applicable to the Board, and reviewing and approving potential or actual conflicts of interest between our executive officers or members of the Board. The NESG Committee also oversees the annual Board performance evaluations, which may be submitted anonymously at the discretion of the director concerned. The NESG Committee is responsible for regularly reviewing, evaluating and making recommendations to the Board and management on our ESG strategies, practices, and initiatives. In adding new directors to the Board, the NESG Committee may engage a nationally recognized search firm to identify and help evaluate candidates. This process helps attract qualified and independent directors, as shown in the recent additions to the Board.

If a stockholder wishes to nominate a candidate for director who is not included in our proxy statement, the stockholder must follow the procedures described in our Restated By-Laws and in ‘‘Stockholder Proposals and Nominations for Director’’ section at the end of this proxy statement.

In addition, under our current corporate governance policies, the NESG Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the NESG Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment; business and professional skills and experience; independence; knowledge of the industry in which we operate; possible conflicts of interest; the extent to which the candidate would fill a present need on the Board; and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration by the NESG Committee under our corporate governance policies, for each annual meeting, the Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of common stock for at least one year. All stockholder recommendations for proposed director nominees must be made in writing to the NESG Committee, care of Myriad’s Secretary at 320 Wakara Way, Salt Lake City, Utah 84108, and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s Annual Meeting. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•The name, address and telephone number of the recommending stockholder;

•The number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•If the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively, the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•A statement from the recommending stockholder as to the good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•The information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•A description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•A description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

•The contact information for the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board and to the governance of Myriad and must state whether, in the stockholder’s view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Myriad. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the NESG Committee and interviewed if the NESG Committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the NESG Committee may consider all factors it deems relevant, including the following threshold criteria:

•Candidates should possess the highest personal and professional standards of integrity and ethical values;

•Candidates must be committed to promoting and enhancing the long-term value of Myriad for its stockholders;

•Candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Myriad;

•Candidates must have demonstrated achievements in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•Candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Myriad, including governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•Candidates must have, and be prepared to devote, adequate time to the Board and its committees.

In addition, the NESG Committee will take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by Nasdaq.

A copy of the NESG Committee’s written charter is publicly available on the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance.

The descriptions of our corporate governance policies contained in this proxy statement are qualified in their entirety and subject to the terms of such policies as modified by the Board from time to time. The following corporate governance documents are publicly available on the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance:

•Policy on Annual Shareholder Meeting Attendance by Directors;

•Policy on Security Holder Communications with Directors;

•Policy on Security Holder Recommendation of Candidates for Election as Directors;

•Procedures for Security Holders Submitting Nominating Recommendations;

•Policy Regarding Qualifications of Directors;

•Policy on New Director Orientation;

•Policy on Continuing Education for the Board;

•Policy on Related Person Transactions;

•Director and Executive Officer Stock Ownership Guidelines;

•Policy on Incentive Compensation Repayment;

•Corporate Governance Principles;

•Corporate Code of Conduct;

•Nominating, Environmental, Social and Governance Committee Charter;

•Audit and Finance Committee Charter;

•Compensation and Human Capital Committee Charter; and

•Research and Product Innovation Committee Charter.

Research and Product Innovation Committee. Our Research and Product Innovation Committee (or "RPIC") met five times in the 2021 fiscal year. This committee currently has four members: Dr. Newcomer (chair), Dr. Dreismann, Dr. Skovronsky, and Mr. Spiegelman. The committee’s roles and responsibilities are set forth in the RPIC’s written charter and include advising and consulting with senior management on a broad range of strategic and product development initiatives and making recommendations to the Board regarding such opportunities. A copy of the RPIC’s written charter is publicly available on the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (801) 505-5067. However, any stockholder who wishes to address questions regarding our business directly with the Board, or any individual director, should send his or her questions in writing to the Chair of the Board or a designated member of the Board at 320 Wakara Way, Salt Lake City, Utah 84108. Communications will be distributed to the Board, to the NESG Committee, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•Junk mail and mass mailings;

•Resumes and other forms of job inquiry;

•Surveys; and

•Solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is excluded will be made available to any outside director upon request.

Executive Officers

The following table sets forth the name, age (as of April 14, 2022) and position of each of our current executive officers. Unless indicated otherwise, general references to ‘‘executive officers’’ throughout this proxy statement refer to the following officers:

Name	Age	Position
Paul J. Diaz	60	President and Chief Executive Officer and Director
Margaret Ancona	52	Senior Vice President, Enterprise Transformation and Program Management Office
Kevin R. Haas	37	Chief Technology Officer
Jayne B. Hart	61	Chief People Officer
Nicole Lambert (1)	48	Chief Operating Officer
Dale Muzzey (2)	42	Chief Scientific Officer
R. Bryan Riggsbee	51	Chief Financial Officer and Treasurer
Eric Santa (3)	44	Chief Growth Officer
Mark Verratti (4)	53	Chief Commercial Officer
Pamela Wong	54	Chief Legal Officer
(1) Ms. Lambert was appointed Chief Operating Officer on January 1, 2022. During fiscal year 2021, she served as Group President, Myriad Women's Health, Oncology, and International.
(2) Mr. Muzzey was promoted to Chief Scientific Officer on April 14, 2022.
(3) Mr. Santa tendered his resignation to the Company on April 4, 2022, effective April 26, 2022.
(3) Mr. Verratti was promoted to Chief Commercial Officer on April 14, 2022. Mr. Verratti served as Group President of Myriad Neuroscience and Myriad Autoimmune until the sale of our Autoimmune business on September 13, 2021, following which he served as President of Myriad Neuroscience or President, Mental Health until his appointment as Chief Commercial Officer.

Paul J. Diaz
President and Chief Executive Officer
Paul J. Diaz. Please see biography above under ‘‘Management and Corporate Governance—The Board of Directors.’’
Age: 60

Margaret Ancona
Senior Vice President, Enterprise Transformation and Program Management Office

Maggie Ancona joined Myriad in January 2021. Previously, she led Global Transformation and Program Management at Hewlett Packard (HP) and Dell Technologies where she oversaw business transformation strategy, executed large-scale programs and cost management efforts, while retooling digital infrastructure for the future. Mrs. Ancona received a Bachelor’s degree in English from the University of San Francisco.
Age: 52

Kevin R. Haas
Chief Technology Officer

Kevin R. Haas joined Myriad in May 2013. Previously, he was Senior Vice President of Technology and Senior Vice President of Engineering at Myriad and Vice President of Bioinformatics and Senior Director of Bioinformatics at Myriad Women's Health. Dr. Haas previously served on the Board of Directors and as vice president for USA Triathlon, the non-profit national governing body for the sport. Dr. Haas received a B.S. from University of Wisconsin-Madison and a Ph.D. in Chemical Engineering from University of California-Berkeley, where he worked on molecular simulation and machine learning to study protein dynamics from single molecule fluoresce. He has co-authored 16 peer reviewed publications and nine patent applications.
Age: 37

Jayne B. Hart
Chief People Officer

Jayne B. Hart joined Myriad in May 2011. She has more than twenty years of professional experience in the human resources field. Prior to joining Myriad, Ms. Hart served as vice president of human resources at LANDesk Software, a global software company. Before that, she was vice president of human resources for 360networks, a wholesale telecommunications company, and at AT&T Wireless, a global telecommunications company, where she began her career.
Age: 61

Nicole Lambert
Chief Operating Officer

Nicole Lambert is Chief Operating Officer of Myriad Genetics, promoted in December 2021. She joined Myriad in June 2001, and continues to serve as Group President of Myriad Oncology, Women's Health, and International businesses. Previously, she served as General Manager for the Oncology and Urology business units and Vice President of Dermatology. Prior to joining Myriad, she was a genetic counselor at LabCorp. Ms. Lambert received her Bachelor’s degree in Biology and Sociology from Boston College and earned her Master’s degree in Genetic Counseling from Mt. Sinai School of Medicine at New York University. She currently serves as a member of the Board of Directors of Arcus Biosciences (NYSE: RCUS).
Age: 48

Dale Muzzey
Chief Scientific Officer

Dale Muzzey was appointed Chief Scientific Officer of Myriad in April 2022. Previously, he served at Myriad as Interim Chief Scientific Officer and Senior Vice President, R&D from January 2022 to April 2022, Vice President, Bioinformatics, from October 2019 to December 2021, and Senior Director, Clinical Development from August 2018 to September 2019. From April 2014 to July 2018, Dr. Muzzey also served in a number of positions of increasing responsibility at Myriad Women's Health, including Director, Scientific Affairs, Staff Scientist, Computational Biology, Senior Scientist, and Computational Scientist I. Dr. Muzzey received a Bachelor of Arts degree in Biochemical Sciences and a Ph.D. in Biophysics from Harvard University.
Age: 42

R. Bryan Riggsbee
Chief Financial Officer and Treasurer

Bryan Riggsbee, Chief Financial Officer, joined Myriad Genetics in October 2014. He previously served for ten years with Laboratory Corporation of America (LabCorp), where his most recent position was as Senior Vice President of Corporate Finance with responsibility for the financial planning and analysis and treasury functions. Prior to LabCorp, Mr. Riggsbee served in various finance roles with General Electric and began his career in the audit division of KPMG. He received a B.A. in Accounting from North Carolina State University, a B.A. in political science from the University of North Carolina at Chapel Hill, and an M.B.A. from Northwestern University. Mr. Riggsbee is a Certified Public Accountant licensed in the State of North Carolina.
Age: 51

Eric Santa
Chief Growth Officer

Eric Santa joined Myriad as Chief Growth Officer in April 2021. Mr. Santa previously served as Chief Revenue Officer of Rally Health, Inc., a division of Optum within UnitedHealth Group, where he spearheaded consumer digital health strategies and led key business functions including sales for payer, provider, and employer markets. Prior to his leadership role at Rally, he held several other strategy and leadership positions at Optum, The Boston Consulting Group, and The Blue Cross and Blue Shield Association. Mr. Santa earned a Bachelor’s degree in Economics from Purdue University and a Master’s degree in Business Administration from The Kellogg School at Northwestern University.
Age: 44

Mark Verratti
Chief Commercial Officer

Mark Verratti was promoted to Chief Commercial Officer on April 14, 2022. He previously served as President, Mental Health or President, Myriad Neuroscience from August 2017 to April 2022, and as President of Myriad Autoimmune from May 2020 until the sale of the Myriad Autoimmune business in September 2021. Prior to his appointment as President, Myriad Neuroscience, he served as SVP, Chief Sales and Business Development officer at Assurex since January 2016.

Mr. Verratti also held senior leadership positions worldwide with Cyberonics (now known as LivaNova) from 2005-2016, and earlier with Forest Pharmaceuticals where he led commercial teams with revenues approaching $500 million dollars. He received a B.S. in Life Sciences with a minor in Physiology from The Pennsylvania State University.

Age: 53

Pamela Wong
Chief Legal Officer
Pamela Wong, Chief Legal Officer, joined Myriad Genetics in October 2021. She leads the company’s legal function, including support and counsel for all legal affairs, intellectual property, patent protection, mergers and acquisitions, litigation, regulatory and quality assurance, compliance, and government affairs. She previously served 14 years at Quest Diagnostics, most recently as its assistant general counsel. Prior to Quest, she worked eight years at Baker-McKenzie where she was an intellectual property partner, and at Pillsbury Winthrop Shaw Pittman LLP. Ms. Wong holds a B.S. degree from the University of California-Berkeley, a Ph.D. from Florida State University-Tallahassee, and a J.D. from the University of San Diego.

Age: 54

We have entered into standard employment agreements with each of the above executive officers. For each such officer, we have also entered into our standard Severance and Change in Control Agreements, which are described elsewhere in the proxy statement under the caption ‘‘Executive Compensation—Potential Payments Upon Termination or Change-in-Control and 2021 Fiscal Year Grants of Plan-Based Awards Table.’’

Compensation Discussion and Analysis

Executive Summary

Overview

We are a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. We provide insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. We discover and commercialize genetic tests that determine the risk of developing disease, assess the risk of disease progression, or guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower health care costs. Our compensation programs are designed to support our mission and business strategy, with the primary objectives of attracting and retaining executive talent, motivating our executive officers through pay-for-performance metrics to enhance our growth and profitability, and increasing long-term stockholder value.

This proxy statement reports on compensation paid or accrued during the year ended December 31, 2021 (the "2021 fiscal year") and certain elements of compensation to be paid under our fiscal year 2022 compensation program. References made to the "2020 transition period" refer to the six-month transition period in the second half of calendar year 2020. Effective January 1, 2021, the Company transitioned from a fiscal year from July 1 to June 30 to a calendar year fiscal year. Our named executive officers ("NEOs") for the 2021 fiscal year are:

Name	Title
Paul J. Diaz	President and Chief Executive Officer
R. Bryan Riggsbee	Chief Financial Officer and Treasurer
Jerry S. Lanchbury, Ph.D.	Former Chief Scientific Officer (1)
Nicole Lambert	Chief Operating Officer (2)
Mark Verratti	Chief Commercial Officer (3)
(1) Dr. Lanchbury resigned from his role as Chief Scientific Officer on January 14, 2022.
(2) Ms. Lambert was appointed Chief Operating Officer on January 1, 2022. During fiscal year 2021, she served as Group President, Myriad Women's Health, Oncology, and International.
(3) Mr. Verratti was promoted to Chief Commercial Officer on April 14, 2022. Previously, Mr. Verratti served as Group President of Myriad Neuroscience and Myriad Autoimmune until the sale of our Autoimmune business on September 13, 2021, following which he served as President of Myriad Neuroscience or President, Mental Health until his appointment as Chief Commercial Officer.

During fiscal year 2021 and continuing into fiscal year 2022, the three principal components of our compensation program for executive officers are:

•Annual base salary;

•Short-term incentive compensation in the form of an annual cash incentive bonus; and

•Long-term incentive compensation in the form of (a) restricted stock units subject to time-based vesting (RSUs) and (b) performance-based restricted stock units subject to vesting upon meeting certain performance metrics (PSUs).

We believe that these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to our executive officers to drive our performance, success, and long-term growth. Our compensation program seeks to align compensation with Company performance and reward our executive officers for their contribution to our growth, profitability, increased stockholder value, and employee engagement through the recognition of individual leadership, initiatives, achievements, and other contributions. For short-term cash bonuses for our executive officers for the 2021 fiscal year, our CHCC approved Company performance metrics as well as individual management business objectives (“MBOs”), which consist of goals tailored to each executive officer. The short-term cash bonus component of our executive officers' compensation was balanced among the following:

•Two financial performance metrics: revenue and adjusted operating income;

•Engagement score: a non-financial quantitative metric designed to support our efforts to retain employees and improve employee engagement; and

•Individual MBOs.

The relative weighing of the financial performance metrics, engagement score, and individual MBOs varied among executive officers, with greater weight generally given to the financial performance metrics. Financial performance metrics represented between 50-70% of an executive officer's total score, engagement score represented 10% of an executive officer's total score (other than for our Chief People Officer, whose engagement score represented 15% of her total score), and individual MBOs accounted for the remaining 20-40%, as noted in the following illustration.

Payout Percentage of Financial Performance Metrics (50-70% of Cash Bonus)
+
Payout Percentage of Engagement Score (10% of Cash Bonus)
+
Payout Percentage of Individual MBOs (20-40% of Cash Bonus)
Annual Base Salary
Target Cash Bonus %
2021 Fiscal Year Cash Bonus

Long-term incentives were also based in part on the Company’s performance as measured by certain financial performance metrics set by the CHCC, as shown in the following illustration. For the 2021 fiscal year, our executive officers' equity grants consisted of 50% RSUs and 50% PSUs, with adjusted earnings per share (EPS) and relative total stockholder return performance metrics determining the ultimate number of PSUs awarded.

50% of Equity Grant	50% of Equity Grant

RSUs	PSUs

•Number of RSUs granted is fixed at the grant date by the CHCC •Time-based vesting over four years (25% each year)
•Target number of PSUs is set at the grant date by the CHCC
•Actual number of units granted is subject to Company performance based on adjusted EPS and relative total stockholder return targets during a one-year measurement period
•Vests over four years (25% each year)

In March 2022, the CHCC modified our long-term incentive program beginning with fiscal year 2022. While equity awards granted to our executive officers in fiscal year 2022 continued to be comprised of 50% RSUs and 50% PSUs, the CHCC added revenue as a third performance metric to the PSU awards. The PSUs granted in March 2022 are now subject to three performance metrics: revenue (34% weighting), adjusted earnings per share (33% weighting), and relative total stockholder return (33% weighting). In addition, unlike PSUs granted under our 2021 long-term incentive program, which had a measurement period of one-year, with vesting over four years (25% each year), the CHCC modified the long-term incentive program to provide for a measurement period over a three-year period: January 1, 2022 to December 31, 2024. Additionally, the CHCC adjusted the vesting period for the PSUs such that they fully vest on the three-year anniversary of the grant date. The CHCC modified the measurement period and vesting schedule for these PSUs to incentivize our executive officers to focus more on the Company's long-term goals and performance.

2021 Fiscal Year Performance

For the 2021 fiscal year, our revenues increased 24% from the 12 months ended December 31, 2020 to $690.6 million. Diluted GAAP loss per share was ($0.35) and non-GAAP adjusted earnings per share was $0.02, which increased relative to the 12 months ended December 31, 2020 by $2.64 and $0.68, respectively. Excluding revenue from the divested businesses, revenue increased 34% year over year. Despite continued impacts from the COVID-19 pandemic and inflation, we improved our annual results and took meaningful steps to fulfill our mission and execute our strategic transformation and growth plan.

We ended the 2021 fiscal year with approximately $398.8 million in cash, cash equivalents, and marketable investment securities. We plan to continue to exercise a balanced approach to capital deployment, including investing for future growth and engaging in strategic acquisitions and partnerships as well as other business development activities.

An explanation of the adjustments to our GAAP financial measures used in this proxy statement and a reconciliation of the adjusted financial measures to the comparable GAAP financial measures are included in Appendix A to this proxy statement.

Focusing on our longer-term growth, over the past five years, our revenue has declined at a compound annual rate of 1% since fiscal year 2017. Much of the decline in fiscal year 2021 compared to fiscal years 2017, 2018 and 2019 is attributable to the global pandemic but the decline is also attributable to reductions in hereditary cancer revenue as a result of competition following the loss of our patents related to hereditary cancer testing in fiscal year 2013 and the divestiture of our Autoimmune business, Myriad RBM, Inc., and our myPath business during fiscal year 2021. Going forward, we believe the Company is better positioned to focus on our core competencies and return to sustained revenue growth given increasing stability in hereditary cancer revenues, continued growth from our existing products, and the introduction of new products. The following table shows the Company's total revenue in millions for fiscal years 2017 through 2020, for the six-month transition period ended December 31, 2020, and fiscal year 2021.

Over the past five years, we experienced a (2)% annual stockholder return on our stock price versus a 24% return for the Nasdaq composite index (IXIC) and a 12% return for the Nasdaq Health Care Index (IXHC) reflecting the increased competition we are facing in the market. However, during fiscal year 2021, we experienced a 39.8% stockholder return on our stock price versus a 22.1% return for the IXIC, and a (2.9%) return for the IXHC. We included the IXHC in our stock performance chart because the IXIC is comprised of companies which also operate in the healthcare industry. We caution that historical stock price performance, including the stock price performance shown in the chart below, is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our common stock.

In addition to our financial results during the 2021 fiscal year, we also achieved the following progress in our business units:

Women’s Health

•Hereditary Cancer

•Revenue from our Hereditary Cancer products (MyRisk, BRACAnalysis®, BRACAnalysis CDx) increased 5% compared to the 12 months ended December 31, 2020.

•During fiscal year 2021, we launched MyRisk Hereditary Cancer test with RiskScore for all ancestries, which provides a personalized five-year and lifetime breast cancer risk assessment for all women, regardless of ancestry – the first of its kind.

•Prenatal

•Revenue from our prenatal products (Myriad Foresight® Carrier Screen and Myriad Prequel® Prenatal Screen) increased 43% compared to the 12 months ended December 31, 2020.

•We continue to see increasing volumes from our Prequel noninvasive prenatal screening test that includes our proprietary AMPLIFY® technology, which significantly enhances the test's performance and works to reduce test failure rates so that patients may avoid unnecessary invasive procedures.

Oncology

•Hereditary Cancer

•Revenue from our Hereditary Cancer products (MyRisk, BRACAnalysis, BRACAnalysis CDx) increased 17% compared to the 12 months ended December 31, 2020.

•As noted above, during fiscal year 2021, we launched MyRisk Hereditary Cancer test with RiskScore for all ancestries.

•Tumor Profiling

•Revenue from our Tumor Profiling products (myChoice CDx, Prolaris®, EndoPredict®) increased 108% compared to the 12 months ended December 31, 2020.

•In March 2022, we launched Precise Oncology Solutions, a comprehensive offering designed to help oncologists determine the most effective and personalized treatment plan for individual patients. The new suite of solutions combines germline testing, tumor profiling and companion diagnostic options, including Homologous Recombination Deficiency (HRD) testing. The suite of solutions includes our new Precise Tumor Molecular Profile Test, developed in collaboration with Intermountain Precision Genomics and Illumina, our MyRisk Hereditary Cancer Test and our two companion diagnostic tests, MyChoice CDx and BRACAnalysis CDx.

•A new study in Genitourinary Cancer demonstrated that the Prolaris test can accurately predict which patients will benefit from multi-modality therapy. Using the newly established threshold, an estimated 27% of men with newly diagnosed high-risk disease and 73% with unfavorable intermediate-risk disease could avoid multimodality therapy.

•Received new reimbursement for the myChoice® diagnostic system in Japan, effective January 1, 2021.

Mental Health

•GeneSight

◦Revenue from our GeneSight psychotropic test increased 60% compared to the 12 months ended December 31, 2020.

◦The journal Psychiatry Research published a new analysis of our GeneSight Psychotropic test in its February 2022 edition. The study shows the combinatorial approach used by GeneSight exceeds the effectiveness of single-gene testing at predicting sertraline metabolism in patients with major depressive disorder.

◦A February 2021 publication in Psychiatry Research demonstrated that the GeneSight combinatorial test was superior to single gene testing using the Clinical Pharmacogenetics Implementation Consortium (CPIC) guidelines. In a sub-analysis using the GUIDED study data, only the GeneSight combinatorial approach was able to accurately predict variations in outcomes for patients with depression and statistically significantly predicted remission, response, and symptom improvement.

◦Our Mental Health business successfully implemented its ongoing commercial transformation with the rightsizing of its field sales force, growing its inside sales force, and executing a robust digital marketing plan to meet patients and clinicians where they are searching for mental health treatments online.
Other

•Divestitures

◦In connection with our transformation plan, we completed the sale of Myriad myPath, LLC, which owns the laboratory that offers the myPath Melanoma test on May 28, 2021, and the sale of Myriad RBM, Inc., which specializes in laboratory services for clinical research for the pharmaceutical industry, on July 1, 2021. We also completed the sale of our Autoimmune Vectra testing business on September 13, 2021.

Please see the CEO Letter above for additional information about our fiscal year 2021 business performance.

Named Executive Officer Pay at a Glance

To ensure that the interests of our NEOs are aligned with those of our stockholders, the CHCC has designed our executive compensation program to include a substantial majority of pay that is at-risk. At-risk pay may be cash-based, equity-based, or both. The charts below show that the target compensation opportunities for our NEOs are heavily weighted towards variable at-risk pay elements that are only earned based on achievement of performance goals or through continued employment with us.

* This chart reflects the 2021 fiscal year target compensation of Mr. Diaz, our President and Chief Executive Officer. Percentages shown are approximate.

** This chart reflects the aggregate 2021 fiscal year target compensation of Mr. Riggsbee, Dr. Lanchbury, Ms. Lambert and Mr. Verratti. It does not include the one-time grant of 10,000 RSUs awarded to each of Mr. Verratti and Ms. Lambert on September 21, 2021 and December 8, 2021, respectively. The percentage for each category is calculated by dividing (i) the sum of the 2021 fiscal year target compensation for the four NEOs for such category by (ii) the aggregate 2021 fiscal year target compensation of the four NEOs for all categories. Percentages shown are approximate.

Say-on-Pay Results

At our last Annual Meeting of Stockholders in June 2021, we held a stockholder advisory vote on the compensation of our NEOs as disclosed in our 2021 proxy statement. This is generally referred to as a ‘‘Say-on-Pay’’ vote. Our stockholders approved the compensation of our NEOs with 97% of the votes cast in favor of our Say-on-Pay resolution at our Annual Meeting of Stockholders on June 3, 2021. Notwithstanding this high approval percentage, we continue our outreach to our stockholders to identify and understand feedback that they may have about our executive compensation with the goal of sustaining a high level of approval each year. During fiscal year 2021, we engaged with the majority of our top 15 stockholders on a quarterly basis. Proxy advisors and stockholder feedback was considered in devising the compensation structure for the 2021 fiscal year and the CHCC’s decisions for fiscal year 2022 compensation. The CHCC will monitor further stakeholder feedback, Company performance, and market developments for potential further improvements to our compensation structure for executive officers. The chart below outlines feedback we have received from stockholders over the past several years and changes we have made in our compensation practices in response to that stockholder feedback.

What we heard from stockholders	Changes in response to stockholder feedback
Annual cash bonus plan gave CHCC significant discretion to determine award levels	Streamlined short-term incentive plan to focus primarily on corporate financial metrics (50-70% weighting) and less on MBOs (20-40%); added engagement score metric (10% weighting) to improve employee engagement and retention
Annual cash bonus plan metrics were not sufficiently rigorous	Established more challenging performance metrics, including revenue and adjusted operating income targets for annual incentive plan
Performance conditions are measured over one-year period	Starting with our 2022 fiscal year compensation program, PSUs are measured over a three-year performance period, and vest at the end of the three-year performance period based on the CHCC's certification of the applicable performance metrics
Reduce focus on long-term cash awards	Eliminated long-term cash incentive program in September 2020 (although payouts will still be made under awards granted in previous years to the extent that required metrics are achieved)
Increase emphasis on performance-based equity	PSUs (weighted 50%) are subject to objective performance metrics
No relative metrics under long-term incentive plan	Added a relative total stockholder return metric for PSUs
No cap on PSU awards where absolute total stockholder return is negative	Cap award payouts for PSUs if absolute total stockholder return is negative over the performance period
RSUs and PSUs should have long-term vesting requirements	Provided for full vesting of RSUs only after four years and PSUs granted in March 2022 only after three years to our executive officers under our long-term incentive plan
Lack of transparency with respect to incentive-based compensation	Enhanced disclosure to include threshold, target and maximum goals and actual performance for annual and long-term incentive plans
Single-trigger change of control provisions provide payments without termination	Replaced single-trigger accelerated vesting in a change in control with double-trigger vesting (i.e., change in control and termination now required for accelerated vesting and cash severance benefits)
Align severance benefits awarded upon change in control with market practice
•Reduced change in control severance payments from 3X salary and bonus to 1X salary and bonus
•Reduced benefit (COBRA) payments from 36 months to 12 months
•Introduced severance payments (1X salary and bonus) and equity acceleration (two years of vesting) upon a termination without "Cause" or for "Good Reason" not in connection with a change in control

Pay Practices

In evaluating, designing and implementing our executive compensation program, the CHCC considers the latest industry trends and compensation best practices. As a result of our review of our executive compensation program, we have adopted a number of best practices that reflect the high standards our CHCC seeks to attain for our compensation philosophy and pay practices, including the following:

What We Do:	What We Don't Do:
•Grant 50% of executive officers' equity in the form of PSUs that are subject to objective performance metrics	•Reprice stock options and other awards without stockholder approval
•Establish challenging performance metrics, including revenue and adjusted operating income targets	•Provide single-trigger change of control vesting for equity awards
•Require directors and executive officers to meet robust stock ownership guidelines	•Guarantee bonuses
•Provide full vesting of RSUs under our long-term incentive plan to executive officers only after four years	•Grant in-the-money stock options
•Evaluate officer compensation levels against a peer group of similarly situated companies	•Provide excessive perquisites
•Retain independent compensation consultant	•Repurchase underwater stock options
•Prohibit hedging transactions and trading in our common stock on a short-term basis (no waivers granted)
•Prohibit tax gross-up payments by the Company with respect to compensation paid to any employee or director
•Prohibit short sales, put and call options and other speculative transactions
•Prohibit pledging or the use of common stock to secure a margin or other loan (no waivers granted)
•Hold an annual advisory vote on executive compensation
•Subject incentive compensation to recoupment under our clawback policy
•Cap PSUs earned at target if absolute total stockholder return is negative over the performance period

2021 Fiscal Year Named Executive Officer Compensation

Elements of our Compensation Program

In recent years leading up to the 2020 transition period, the compensation program for our executive officers consisted principally of a base salary, an annual cash incentive bonus, long-term compensation in the form of a three-year cash incentive bonus award, and equity incentive compensation in the form of restricted stock units with a performance-based factor applicable to those executive officers expected to be our NEOs. As discussed elsewhere in this proxy statement, the CHCC has made significant changes in recent years to the compensation program for our executive officers. While the components of our compensation program are discussed in detail in the following pages, below is a brief introduction:

•Base Salary: An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation, which allows us to attract and retain high-quality talent.

•Annual Cash Bonus: The annual cash incentive bonus forms an important part of our compensation strategy by providing an incentive to achieve short-term performance goals as measured by Company performance and accomplishment of individual MBOs.

•Equity: Equity incentive compensation forms an important part of our compensation strategy and we have increased our emphasis on performance-based equity awards going forward. Equity grants reward our executive officers for the long-term performance of the Company and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value. For example, financial and share price performance metrics are included that align with our strategic goals and objectives and align the executive officers’ interests with stockholders’ long-term interests.

The long-term cash incentive bonus award has been phased out starting in the 2020 transition period as the CHCC emphasizes equity for long-term incentive compensation going forward. For awards granted in September 2019, payments will continue to be made to the extent required metrics are achieved, but as of September 2020 no new awards have been or will be granted. As noted herein, required metrics were not achieved and no payment was made under the awards granted in September 2018, which were potentially payable in September 2021.

The CHCC, in collaboration with management, attempts to develop an overall compensation program that incentivizes the executive officers to achieve their objectives without encouraging them to take excessive risks to the business. We believe this objective is accomplished by appropriately balancing the various elements of our compensation program.

Formulating and Setting Executive Compensation

The CHCC is responsible for formulating, evaluating and approving the compensation, including the award of equity compensation, for our executive officers. The CHCC also assists our Board in establishing appropriate incentive compensation and equity-based plans generally for all employees and is responsible for administering these plans.

During 2020, the CHCC retained an independent compensation consultant, Mercer, to update our peer group of companies and to provide competitive market data on the salary, short-term incentive compensation and long-term incentive compensation of executive officers at comparable companies within our industry (the "2020 Mercer Executive Compensation Review"). The CHCC used this competitive market data on compensation in determining annual salary compensation, short-term (annual) incentive compensation and long-term equity incentive compensation for our executive officers for fiscal year 2021.

As a basis for the source market data for the 2020 Mercer Executive Compensation Review, Mercer used the compensation data from the group of 12 peer companies set forth in the table below, which is the same peer group of companies that was used by the CHCC to evaluate and make executive officer compensation decisions for the 2020 transition period (the "2020 Peer Group"). We believe that the compensation information obtained from the 2020 Mercer Executive Compensation Review provides us with appropriate compensation data and benchmarks because it is derived from companies that are in our industry, share similar corporate structures, and have similar factors such as number of employees, market value, revenues, net income, product pipeline and gross margins.

Alkermes plc	lonis Pharmaceuticals, Inc
BioMarin Pharmaceutical Inc.	Jazz Pharmaceuticals plc
Bio-Techne Corp.	Neogenomics, Inc.
Exact Sciences Corporation	Neurocrine Biosciences Inc.
Exelixis Inc.	Seagen Inc. (formerly Seattle Genetics, Inc.)
lncyte Corporation	United Therapeutics Corporation

In addition, Mercer gathered competitive market data from published survey data in the biotech industry for similarly sized entities as reflected in the 2019 Mercer US Global Premium Executive Remuneration Suite and the 2020 Radford Global Life Sciences Survey. To determine competitive market compensation, where possible, composite survey data were equally blended with the proxy data from our peer group set forth above. Compensation data for the peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual salary, short-term incentive pay elements and long-term incentive pay elements. Where possible, our executive officers were matched to appropriate proxy and survey positions based on job content and level of responsibility. Proxy-based and survey-based salaries were aged to 2020 at an annual rate of 3.5 percent, the average 2019/2020 salary increase for executives in the United States. Restricted stock units were valued at fair market value (the closing price of our common stock) on the date of grant. Using the composite peer group data provided to us in the 2020 Mercer Executive Compensation Review, the CHCC analyzed the average salary, short-term incentive bonus compensation and long-term equity incentive compensation for each of our executive officers at the 50th and 75th percentile ranges.

The CHCC has approved a pay-for-performance philosophy for the compensation of our executive officers that is intended, in general, to provide base salary, bonus and total compensation within the 50th to 75th percentile of comparable companies in our industry taking into account the financial performance of the Company. However, we may award compensation above the 75th percentile when deemed appropriate to further promote and achieve the primary objectives of our compensation programs. The comparable group of companies on which we rely to corroborate our determinations are those represented by the peer groups utilized in the 2020 Mercer Executive Compensation Review and those that participated in the industry survey reports used by Mercer. Consistent with this pay-for-performance philosophy, we have determined the components of each executive officer’s compensation package based on various factors, including: the executive officer’s particular background, training and relevant work experience; the executive officer’s role and responsibilities and the compensation paid to similar persons in comparable companies represented in the compensation data; demand for individuals with the executive officer’s specific talents and expertise and our ability to attract and retain comparable talent; individual MBOs; other expectations of the executive officer for the position; and comparison to other executive officers within our Company having similar skills and experience levels and responsibilities.

During fiscal year 2021, the CHCC retained Mercer to update our peer group of companies and provide competitive market data on executive officer compensation. After receiving input from Mercer, the CHCC added seven new companies to our existing peer group, for a total of 19 companies. The seven new companies include certain direct competitors of Myriad and certain other companies with annual revenues that were less than Myriad's annual revenues to recalibrate the overall size of our peer group. The seven new companies that were added to our peer group are: Bluebird bio, Inc., Coherus BioSciences, Inc., Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Invitae Corporation, Natera, Inc., and Vanda Pharmaceuticals Inc. This new peer group (the "2022 Peer Group"), and the competitive market data on executive officer compensation provided by Mercer, were used by the CHCC in making executive officer compensation decisions for fiscal year 2022. Additional information about the CHCC's executive officer compensation decisions for fiscal year 2022 will be provided in our proxy statement for the 2023 Annual Meeting of Stockholders.

Base Salary

Each year, we evaluate base salaries as part of our management compensation program and establish each executive officer’s base salary for the ensuing year. In establishing base salaries, we assess the executive officer’s performance in each of the areas of their individual MBOs, the financial performance of the Company in the areas of responsibility of the executive officer, overall financial performance of the Company, the experience of the executive officer, the executive officer’s role and responsibilities and particular background, and other significant accomplishments and contributions of the executive officer. An executive officer’s base salary is also evaluated together with other components of the executive officer's compensation.

For fiscal year 2021, the CHCC increased the base salaries of our NEOs (other than our Chief Executive Officer) by an average of 6.9%. Following the increases, the fiscal year 2021 base salaries of Mr. Riggsbee and Mr. Lanchbury were between the 50th and 75th percentile of our 2020 Peer Group and the fiscal year 2021 base salaries of Ms. Lambert and Mr. Verratti were below the 50th percentile of our 2020 Peer Group.

Named Executive Officer	Base Salary During the 2020 Transition Period ($)(1)	Base Salary During 2021 Fiscal Year ($)	% Base Salary Increase From 2020 Transition Period
Paul J. Diaz President and Chief Executive Officer	1,000,000	1,000,000	0%
R. Bryan Riggsbee Chief Financial Officer and Treasurer	483,000	527,000	9.1%
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer (2)	526,000	544,820	3.5%
Nicole Lambert Chief Operating Officer	425,250	475,250	11.8%
Mark Verratti President, Mental Health	419,796	434,489	3.5%
(1) 2020 transition period base salary figures do not reflect the temporary salary reductions from July 1, 2020 to July 15, 2020 as a result of the global COVID-19 pandemic. The base salary figures reflect each NEOs' annualized base salary during the 2020 transition period.
(2) Dr. Lanchbury resigned from his role as Chief Scientific Officer on January 14, 2022.

In December 2021, the CHCC increased the base salaries of our NEOs (other than Dr. Lanchbury) by an average of 4.4%. Mr. Diaz's base salary increased 5.0% to $1,050,000, Mr. Riggsbee's base salary increased 3.9% to $547,509, Ms. Lambert's base salary increased 5.2% to $499,963, and Mr. Verratti's base salary increased 3.0% to $447,524. The base salary increases were effective as of February 1, 2022 for each NEO other than Ms. Lambert. Ms. Lambert's base salary increase, which was effective January 1, 2022 and made in connection with her promotion to Chief Operating Officer, was made to reflect her increased duties and responsibilities. The CHCC also increased the base salary of Mr. Diaz by 5.0% due to his leadership in developing and executing upon our strategic transformation and growth plan. Following the base salary increases, the fiscal year 2022 base salaries of Mr. Diaz, Mr. Riggsbee, Ms. Lambert, and Mr. Verratti are between the 50th and 75th percentiles of our 2022 peer group. In April 2022, the CHCC increased Mr. Verratti's base salary to $475,000 in connection with his promotion to Chief Commercial Officer.

Annual Cash Incentive Bonus

The annual cash incentive bonus amount is determined as part of our management compensation program. The CHCC has implemented an annual management compensation program for the purpose of establishing annual performance objectives for our executive officers to align their performance with the overall goals and objectives of the Company. For fiscal year 2021, the CHCC used a formulaic approach to determine the annual cash incentive bonus for executive officers. The formula was based on a target incentive bonus as a percentage of base salary, Company financial performance, engagement score, and the achievement of individual MBOs. After the level of performance is determined by the CHCC, the payout percentage of each individual metric is added together to calculate the total payout percentage for each executive officer. The final payout percentage is then multiplied by the executive officer's base salary and by the executive officer's target bonus opportunity (which is a percentage of the executive officer's base salary). The general formula for calculating bonus amounts for the 2021 fiscal year is as follows:

[Base Salary] * [Target Bonus (% of base salary)] * [Total Payout Percentage] = Actual Bonus Earned

Target Bonus Opportunity

In March 2021, after considering the Company’s performance, the performance of the NEOs and the general industry and market conditions, the CHCC determined that the target bonus opportunity for our NEOs for the 2021 fiscal year cash incentive bonus should remain unchanged from the targets for each position that were established for the 2020 transition period, as indicated in the table below.

Named Executive Officer	2021 Fiscal Year Target Bonus Opportunity (% of Base Salary )	2020 Transition Period Target Bonus Opportunity (% of Base Salary)
Paul J. Diaz, President and Chief Executive Officer	100%	100%
R. Bryan Riggsbee, Chief Financial Officer and Treasurer	60%	60%
Jerry S. Lanchbury, Ph.D., Former Chief Scientific Officer	50%	50%
Nicole Lambert, Chief Operating Officer	60%	60%
Mark Verratti, Chief Commercial Officer	50%	50%

Weighting of Performance Metrics

In addition, in March 2021, the CHCC determined that Company financial performance, engagement score, and individual MBOs for each NEO should be weighted as noted in the table below. Individual MBOs constituted a proportion of each executive officer’s scoring for cash bonuses that is weighted less than the financial metrics of revenue and adjusted operating income combined.

Named Executive Officer	Revenue Weight	Adjusted Operating Income Weight	Engagement Score Weight	Individual MBO Weight
Paul J. Diaz President and Chief Executive Officer	40%	30%	10%	20%
R. Bryan Riggsbee Chief Financial Officer and Treasurer	30%	30%	10%	30%
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer	30%	20%	10%	40%
Nicole Lambert Chief Operating Officer	40%	30%	10%	20%
Mark Verratti Chief Commercial Officer	40%	30%	10%	20%

Performance Metrics

Company financial performance is based on two weighted metrics: Company revenue and adjusted operating income, with adjusted operating income defined as total operating income excluding acquisition-related amortization, stock-based compensation and non-recurring items. These financial performance metrics were selected to support our goals of increasing revenue and improving our adjusted operating income. These metrics are measured on a Company-wide basis for all executive officers other than Mr. Verratti, who led our Mental Health and Autoimmune businesses during fiscal year 2021. Mr. Verratti's performance metrics for fiscal year 2021 were based on the revenue and adjusted operating income performance of our Mental Health and Autoimmune businesses during fiscal year 2021. In addition, for fiscal year 2021, the CHCC added engagement score as another quantitative metric to support our efforts to retain employees and improve employee engagement. The target engagement score of 65%, noted below, is based on a 10% improvement over the Company's 2020 engagement survey results. The chart below summarizes the metrics and performance levels initially established by the CHCC for the 2021 fiscal year. These metrics and performance targets were established based on our 2021 budget, which assumed that our Autoimmune business, Myriad RBM, Inc., and our Myriad myPath business would be owned by us for the entire fiscal year 2021.

Performance Metrics	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Revenue (1)	30-40%	$615.0 million Payout %: 15-20%	$685.0 million Payout %: 30-40%	$715.0 million Payout %: 45-60%
Adjusted Operating Income (2)	20-30%	$(29.5) million Payout %: 10-15%	$(4.8) million Payout %: 20-30%	$16.5 million Payout %: 30-45%
Engagement Score	10%	55% Payout %: 5%	65% Payout %: 10%	75% Payout %: 15%
Individual MBOs	20-40%
The payout percentage for individual MBOs is determined by the CHCC in its sole and absolute discretion after considering the performance of each executive officer in achieving his or her individual MBOs.

(1) Mr. Verratti's threshold, target, and maximum performance level targets for revenue from our Mental Health business for fiscal year 2021 were $73.9 million, $82.1 million, and $85.4 million, respectively. Mr. Verratti's threshold, target, and maximum performance level targets for revenue from our Autoimmune business for fiscal year 2021 were $35.5 million, $39.5 million, and $41.1 million, respectively.
(2) Mr. Verratti's threshold, target, and maximum performance level targets for adjusted operating income for our Mental Health business for fiscal year 2021 were $(8.2) million, $(5.2) million and $(2.6) million, respectively. Mr. Verratti's threshold, target, and maximum performance level targets for adjusted operating income from our Autoimmune business for fiscal year 2021 were $(0.1) million, $1.4 million, and $2.6 million, respectively.

As described above, we completed the sales of our Myriad myPath business on May 28, 2021, Myriad RBM, Inc. on July 1, 2021, and our Autoimmune business on September 13, 2021. Because these divestitures were not factored into the calculation of our financial performance metrics for the 2021 annual short-term incentive plan, the CHCC determined that it would be appropriate to adjust these metrics to reflect the sales of these businesses. In determining how these metrics should be adjusted, the CHCC considered the respective performance of the Autoimmune business, Myriad RBM, Inc., and the Myriad myPath business through the respective closing dates of each divestiture transaction. Specifically, the CHCC noted that the actual revenue and adjusted operating income for each of these businesses were on budget through the respective closing dates of each divestiture transaction. As a result, with respect to the target performance level, the CHCC adjusted the revenue and adjusted operating income targets by the revenue and adjusted operating income amounts budgeted for these businesses following the respective closing dates of each divestiture transaction. The CHCC then adjusted the other performance level targets in the same manner and relative proportion with respect to the 2021 budget as the original performance level targets. Accordingly, the performance level targets for revenue and adjusted operating income were revised as noted in the following table. No changes were made to the engagement score metric or individual MBOs.

Performance Metrics	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Revenue (1)	30-40%	$586.6 million Payout %: 15-20%	$653.4 million Payout %: 30-40%	$682.0 million Payout %: 45-60%
Adjusted Operating Income (2)	20-30%	$(32.1) million Payout %: 10-15%	$(8.5) million Payout %: 20-30%	$11.9 million Payout %: 30-45%
Engagement Score	10%	55% Payout %: 5%	65% Payout %: 10%	75% Payout %: 15%
Individual MBOs	20-40%
The payout percentage for individual MBOs is determined by the CHCC in its sole and absolute discretion after considering the performance of each executive officer in achieving his or her individual MBOs.

(1) Mr. Verratti's threshold, target, and maximum performance level targets for revenue from our Mental Health business for fiscal year 2021 were $73.9 million, $82.1 million, and $85.4 million, respectively. Following the sale of our Autoimmune business, revenue targets for the Autoimmune business were excluded from Mr. Verratti's performance metrics.
(2) Mr. Verratti's threshold, target, and maximum performance level targets for adjusted operating income for our Mental Health business for fiscal year 2021 were $(8.2) million, $(5.2) million and $(2.6) million, respectively. Following the sale of our Autoimmune business, adjusted operating income targets for the Autoimmune business were excluded from Mr. Verratti's performance metrics.

As shown below, in February 2022, the CHCC determined that the achievement level for the revenue and adjusted operating income metrics were 150% and 143% of target performance levels, respectively, for each of our NEOs other than Mr. Verratti, whose achievement level for the revenue and adjusted operating income metrics for the Mental Health business were 150% and 150% of target performance levels, respectively. The CHCC also determined that our engagement score of 50% failed to achieve the threshold target of 55%, resulting in no payout for that metric. We believe that our engagement score was negatively impacted by the ongoing COVID-19 pandemic and its effects on our employees and the execution of the first phase of our transformation plan, which involved realigning our organizational structure, changing our commercial sales model, and divesting three businesses. The CHCC then calculated the payout percentage for these quantitative performance metrics for each executive officer, by applying the actual results for each quantitative performance metric for the 2021 fiscal year to the targets approved by the CHCC during 2021 and the relative weighting of each metric for each executive officer. The following chart shows the CHCC’s determination with respect to the 2021 fiscal year cash incentive performance measures:

Metric	Threshold	Target	Maximum	Actual Result	Achievement	Payout %
Revenue (1)	$586.6 million	$653.4 million	$682 million	$690.6 million	150%	45% - 60%
Adjusted Operating Income (Loss) (2)	$(32.1) million	$(8.5) million	$11.9 million	$9.0 million	143%	28.6% - 42.9%
Engagement Score	55%	65%	75%	50%	0%	0%
Total						73.6% - 102.9%
(1) Fiscal year 2021 revenue for the Mental Health business was $93.7 million, which exceeded the maximum performance level target of $85.4 million, resulting in an achievement of 150%, and a payout of 60% for Mr. Verratti.
(2) Fiscal year 2021 adjusted operating income for the Mental Health business was $6.4 million, which exceeded the maximum performance level target, resulting in an achievement of 150% and a payout of 45% for Mr. Verratti. Mr. Verratti's total payout percentage for all performance metrics was 105%.

Individual MBOs

The MBOs for each executive officer for the 2021 fiscal year consist of individual objectives tailored to each executive. The MBOs for our NEOs for the 2021 fiscal year and their achievement of those MBOs during fiscal year 2021 are set forth in the table below. The CHCC determined that Mr. Diaz achieved a 125% performance score on his individual MBOs, resulting in an individual MBO payout percentage of 25.0% for determining his cash incentive bonus for the 2021 fiscal year. The CHCC also determined that the other NEOs had substantially accomplished their respective individual MBOs based on the accomplishments described in the table below.

Named Executive Officer	Individual MBOs For Fiscal Year 2021	MBO Achievements
Paul J. Diaz President and Chief Executive Officer
Launch transformation plan, which includes cost reduction plan, portfolio prioritization, divestiture of non-core assets and the development of a new commercial model; and present preliminary long-term strategy to the Board for consideration.
The Company's cost reduction plan exceeded its savings goal by approximately 17%; the Company successfully divested its non-core assets, generating approximately $380 million in gross proceeds; the Company successfully developed a new commercial model; and Mr. Diaz presented a preliminary view of the Company's strategic plan to the Board in November 2021.
R. Bryan Riggsbee Chief Financial Officer and Treasurer
Continue to improve engagement and transparency with investors; upgrade our reimbursement, billing and revenue cycle capabilities; and execute on cost reduction plan and divestiture of non-core assets.
Improved investor communications with a clear and transparent narrative; upgraded reimbursement, billing and revenue cycle capabilities with focus on developing long-term sustainable processes; and executed on the cost reduction plan and divestitures.
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer	Expand myRisk gene and treatment; complete transition of myChoice CDx to myChoice HRD plus platform; complete the research and clinical work necessary to launch RiskScore in the third quarter of 2021; support initiatives to streamline Myriad's research and development organization; and complete initial phases of lab of the future project.	Substantially completed initial phases of lab of the future project; completed research and clinical work necessary for the launch of RiskScore (which occurred in the third quarter of 2021); supported initiatives to streamline Myriad's research and development organization; and transitioned myChoice CDx to myChoice HRD plus platform.
Nicole Lambert Chief Operating Officer	Return myRisk to growth in Myriad Women's Health business; complete certain transformation projects, including the Precise tumor offering, lab of the future plan, reset of the commercial strategy, and the development and launch plan for FirstGene.	Improved test volumes in the Myriad Women's Health business; guided Precise tumor offering for an on target launch in early 2022; completed lab of the future plan; realigned commercial strategy in the second quarter 2021; and completed product development plan and market research for FirstGene.
Mark Verratti Chief Commercial Officer	Execute on new commercial model, including reorganization of sales force and launch of updated GeneSight psychotropic test; decrease the percentage of non-paid GeneSight tests from fiscal year 2020 baseline.	The GeneSight team exceeded overall revenue goals while reducing outside sales team, increased the inside sales team from five to 30 individuals, expanded our digital marketing and lead conversion capabilities, and substantially reduced Medicare non-paid GeneSight tests.

The NEOs' performance on their individual MBOs and individual MBO payout percentages are noted in the following table.

Name Executive Officer	MBO Score (%) Achieved	MBO Weighting	MBO Payout Percentage
Paul J. Diaz President and Chief Executive Officer	125%	20.0%	25.0%
R. Bryan Riggsbee Chief Financial Officer and Treasurer	123%	30.0%	37.0%
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer	86%	40.0%	34.5%
Nicole Lambert Chief Operating Officer	75%	20.0%	15.0%
Mark Verratti Chief Commercial Officer	110%	20.0%	22.0%

In February 2022, the CHCC determined the payout percentage for each performance metric based on the actual level of performance achieved in the 2021 fiscal year for each of the performance metrics. The CHCC then determined the cash incentive bonuses for our NEOs for the 2021 fiscal year as set forth in the chart below.

Named Executive Officer	Base Salary	Target Incentive Bonus (as a % of Base Salary)	Total Payout Percentage (as a %) (1)	2021 Fiscal Year Bonus Payment ($)
Paul J. Diaz President and Chief Executive Officer	$1,000,000	100%	127.9%	$1,279,000
R. Bryan Riggsbee Chief Financial Officer and Treasurer	$526,451	60%	124.9%	$394,207
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer	$544,820	50%	108.1%	$294,202
Nicole Lambert Chief Operating Officer	$475,250	60%	117.9%	$336,192
Mark Verratti Chief Commercial Officer	$434,489	50%	127.0%	$275,032
(1) Total payout percentage was calculated based on the sum of the revenue, adjusted operating income, engagement score, and individual MBO payout percentages. Mr. Diaz's revenue, adjusted operating income, and individual MBO payout percentages were 60.0%, 42.9%, and 25.0%, respectively. Mr. Riggsbee's revenue, adjusted operating income, and individual MBO payout percentages were 45.0%, 42.9%, and 37.0%, respectively Mr. Lanchbury's revenue, adjusted operating income, and individual MBO payout percentages were 45.0%, 28.6%, and 34.5%, respectively. Ms. Lambert's revenue, adjusted operating income, and individual MBO payout percentages were 60.0%, 42.9%, and 15.0%, respectively. Mr. Verratti's revenue, adjusted operating income, and individual MBO payout percentages were 60.0%, 45.0%, and 22.0%, respectively. The engagement score payout percentage was 0% for all executive officers.

Long-Term Incentive Awards

For fiscal year 2021, long-term incentive compensation was granted in the form of 50% RSUs subject to time-based vesting and 50% PSUs subject to vesting upon meeting certain performance metrics followed by time-based vesting. Prior to the 2020 transition period, we provided a three-year cash incentive bonus and annual equity awards. Beginning with the 2020 transition period, we eliminated the cash incentive bonus in response to stockholder feedback and to better align the interests of our executive officers with those of our stockholders (although payouts will still be made under awards granted in previous years to the extent that required metrics are achieved), as noted below.

In determining the amount of equity compensation to be awarded, the CHCC considers various factors, including our financial and operating performance for the applicable period; the executive officer’s contribution to our performance; the anticipated contribution of the executive officer to our future performance; the accomplishments of the executive officer as measured by achievement of MBOs; a review of compensation for comparable positions in our peer group from our benchmarking studies; and the total compensation of the executive officer and the anticipated retentive effect of the grant of additional equity compensation. We also consider the total number of outstanding shares of our common stock, relative dilution to stockholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang. The size of the restricted stock unit award generally increases as the rank and responsibilities of the executive officer increases.

Following our transition to a calendar fiscal year, which was effective January 1, 2021, restricted stock unit awards for the fiscal year 2021 were made in March 2021, at a regularly scheduled CHCC meeting, and the CHCC anticipates granting restricted stock unit awards in February or March going forward. The CHCC does not time the grant of equity compensation with respect to the release of material nonpublic information, whether or not that information may favorably or unfavorably impact the price of our common stock. Equity awards for the executive officers, including our Chief Executive Officer, are approved by the CHCC.

Time-based restricted stock units (RSUs). For our NEOs, we issue long-term equity incentive compensation grants in the form of RSUs. For these RSUs, one-fourth of the grants vest on an annual basis over a period of four years. The number of RSUs granted during the 2021 fiscal year are set forth in the chart below. Ms. Lambert received a special one-time award of 10,000 RSUs on December 8, 2021 in connection with her promotion to Chief Operating Officer. As a result of Mr. Verratti's contributions to the growth of our GeneSight test and the execution of a new commercial model in our Mental Health business, he received a special one-time award of 10,000 RSUs on September 21, 2021.

Named Executive Officer	2021 Fiscal Year RSUs Granted (#) (1)	2021 Fiscal Year Grant Date Fair Value of RSUs Granted ($) (4)
Paul J. Diaz, President and Chief Executive Officer	159,915	4,500,008
R. Bryan Riggsbee, Chief Financial Officer and Treasurer	32,774	922,260
Jerry S. Lanchbury, Ph.D., Former Chief Scientific Officer	19,347	544,425
Nicole Lambert, Chief Operating Officer	39,556 (2)	1,094,006
Mark Verratti, President, Chief Commercial Officer	25,441 (3)	774,410
(1)The amounts represent the number of RSUs granted to our NEOs during the 2021 fiscal year. Except as otherwise noted in footnotes (2) and (3) below, the RSUs awarded to Mr. Diaz, Mr. Riggsbee, Dr. Lanchbury, Ms. Lambert and Mr. Verratti were granted on March 24, 2021 and vest 25% on March 24, 2022, 25% on March 24 2023, 25% on March 24, 2024 and 25% on March 24, 2025, subject to their continued service to the Company.

(2)Ms. Lambert received an award of 10,000 RSUs on December 8, 2021. These RSUs vest 25% on January 1, 2023, 25% on January 1, 2024, 25% on January 1, 2025, and 25% on January 1, 2026.

(3)Mr. Verratti received an award of 10,000 RSUs on September 21, 2021. These RSUs vest 25% on September 21, 2022, 25% on September 21, 2023, 25% on September 21, 2024, and 25% on September 21, 2025.

(4)The amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 and, (a) in the case of RSUs granted on March 24, 2021, are based on the closing price of our common stock on the Nasdaq Global Select Market on March 24, 2021 of $28.14, (b) in the case of RSUs granted on September 21, 2021, are based on the closing price of our common stock on the Nasdaq Global Select Market on September 21, 2021 of $33.99, and (c) in the case of RSUs granted on December 8, 2021, are based on the closing price of our common stock on the Nasdaq Global Select Market on December 8, 2021 of $26.23.

Performance-based restricted stock units (PSUs). For our NEOs, all PSUs awarded are subject to achievement of a predetermined, formula-based, performance target that must be achieved in order for the award to vest. The actual number of units earned is determined based on the percentage achievement of each predetermined performance target with no award earned if the minimum threshold is not achieved. If the minimum threshold was achieved, vesting of the award is based on the NEO’s continued employment with us. Once the final number of units to be awarded is determined, the PSUs awarded remain subject to time-based vesting and vest in four equal annual installments, beginning on the first anniversary of the grant date.

The performance metrics for PSUs are weighted 50% for adjusted earnings per share and 50% for relative total stockholder return. Relative total stockholder return is measured against the IXHC using the 20-trading day averages at the beginning and end of the measurement period. The CHCC selected the IXHC as the appropriate benchmark because it includes a broad swath of healthcare growth companies and the CHCC believes that it best represents the Company from both a market and size perspective. In addition, the CHCC capped the number of PSUs earned at target performance level if absolute total stockholder return is negative over the performance period. The measurement period for the PSUs granted in fiscal year 2021 is January 1, 2021 to December 31, 2021. The chart below summarizes the metrics and performance levels initially established by the CHCC for the PSUs granted during the 2021 fiscal year.

Performance Metrics	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Adjusted Earnings Per Share	50%	$(0.37) Payout %: 25%	$(0.12) Payout %: 50%	$0.10 Payout %: 75%
Relative Total Stockholder Return	50%	25th Percentile of the Index Payout %: 25%	50th Percentile of the Index Payout %: 50%	75th Percentile of the Index Payout %: 75%

As described above, we completed the sales of our Myriad myPath business on May 28, 2021, Myriad RBM, Inc. on July 1, 2021, and our Autoimmune business on September 13, 2021. Because these divestitures were not factored into the calculation of the adjusted earnings per share metric for the 2021 long-term incentive plan, the CHCC determined that it would be appropriate to adjust this metric to reflect the sales of these businesses. In determining how this metric should be adjusted, the CHCC considered the respective performance of the Autoimmune business, Myriad RBM, Inc., and the Myriad myPath business through the respective closing dates of each divestiture transaction. Specifically, the CHCC noted that each of these businesses was performing in accordance with our 2021 budget through the respective closing dates of each divestiture transaction. As a result, with respect to each of these businesses and the target performance level, the CHCC adjusted revenue, adjusted operating income, and the other financial measures that are used to derive adjusted earnings per share by the respective amounts budgeted for these financial measures following the respective closing dates of each divestiture. The CHCC then adjusted the other performance level targets in the same manner and relative proportion with respect to the 2021 budget as the original performance level targets. Accordingly, the performance level targets for adjusted earnings per share was revised as noted in the following table. No changes were made to the relative total stockholder return metric.

Performance Metrics	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Adjusted Earnings Per Share	50%	$(0.40) Payout %: 25%	$(0.15) Payout %: 50%	$0.05 Payout %: 75%
Relative Total Stockholder Return	50%	25th Percentile of the Index Payout %: 25%	50th Percentile of the Index Payout %: 50%	75th Percentile of the Index Payout %: 75%

In February 2022, the CHCC reviewed the achievement of the performance metrics for the PSUs granted in March 2021 and determined that the Company's adjusted earnings per share for fiscal year 2021 were $0.02, which resulted in an achievement of 143% and a payout percentage of 71.5%. The CHCC also determined that the Company's relative total stockholder return, as measured against the IXHC, for the fiscal year 2021, ranked in the 87th percentile, which resulted in an achievement of 150% and a payout percentage of 75%. The combined payout percentage for the adjusted earnings per share and relative total stockholder return metrics was 146.5%, as noted in the chart below. The number of PSUs granted during the 2021 fiscal year are set forth in the chart below.

Named Executive Officer	2021 Fiscal Year PSUs Granted (1)	2021 Fiscal Year Grant Date Fair Value of PSUs Granted ($) (2)	Earned PSUs Based on 146.5% Payout Percentage
Paul J. Diaz President and Chief Executive Officer	159,914	5,369,912	234,271
R. Bryan Riggsbee Chief Financial Officer and Treasurer	32,773	1,100,512	48,009
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer	19,346	649,639	28,339
Nicole Lambert Chief Operating Officer	29,555	992,451	43,295
Mark Verratti Chief Commercial Officer	15,440	518,475	22,616
(1)Represents the target number of PSUs awarded to our NEOs on March 24, 2021. The measurement period for these PSUs is January 1, 2021 through December 31, 2021, and performance is based on earnings per share targets and relative total stockholder return measured against the IXHC using the 20-trading day average at the beginning and end of the measurement period. To the extent the PSUs are determined to have been earned based on the performance metrics, 25% will vest on the first anniversary of the grant date, and the remaining 75% will vest in three equal installments on the following three anniversaries of the grant date.

(2)The amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718. 50% of the shares have a performance condition which are valued based on the closing price of our common stock on the Nasdaq Global Select Market on March 24, 2021 of $28.14. The other 50% of the shares have a market condition and are valued using a Monte Carlo valuation model which resulted in a value of $39.02.

Initial Equity Awards. Executive officers who join us are often granted equity in the form of restricted stock unit awards. The amount of the initial restricted stock unit award is determined based on the executive officer’s position and analysis of the competitive practices of the companies similar in size as represented in the compensation data that we review with the goal of creating a total compensation package for new executive officers that is competitive with other similar companies and that will enable us to attract high quality management personnel. One-fourth of each initial equity award vests on an annual basis over at least four years.

Three-Year Cash Incentive Bonus. In December 2012, the CHCC established a long-term cash incentive bonus program for our executive officers based on predetermined, objective financial formula-based performance targets to be accomplished at the end of the third ensuing fiscal year. In September 2020, the CHCC discontinued this program, such that no further awards will be granted under this program. However, payouts over the next year, under awards granted in September 2019, may still be made under the terms of each such award as described below.

For any amount to be paid under the three-year cash bonus awards, the minimum predetermined financial metric thresholds must be surpassed; otherwise, no bonus amount is paid. As reflected in the following table, the financial metrics for these payouts are reviewed and determined when each three-year award is established. The three-year incentive bonus award amount is based on a target bonus amount as a percentage of base salary of 20% for our Chief Executive Officer and 15% for our other executive officers. For all executive officers, the bonus amount is capped at 150% of the target bonus. Based on the Company’s financial performance, we have only made a payout under our long-term cash incentive bonus program for the three-year performance periods ending with fiscal years 2015 and 2019. For the other three-year performance periods ending in fiscal years 2016, 2017, 2018, and 2020, and for the 12 months ended June 30, 2021, none of the target thresholds were achieved, so no payouts were made.

The following table summarizes the results or current status of the last two grants of the three-year cash incentive awarded to our executive officers.

Date of Award	Three-Year Performance Period	Performance Criteria and Weighting (as of %)	Payout Under Award
September 2018	FY 2019-2021	Revenue (50%), Adjusted Operating Margin (25%) and Diversification of Product Revenue (25%)	No Payout
September 2019	FY 2020-2022	Revenue (50%), Adjusted Operating Margin (25%) and Diversification of Product Revenue (25%)	TBD
Compensation Objectives

The primary objectives of our CHCC in establishing and maintaining our executive compensation programs are to:

•Attract and retain the best possible executive talent;

•Motivate our executive officers to enhance our growth and profitability;

•Increase long-term stockholder value; and

•Reward the executive officers for their contribution to our growth, profitability and increased stockholder value through the recognition of individual leadership, initiatives, achievements and other contributions.

The specific directives of the CHCC are to provide appropriate short- and long-term compensation and incentives, in the form of cash and equity, that motivate and reward the accomplishment of individual and corporate objectives and that align executive officer compensation with the creation of stockholder value. Though the greater weight in determining executive compensation will be given to objective financial metrics and Company performance, such as revenue, adjusted operating income, adjusted earnings per share and relative total stockholder return, the CHCC has adopted and implemented a compensation plan where our executive officers’ short-term cash bonus is based in part on a variety of factors set forth in MBOs.

Role of Management in Our Compensation Program

Our management, including our Chief Executive Officer, supports the CHCC, attends portions of its meetings upon request, and performs various administrative functions at its request. Our Chief Executive Officer provides input to the CHCC on the effectiveness of our compensation program and makes specific recommendations as to the base salary amounts, annual cash incentive bonus amounts, and equity incentive awards for the executive officers, other than for himself. At the end of each fiscal year, our Chief Executive Officer evaluates the annual performance of each of our executive officers, including an assessment of the accomplishment of each executive officer’s MBOs, and submits his calculations and recommendations to the CHCC which then determines an annual cash incentive bonus amount for the concluding fiscal year, the base salary amount for the ensuing fiscal year, and long-term equity incentive compensation for each of the executive officers. Except for our Chief Executive Officer, no executive officer is present when the CHCC discusses and determines the salary and bonus amounts and equity compensation to be awarded to the executive officers. In the case of our Chief Executive Officer, the CHCC makes its review and determinations for the Chief Executive Officer's base salary, annual cash-incentive compensation, and long-term equity incentive compensation without any recommendations from him. Our Chief Executive Officer is excused from all meetings, and is not present, where decisions pertaining to his compensation are discussed, determined and approved by the CHCC.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. Additionally, we may provide other benefits to new executive officers such as a relocation package or other related compensation as determined on a case-by-case basis. During the 2021 fiscal year, Mr. Diaz received the remaining portion of his sign-on bonus, or $500,000, relocation benefits of $47,337, a housing allowance of $33,600, paid travel expenses of $22,222, and paid commuting expenses of $21,805. We may also provide certain compensation benefits in connection with the retirement of our executive officers based on their accomplishments and tenure of employment with us. On February 7, 2022, in connection with Dr. Lanchbury's retirement as Chief Scientific Officer, we entered into a Separation and Consulting Agreement with him (the "Separation Agreement"), pursuant to which he received certain compensation and other benefits in consideration for, among other things, his compliance with certain restrictive covenants, including customary non-compete and non-solicitation covenants, a typical release of claims, and for his 19 years of distinguished service with us. The terms of Dr. Lanchbury's Separation Agreement are set forth in more detail in the Narrative Disclosure to Summary Compensation Table and 2021 Fiscal Year Grants of Plan-Based Awards Table section.

Termination and Change-in-Control-Based Compensation

To address the possibility of a change in control of the Company, or an abrupt termination for business necessity, and the potential that the uncertainty and questions such possibility may raise among key personnel could result in the departure or distraction of key personnel to the detriment of us and our stockholders, in October 2020, we entered into a new Severance and Change in Control Agreement with each of our executive officers, other than our Chief Executive Officer whose arrangements with respect to severance and change in control of the Company are addressed in his employment agreement with us. This new Severance and Change in Control Agreement differs from past retention agreements with these executive officers, and brings the new agreement into line with the market, by:

•Increasing the ownership threshold required for a change in control to 50%;

•Replacing single-trigger accelerated vesting in a change in control with double-trigger vesting (i.e., change in control and termination now required for accelerated vesting and cash severance benefits);

•Reducing change in control severance payments from 3X salary and bonus to 1X salary and bonus;

•Reducing benefit (COBRA) payments from 36 months to 12 months; and

•Introducing severance payments (1X salary and bonus) and equity acceleration (two years of vesting) upon a termination without "Cause" or for "Good Reason" not in connection with a change in control.

We believe that the terms of our new Severance and Change in Control Agreement are consistent with those maintained by others in our industry and therefore are important for attracting and retaining key executive officers who are critical to our long-term success. The potential benefits provided under the Severance and Change in Control Agreement are in addition to the current compensation arrangements we have with our executive officers.

For the payments each of our NEOs is entitled to receive upon termination, including termination incident to a change in control, see “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” later in this proxy statement.

Risk Assessment and Mitigation

In March 2022, the CHCC conducted a risk assessment of our compensation policies and practices for our employees and concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For this purpose, we considered the compensation structure of the Company for its employees including executive officers, which is based on an annual salary, annual bonus (for bonus-eligible employees), sales commissions and bonuses (for sales staff and managers), and equity incentive compensation in the form of restricted stock unit grants. We do not believe that we offer any short-term incentives that would reasonably be expected to result in high-risk actions or conduct by our employees. For example, incentive compensation for executive officers in the form of an annual cash bonus are based on a predetermined formula and management objectives approved by the CHCC and is subject to a cap. In addition, payments under the annual cash bonus are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator. There is no unique operational division or group of employees who are specially compensated, or who, as a group, are responsible for a material portion of our revenues or profits. We do not believe that the awarding of long-term incentive compensation under our equity incentive compensation in the form of restricted stock units creates any undue compensation risks to the Company. Our long-term equity compensation awards have performance or vesting periods of three or four years, which encourages executive officers to focus on the long-term performance of the Company and its stock price. Additionally, we believe that we have appropriate internal controls that support the accurate and timely recognition of Company revenues. Accordingly, we believe that we have a balanced pay and performance program that does not promote undue or excessive risk taking.

Incentive Compensation Recoupment Policy (Clawback Policy). In September 2017, our Board adopted the Policy on Incentive Compensation Repayment, which requires an executive officer to repay the Company the amount of any annual incentive compensation, whether in cash or equity (such as options, stock, restricted stock, or similar equity grants), that an executive officer receives to the extent that:

•the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement that occurs within 12 months of such cash payment or equity award;

•the executive officer had engaged in theft, dishonesty or intentional falsification of the Company's documents or records that resulted in the obligation to restate the Company's financial results; and

•a lower annual incentive payment or award would have been made to the executive officer based upon the restated financial results.

Policy Regarding Hedging. Our Insider Trading Policy provides that no employee, officer or director may engage in any of the following activities with respect to the Company’s securities:

•Trading in the Company’s securities on a short-term basis. Any shares of common stock purchased in the open market must be held for a minimum of six months and ideally longer. This rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s qualified Employee Stock Purchase Plan;

•Short sales of the Company’s securities;

•Use of the Company’s securities to secure a margin or other loan;

•Transactions in straddles, collars, or other similar risk reduction devices;

•Transactions in publicly traded options relating to the Company’s securities (i.e., options that are not granted by the Company); and

•Buying or selling puts or calls.

Stock Ownership Guidelines. In February 2021, the Board adopted revised stock ownership guidelines for directors and executive officers, including our NEOs. The Board determined that the stock ownership requirements for each non-employee director should be increased from three to five times the amount of the annual cash retainer paid by the Company to the director. The details of the stock ownership guidelines applicable to our directors and executive officers (including our NEOs) are outlined below.

Feature	Guidelines
Ownership Multiple	Director = 5x annual cash retainer CEO = 3x annual base salary Other Executive Officers = 2x annual base salary
Years to Meet Requirement	Five years from the date of election or appointment or adoption of the stock ownership guidelines
Shares That Count Towards Requirement	Shares owned directly or indirectly, including restricted stock, stock owned by a spouse or minor child, and stock held beneficially in a trust
Restrictions on the Transfer of Shares Prior to Meeting Requirements
Individual may not transfer more than 50% of his or her shares (excluding shares sold to fund tax liabilities associated with the receipt or vesting of an award) until the required ownership multiple is met.

If the required ownership multiple is not met by the five-year phase-in period, the individual will be prohibited from selling any shares until the required ownership multiple is met and maintained.

Compliance with the stock ownership guidelines is measured on the last day of each calendar year. As shown in the chart below, as of December 31, 2021, all of our directors and executive officers were either in compliance with the stock ownership requirements or have additional time to meet the applicable stock ownership requirements within the five-year period to achieve compliance.

Name of Director or Executive Officer	Number of Shares	Value of Shares (1)	Meets Requirements	Date to Reach Compliance
Non-Employee Director
Heiner Dreismann, Ph.D.	70,679	$1,950,740	Yes
Rashmi Kumar	23,923	$660,275	Yes
Dennis H. Langer, M.D., J.D.	76,679	$2,116,340	Yes
Lee N. Newcomer, M.D.	27,576	$761,098	Yes
S. Louise Phanstiel	99,798	$2,754,425	Yes
Colleen F. Reitan	27,576	$761,098	Yes
Daniel M. Skovronsky, M.D., Ph.D.	25,041	$691,132	Yes
Daniel K. Spiegelman	10,281	$283,756	No	February 2026
Executive Officer
Paul J. Diaz	152,630	$4,212,588	Yes
Margaret Ancona	—	—	No	February 2026
Kevin R. Haas	8,847	$244,177	No
Jayne B. Hart	83,360	$2,300,736	Yes
Nicole Lambert	26,371	$727,840	No	April 2024
Dale Muzzey	3,051	$84,208	No	April 2027
R. Bryan Riggsbee	125,776	$3,471,418	Yes
Eric Santa	—	—	No	April 2026
Mark Verratti	80,076	$2,210,098	Yes
Pamela Wong	—	—	No	October 2026
(1) Shares of Myriad common stock are valued at the common stock closing price as of December 31, 2021, or $27.60.

2022 Incentive Compensation Program for Named Executive Officers

The discussion below describes certain compensation actions recently taken by the CHCC with respect to our 2022 compensation program applicable to our NEOs. Consistent with Item 402 of Regulation S-K, our 2022 compensation program will be discussed more fully in our proxy statement for the 2023 Annual Meeting of Stockholders.

2022 Annual Cash Incentive Bonus. In March 2022, the CHCC adopted the same quantitative performance metrics for the 2022 annual cash incentive bonus as those used in the 2021 fiscal year cash incentive bonus program. In addition, the CHCC determined that the relative weighting of the quantitative metrics and MBOs should generally remain the same as those used in the 2021 fiscal year cash incentive program, with the weighting for the quantitative metrics would be 60-80% and the weighting of the MBOs would be 20-40%.

2022 Long-Term Incentive Awards. In March 2022, the CHCC granted long-term incentive awards to each of our NEOs. One-half of the awards were RSUs that vest in four equal annual installments beginning on the first anniversary of the grant date, and the other half of the awards were PSUs. The PSUs will vest based on revenue growth targets (34% weighting), adjusted earnings per share targets (33% weighting) and relative total stockholder return (33% weighting) measured against the IXHC using the 20-trading day averages at the beginning and end of the measurement period. The measurement period for the PSUs is January 1, 2022 through December 31, 2024. Threshold performance must be achieved before any payout occurs, and maximum payout is capped at 150% of the target number of PSUs granted. However, if the Company's absolute total stockholder return over the performance period is negative, the vesting level may not exceed the target level (i.e., 100% of the target number of PSUs granted).

Summary Compensation Table

The following table shows the total compensation paid or accrued during the 2021 fiscal year and the last three completed fiscal years, as indicated, to each person who served as our Chief Executive Officer or our Chief Financial Officer during the year ended December 31, 2021, and to our three next most highly compensated executive officers during the year ended December 31, 2021 who were serving as executive officers as of December 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4) (5)	All Other Compensation ($) (6)	Total ($)
Paul J. Diaz President and Chief Executive Officer	2021	1,000,000	500,000	9,869,920		1,279,000	138,749	12,787,669
	2020 Transition Period	382,663	500,000	8,394,628	5,500,006	682,000	41,524	15,500,821
R. Bryan Riggsbee Chief Financial Officer and Treasurer	2021	526,451		2,022,772		394,207	13,831	2,957,261
	2020 Transition Period	265,454		1,264,541		281,174	5,237	1,816,406
	2020	552,796		3,461,500		180,209	8,836	4,203,341
	2019	466,650		2,392,500		260,671	19,162	3,138,983
Jerry S. Lanchbury, Ph.D. Former Chief Scientific Officer (7)	2021	544,820		1,194,063		294,202	13,816	2,046,901
	2020 Transition Period	256,618		1,102,569		176,253	5,827	1,541,267
	2020	493,496		1,197,200		131,599	6,943	1,829,238
	2019	508,595		1,914,000		250,228	12,927	2,685,750
Nicole Lambert Chief Operating Officer	2021	475,250		2,086,457		336,192	13,785	2,911,684
	2020 Transition Period	217,726		1,243,641		194,472	5,542	1,661,381
	2020	386,859		1,197,200		99,934	20,713	1,704,706
Mark Verratti Chief Commercial Officer	2021	434,489		1,292,885		275,032	13,769	2,016,175
	2020 Transition Period	204,651		879,288		143,273	8,123	1,235,335

(1)During fiscal year 2021, Mr. Diaz received the remaining portion of his sign-on bonus, or $500,000, on August 13, 2021.

(2)Amounts shown reflect the aggregate grant date fair value of restricted stock unit awards granted in the 2021 fiscal year, the 2020 transition period, and each other fiscal year presented, in each case calculated in accordance with FASB ASC Topic 718. All stock awards, other than PSUs with market conditions, are based on the closing price of our common stock on the Nasdaq Global Select Market on the grant date of the award. The PSUs with market conditions are based on a Monte Carlo valuation. For the 2021 fiscal year, amounts reflect the potential value of the restricted stock unit awards assuming the target level of performance associated with the award. For the 2021 fiscal year, the potential value of the restricted stock unit awards assuming maximum level of performance is as follows: Mr. Diaz: $12,554,876, Mr. Riggsbee: $2,573,028, Dr. Lanchbury: $1,518,883, Ms. Lambert: $2,320,383, and Mr. Verratti: $1,212,223. For the fiscal years 2019 to 2020, amounts reflect the maximum potential value of each award assuming the highest level of performance associated with the award.

(3)Amount shown reflects the aggregate grant date fair value of the stock options granted calculated in accordance with FASB ASC Topic 718 and, in the case of time-based non-qualified stock options granted on August 13, 2020, are based on a value per option of $8.04, and in the case of performance-based non-qualified stock options granted on August 13, 2020, are based on a weighted value per option of $8.11.

(4)For fiscal years 2019 and 2020, the 2020 transition period, and fiscal year 2021, the amounts reported in this column reflect the actual cash incentive awards paid. No payment was made under the long-term, three-year cash incentive bonus awards that concluded in fiscal years 2020 and 2021 as our performance goals for those awards were not achieved. For fiscal year 2019, cash payments under the long-term, three-year cash incentive bonus awards were paid out at 34 percent of the target award.

(5)For fiscal year 2020, the non-equity incentive plan compensation to Mr. Riggsbee, Dr. Lanchbury, and Ms. Lambert was paid out as a restricted stock unit grant with two-year vesting in order to preserve cash given the impact of the global COVID-19 pandemic on our business.

(6)Mr. Diaz received relocation benefits of $47,337, a housing allowance of $33,600, paid travel expenses of $22,222, and paid commuting expenses of $21,805. Amounts shown for fiscal year 2021 for each NEO include short-term and long-term disability insurance premium payments and the balance reflects matching contributions made under our 401(k) plan on behalf of each NEO.

(7)Dr. Lanchbury resigned from his role as Chief Scientific Officer on January 14, 2022.

2021 Fiscal Year Grants of Plan-Based Awards

The following tables show information regarding grants of non-equity and equity awards that we made during the year ended December 31, 2021 to each of the executive officers named in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (# of units)	All Other Option Awards: Number of Securities Underlying Options (# of shares)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Paul J. Diaz	Short-term Cash Incentive Bonus		500,000	1,000,000	1,500,000
	Time-Based RSUs	3/24/2021							159,915 (3)			4,500,008
	PSUs	3/24/2021				79,957	159,914	239,871				5,369,912
R. Bryan	Short-term Cash Incentive Bonus		158,100	316,200	474,300
Riggsbee	Time-Based RSUs	3/24/2021							32,774 (3)			922,260
	PSUs	3/24/2021				16,387	32,773	49,160				1,100,512
Jerry S.	Short-term Cash Incentive Bonus		136,103	272,205	408,308
Lanchbury	Time-Based RSUs	3/24/2021							19,347 (3)			544,425
	PSUs	3/24/2021				9,673	19,346	29,019				649,639
Nicole	Short-term Cash Incentive Bonus		142,575	285,150	427,725
Lambert	Time-Based RSUs	3/24/2021							29,556 (3)			831,706
	PSUs	3/24/2021				14,778	29,555	44,333				992,451
	Time-Based RSUs	12/8/2021							10,000 (4)			262,300
Mark Verratti	Short-term Cash Incentive Bonus		108,622	217,245	325,867
	Time-Based RSUs	3/24/2021							15,441 (3)			434,510
	PSUs	3/24/2021				7,720	15,440	23,160				518,475
	Time-Based RSUs	9/21/2021							10,000 (5)			339,900

(1)The amounts represent the threshold, target, and maximum estimated payouts for awards granted under our 2021 fiscal year short-term cash incentive program. The actual value of the bonuses paid to our NEOs for the 2021 fiscal year can be found above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For additional information regarding the 2021 fiscal year short-term cash incentive bonus, please see the section above entitled “2021 Fiscal Year Named Executive Officer Compensation—Annual Cash Incentive Bonus”.

(2)The amounts represent the threshold, target and maximum number of our shares that may be awarded with respect to the PSUs awarded to our NEOs on March 24, 2021. The measurement period for these PSUs is January 1, 2021 through December 31, 2021 and performance is based on adjusted earnings per share targets and relative total stockholder return measured against the IXHC using the 20-trading day averages at the beginning and end of the measurement period. To the extent that the PSUs are determined to have been earned based on the performance metrics, 25% will vest on the first anniversary of the grant date, and the remaining 75% will vest in three equal installments on the following three anniversaries of the grant date.

(3)The amounts represent the number of time-based RSUs granted to our NEOs on March 24, 2021. The RSUs awarded to Mr. Diaz, Mr. Riggsbee, Dr. Lanchbury, Ms. Lambert and Mr. Verratti vest 25% on March 24, 2022, 25% on March 24, 2023, 25% on March 24, 2024, and 25% on March 24, 2025.

(4)Represents time-based RSUs granted to Ms. Lambert on December 8, 2021, which RSUs vest 25% on January 1, 2023, 25% on January 1, 2024, 25% on January 1, 2025, and 25% on January 1, 2026.

(5)Represents time-based RSUs granted to Mr. Verratti on September 21, 2021, which RSUs vest 25% on September 21, 2022, 25% on September 21, 2023, 25% on September 21, 2024, and 25% on September 21, 2025.

(6)The amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 and, (a) in the case of RSUs granted on March 24, 2021, are based on the closing price of our common stock on the Nasdaq Global Select Market on March 24, 2021 of $28.14, (b) in the case of PSUs that vest based on performance and market conditions that were granted on March 24, 2021, are based on a weighted value per award of $33.58 (50% of the PSUs have a performance condition which are valued based on the closing price of our common stock on the Nasdaq Global Select Market on March 24, 2021 of $28.14 and the other 50% of the PSUs have a market condition which are valued using a Monte Carlo valuation model which resulted in a value of $39.02), (c) in the case of RSUs granted on September 21, 2021, are based on the closing price of our common stock on the Nasdaq Global Select Market on September 21, 2021 of $33.99, (d) in the case of RSUs granted on December 8, 2021, are based on the closing price of our common stock on the Nasdaq Global Select Market on December 8, 2021 of $26.23.

Narrative Disclosure to Summary Compensation Table and 2021 Fiscal Year Grants of Plan-Based Awards Table

We have entered into standard form employment agreements with each of our NEOs other than Mr. Diaz, whose employment agreement is discussed below. Pursuant to these standard form employment agreements, which have no defined term, either party may terminate employment without cause at any time upon a specified period of written notice to the other party or immediately with cause upon written notice to the other party. Each employment agreement also provides that the employee will not disclose confidential information of ours during and after employment and includes standard non-competition and non-solicitation provisions. Since the dates of these agreements entered into with our NEOs, the compensation paid to each NEO has been increased and equity awards have been granted, the most recent of which are discussed below.

We have also entered into a Severance and Change in Control Agreement with each NEO other than Mr. Diaz. These agreements, which are discussed below under “Executive Compensation—Potential Payments Upon Termination or Change-in-Control,” provide certain benefits to each NEO other than Mr. Diaz upon a change-in-control transaction and/or termination of employment with us. Mr. Diaz's employment agreement, which is discussed below, provides for similar benefits upon a change-in-control transaction and/or termination of employment with us.

Mr. Diaz was appointed to the position of President and Chief Executive Officer on August 13, 2020, and entered into an employment agreement with us at that time. As determined by our CHCC, he received a salary of $1,000,000 for the 2021 fiscal year. His incentive bonus for the 2021 fiscal year was $1,279,000. On March 24, 2021, Mr. Diaz was granted 159,914 PSUs, which are subject to the achievement of adjusted earnings per share and relative total stockholder return targets, followed by time-based vesting requirements, and 159,915 RSUs, which are subject to time-based vesting requirements (25% vesting each year over a 4-year period).

Mr. Riggsbee was appointed to the position of Chief Financial Officer and Treasurer in October 2014, and entered into the Company’s standard form of employment agreement at that time. He was appointed interim President and Chief Executive Officer on February 6, 2020, following the resignation of former Chief Executive Officer Mr. Mark C. Capone and served in that additional position until August 13, 2020. As determined by our CHCC, he received a salary of $526,451 for the 2021 fiscal year. His incentive bonus for the 2021 fiscal year was $394,207. On March 24, 2021, Mr. Riggsbee was granted 32,773 PSUs, which are subject to the achievement of adjusted earnings per share and relative total stockholder return targets, followed by time-based vesting requirements, and 32,774 RSUs, which are subject to time-based vesting requirements (25% vesting each year over a 4-year period).

Dr. Lanchbury was appointed to the position of Senior Vice President, Research in November 2002 and entered into the Company’s standard form of employment agreement at that time. In September 2005, he was promoted to Executive Vice President, Research. In February 2010, Dr. Lanchbury was appointed Chief Scientific Officer. On January 14, 2022, Dr. Lanchbury retired from his position as Chief Scientific Officer. Effective as of the same date (the "Transition Date"), Dr. Lanchbury transitioned to providing consulting and advisory services to us until March 31, 2022 (the "Consulting Period"). As determined by our CHCC, he received a salary of $544,820 for the 2021 fiscal year. His incentive bonus for the 2021 fiscal year was $294,202. On March 24, 2021, Dr. Lanchbury was granted 19,346 PSUs, which are subject to the achievement of adjusted earnings per share and relative total stockholder return targets, followed by time-based vesting requirements, and 19,347 RSUs, which are subject to time-based vesting requirements (25% vesting each year over a 4-year period). On February 7, 2022, we entered into the Separation Agreement with Dr. Lanchbury. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants, including customary non-compete and non-solicitation covenants, a typical release of claims, and his distinguished 19 years of service with us, Dr. Lanchbury received a lump-sum severance payment of $782,276.93 and a weekly consulting fee of $500.00. He will also receive an additional severance payment of $45,401.67 following his re-execution of the Separation Agreement. In addition, the vesting of all outstanding RSUs and PSUs previously granted to Dr. Lanchbury that were scheduled to vest on or before the date two years following the Transition Date and any other restricted stock units previously granted to Dr. Lanchbury that were scheduled to vest on or before March 31, 2024 were accelerated in accordance with the terms of the Separation Agreement. 121,594 restricted stock units, with a fair value of $3,379,097 based on the closing stock price of our common stock on January 14, 2022, or $27.79, were accelerated as of that date pursuant to the terms of the Separation Agreement.

Ms. Lambert was appointed to serve as our Chief Operating Officer, effective January 1, 2022. She previously served as Group President of Myriad Women’s Health, Oncology, and International and President for Myriad Oncology. In connection with her appointment as Chief Operating Officer, Ms. Lambert received a one-time award of 10,000 RSUs, vesting in four equal installments over a 4-year period, and an increase of $24,713 to her annual base salary, which is $499,963, effective January 1, 2022. As determined by our CHCC, she received a salary of $475,250 for the 2021 fiscal year. Her incentive bonus for the 2021 fiscal year was $336,192. On March 24, 2021, Ms. Lambert was granted 29,555 PSUs, which are subject to the achievement of adjusted earnings per share and relative total stockholder return targets, followed by time-based vesting requirements, and 29,556 RSUs, which are subject to time-based vesting requirements (25% vesting each year over a 4-year period).

Mr. Verratti was appointed to the position of President of Myriad Neuroscience on August 1, 2017, and entered into the Company's standard form of employment agreement at that time. Mr. Verratti was also appointed to the position of President of Myriad Autoimmune on May 1, 2020, until we sold our Autoimmune business on September 13, 2021. Prior to his appointment as Chief Commercial Officer on April 14, 2022, Mr. Verratti served as President, Mental Health. As determined by our CHCC, he received a salary of $434,489 for the 2021 fiscal year. His incentive bonus for the 2021 fiscal year was $275,032. On March 24, 2021, Mr. Verratti was granted 15,440 PSUs, which are subject to the achievement of adjusted earnings per share and relative total stockholder return targets, followed by time-based vesting requirements, and 15,441 RSUs, which are subject to time-based vesting requirements (25% vesting each year over a 4-year period). Mr. Verratti also received a special one-time award of 10,000 RSUs on September 21, 2021 as a result of his contributions to the growth of our GeneSight test and the execution of a new commercial model in our Mental Health business. In April 2022, in connection with his promotion to Chief Commercial Officer, the CHCC increased Mr. Verratti's base salary to $475,000 and granted him a special one-time award of 10,000 RSUs.

Three-Year Cash Incentive Program

In September 2020, the CHCC discontinued the three-year cash incentive award program. Payments may still be made in fiscal year 2022 if we achieve performance goals under the awards granted in September 2019, respectively, but no new awards will be granted. The required performance goals were not achieved, and no payment was made under the awards granted in September 2018 and potentially payable in September 2021. The three-year cash incentive award program is discussed above in the Compensation Discussion and Analysis under the heading "2021 Fiscal Year Named Executive Officer Compensation--Long-Term Incentive Awards--Three-Year Cash Incentive Bonus."

Outstanding Equity Awards at 2021 Fiscal Year End

The following table shows the grants of stock options, RSUs and PSUs outstanding as of December 31, 2021, to each of our NEOs.

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)(3)	Market Value of Shares or Units of Stock that Have not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)(4)
Paul J. Diaz	08/13/2020	85,510 (1)	256,530 (1)	$13.38	08/13/2027
	08/13/2020	203,452 (2)	135,636 (2)	$13.38	08/13/2027
	08/13/2020					149,476	4,125,538
	10/08/2020					334,077	9,220,525
	03/24/2021					159,915	4,413,654
	03/24/2021							159,914	4,413,626
R. Bryan Riggsbee	09/19/2018					11,875	327,750
	09/25/2019					20,500	565,800
	02/18/2020					75,000	2,070,000
	08/12/2020					6,893	190,247
	10/08/2020					33,715	930,534
	10/08/2020					50,232	1,386,403
	03/24/2021					32,774	904,562
	03/24/2021							32,773	904,535
Jerry S. Lanchbury, Ph.D.	09/19/2018					9,500	262,200
	09/25/2019					16,400	452,640
	08/12/2020					5,034	138,938
	10/08/2020					29,397	811,357
	10/08/2020					43,796	1,208,770
	03/24/2021					19,347	533,977
	03/24/2021							19,346	533,950
Nicole Lambert	09/17/2018					40	1,104
	09/19/2018					2,137	58,981
	09/25/2019					20,000	552,000
	08/12/2020					3,823	105,515
	10/08/2020					33,158	915,161
	10/08/2020					49,401	1,363,468
	03/24/2021					29,556	815,746
	03/24/2021							29,555	815,718
	12/08/2021					10,000	276,000
Mark Verratti	09/19/2018					10,000	276,000
	09/25/2019					16,400	452,640
	08/12/2020					3,733	103,031
	10/08/2020					23,443	647,027
	10/08/2020					34,926	963,958
	03/24/2021					15,441	426,172
	03/24/2021							15,440	426,144
	09/21/2021					10,000	276,000

(1)Represents time-based non-qualified stock options for the purchase of 342,040 shares of common stock, which options vest in four equal installments on each of the first four anniversaries of Mr. Diaz’s commencement date of August 13, 2020. 85,510 time-based non-qualified stock options vested on August 13, 2021.
(2)Represents performance-based non-qualified stock options for the purchase of 339,088 shares of common stock, which options vest in five equal installments upon the achievement of five stock price milestones, three of which have been achieved. Achievement of each applicable milestone is based on the average of the closing prices of common stock for a period of 20 consecutive trading days exceeding the applicable milestone stock price. 20% of the options vested upon the achievement of each of the following milestones: a stock price that exceeded $20.07, $26.76, and $33.45. 20% of the options will vest upon achievement of a stock price that exceeds $40.14 and the remaining 20% of the options will vest upon achievement of a stock price that exceeds $46.83. The achievement of the applicable milestone stock prices must be completed by August 13, 2027, which is also the date the options expire, unless Mr. Diaz's ceases to be employed by us, in which case, the options are subject to earlier termination.
(3)Restricted stock units vest 25% per year beginning no earlier than the first anniversary of the grant date on which the restricted stock units were granted.
(4)The market value of restricted stock unit awards is determined by multiplying the number of shares by $27.60, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021, the last day of the 2021 fiscal year.
(5)Represents PSUs granted (at target performance level) on March 24, 2021 to our NEOs. The performance metrics for the PSUs were measured against adjusted earnings per share and relative total stockholder return for the period from January 1, 2021 to December 31, 2021. To the extent that the PSUs are determined to have been earned based on the performance metrics, 25% will vest on the first anniversary of the grant date, and the remaining 75% will vest in three equal installments on the following three anniversaries of the grant date.

2021 Fiscal Year Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock and the vesting of restricted stock units held by our NEOs during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Paul J. Diaz	—	—	260,840	8,772,327
R. Bryan Riggsbee	—	—	97,003	3,083,010
Jerry S. Lanchbury, Ph.D.	580,000	5,395,009	59,635	1,934,698
Nicole Lambert	—	—	45,659	1,459,757
Mark Verratti	—	—	51,394	1,670,247
(1)Amounts shown in this column do not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of the options because the shares may not be sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)Amounts shown in this column represent the market value of restricted stock units upon vesting as determined by multiplying the number of shares by $29.69, the closing price of our common stock on the Nasdaq Global Select Market on February 18, 2021, for shares which vested on that date, by $32.79, the closing price of our common stock on the Nasdaq Global Select Market on August 13, 2021, for shares which vested on that date, by $34.81, the closing price of our common stock on the Nasdaq Global Select Market on August 25, 2021, for shares which vested on that date, by $34.76, the closing price of our common stock on the Nasdaq Global Select Market on September 23, 2021, for shares which vested on that date, by $33.31, the closing price of our common stock on the Nasdaq Global Select Market on the last trading day prior to September 25, 2021, for shares which vested on that date, by $33.31, the closing price of our common stock on the Nasdaq Global Select Market on the last trading day prior to September 26, 2021, for shares which vested on that date, and by $30.88, the closing price of our common stock on the Nasdaq Global Select Market on the last trading day prior to October 9, 2021, for shares which vested on that date.

Potential Payments Upon Termination or Change-in-Control

Severance and Change in Control Agreements

Beginning October 9, 2020 (and thereafter for subsequently appointed executive officers), we entered into new Severance and Change in Control Agreements (the "Severance and Change in Control Agreements") with our executive officers other than our Chief Executive Officer, Mr. Diaz. Mr. Diaz's employment agreement provides for certain severance and change in control benefits, which are discussed below.

Under the terms of the Severance and Change in Control Agreements, if the employment of an executive officer is terminated without “Cause” or if the executive officer separates from us for “Good Reason” (each is defined in the agreement and set forth below), then the executive officer will receive:

•(i) an amount equal to the executive’s then-current annual base salary, the executive’s then-current target annual bonus and any compensation previously deferred; (ii) a prorated portion of the executive’s target annual bonus for the then-current fiscal year, based on the portion of the fiscal year worked prior to the separation date; (iii) immediate vesting of RSUs scheduled to vest within two years after termination; (iv) vesting of PSUs for two years following termination to the extent that the relevant performance metrics for the PSU grant are achieved; and (v) reimbursement for continued medical benefits until the earlier of 12 months after the date of termination or the date the executive begins employment with another employer.

If the employment of an executive officer is terminated without “Cause” or if the executive officer separates from us for ‘‘Good Reason’’, within three months before or 24 months after a “Change in Control” (as defined in the agreement and set forth below), then the executive officer will receive the same benefits described in the preceding paragraph, except that all outstanding and unvested equity grants will immediately vest in full.

As defined in the Severance and Change in Control Agreements:

•“Cause” means: (i) employee’s gross negligence in the performance of employee’s duties to the Company; (ii) employee’s willful misconduct, embezzlement, misappropriation, fraud, or professional dishonesty; (iii) employee’s material breach of any non-disclosure, invention assignment, non-competition, or similar agreement between employee and the Company; (iv) employee’s commission of a felony or of a crime involving moral turpitude; (v) employee’s willful and material failure to comply with lawful directives of the Board; or (vi) employee’s willful and material breach of a material provision of any employment agreement between employee and the Company or willful and material violation of a material provision of any written Company employment policy applicable to its senior executive officers; provided that (A) the Company provides employee with written notice that the Company intends to terminate employee’s employment thereunder for one of the foregoing circumstances within sixty (60) days of the Board’s knowledge of such circumstance(s) occurring (which notice shall set forth in reasonable detail the circumstance(s) that the Company alleges constitute(s) Cause), (B) in the event that a circumstance described in subsection (v) or (vi) is capable of being cured, employee has failed to cure such circumstance within a period of thirty (30) days after the date of receipt of such written notice, and (C) the Company terminates employee’s employment within sixty five (65) days from the date of the notice referred to in clause (A). Conduct shall not be considered “willful” unless done (or omitted to be done) not in good faith and without a reasonable belief that such conduct (or lack thereof) was in the best interest of the Company.

•“Good Reason” means: (i) a material diminution in employee’s duties, authority or responsibilities; (ii) a material diminution in employee’s base salary, other than a reduction of similar magnitude to the base salaries of other Company senior executive officers if there is a reduction of Company senior executive officer base salaries generally, or a failure by the Company to provide the compensation and benefits provided for in the Severance and Change in Control Agreement; or (iii) a material breach by the Company of the Severance and Change in Control Agreement or any other agreement between the Company and employee; provided that (A) employee provides the Company with written notice that employee intends to terminate employee’s employment thereunder for one of the foregoing circumstances within sixty (60) days of such circumstance occurring (which notice shall set forth in reasonable detail the circumstance(s) that employee alleges constitute(s) Good Reason), (B) if such circumstance is capable of being cured, the Company has failed to cure such circumstance within a period of thirty (30) days after the date of receipt of such written notice, and (C) employee terminates employee’s employment within sixty five (65) days from the date of the notice referred to in clause (A). For purposes of clarification, the above-listed conditions shall apply separately to each occurrence of Good Reason, and failure to adhere to such conditions in the event of a specific occurrence of Good Reason shall not disqualify employee from asserting Good Reason for any subsequent occurrence of Good Reason. For purposes of the Severance and Change in Control Agreement, “Good Reason” shall be interpreted in a manner, and limited to the extent necessary, so that it shall not cause adverse tax consequences for either party with respect to Section 409A of the Internal Revenue Code of 1986, as amended, and any successor statute, regulation and guidance thereto.

•“Change in Control” means the occurrence of any of the following events: (A) Ownership: any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, any subsidiary of the Company, or any employee benefit plan of the Company); or (B) Merger/Sale of Assets: (1) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such entity, as the case may be, outstanding immediately after such merger or consolidation; or (2) the sale or disposition by the Company of all or substantially all of the Company’s assets; or (C) Board Change: a change in the Board or its members such that individuals who, as of the effective date of the Severance and Change in Control Agreement or, if later, the date that is one year prior to such change (the later of such two dates referred to herein as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including for these purposes, any new members whose election or nomination was so approved, without counting the member and his or her predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Mr. Diaz's Employment Agreement

Under the terms of Mr. Diaz’s employment agreement, if his employment is terminated without “Cause” or if he is separated from us for “Good Reason” (each as defined in his employment agreement and set forth below), then he will receive: (i) an amount equal to two times his then-current annual base salary and two times his then-current target annual bonus; (ii) a prorated portion of his target annual bonus for the then-current fiscal year; (iii) immediate vesting of RSUs scheduled to vest within two years after termination; (iv) vesting of PSUs for two years following termination to the extent that the relevant performance metrics for the PSU grant are achieved; and (v) payment or reimbursement for continued medical benefits until the earlier of 18 months after the date of termination or the date he begins employment with another employer.

If Mr. Diaz’s employment is terminated without “Cause” or if he separates from the Company for “Good Reason”, within three months before or 24 months after a “Change of Control” (as defined in his employment agreement and set forth below), then he will receive the same benefits described in the preceding paragraph, except that all outstanding and unvested equity grants will immediately vest in full.

As defined in Mr. Diaz’s employment agreement:

•“Cause” means: (i) executive’s gross negligence in the performance of executive’s duties to the Company; (ii) executive’s willful misconduct, embezzlement, misappropriation, fraud, or professional dishonesty; (iii) executive’s material breach of any non-disclosure, invention assignment, non-competition, or similar agreement between executive and the Company; (iv) executive’s commission of a felony or of a crime involving moral turpitude; (v) executive’s willful and material failure to comply with lawful directives of the Board; or (vi) executive’s willful and material breach of a material provision of any employment agreement between executive and the Company or willful and material violation of a material provision of any written Company employment policy applicable to its senior executive officers; provided that (A) the Company provides executive with written notice that the Company intends to terminate executive’s employment hereunder for one of the circumstances set forth above within sixty (60) days of the Board’s knowledge of such circumstance(s) occurring (which notice shall set forth in reasonable detail the circumstance(s) that the Company alleges constitute(s) Cause (as defined below)), (B) in the event that a circumstance described in (iii), (v) or (vi) above is capable of being cured, executive has failed to cure such circumstance within a period of thirty (30) days after the date of receipt of such written notice, and (C) the Company terminates executive’s employment within sixty five (65) days from the date of the notice referred to in clause (A). Conduct shall not be considered “willful” unless done (or omitted to be done) not in good faith and without a reasonable belief that such conduct (or lack thereof) was in the best interest of the Company.

•“Good Reason” means: (i) a material diminution in executive’s duties, authority or responsibilities; (ii) a material diminution in executive’s base salary, other than a reduction of similar magnitude to the base salaries of other Company senior executive officers if there is a reduction of Company senior executive base salaries generally, or a failure by the Company to provide the compensation and benefits provided for in the employment agreement; (iii) any change in executive’s position such that he is no longer the Company’s Chief Executive Officer reporting solely to the Board; or (iv) a material breach by the Company of the employment agreement or any other agreement between the Company and executive; provided that (A) executive provides the Company with written notice that executive intends to terminate executive’s employment hereunder for one of the circumstances set forth above within sixty (60) days of such circumstance occurring (which notice shall set forth in reasonable detail the circumstance(s) that Executive alleges constitute(s) Good Reason), (B) if such circumstance is capable of being cured, the Company has failed to cure such circumstance within a period of thirty (30) days after the date of receipt of such written notice, and (C) executive terminates executive’s employment within sixty five (65) days from the date of the notice referred to in clause (A). For purposes of clarification, the above-listed conditions shall apply separately to each occurrence of Good Reason, and failure to adhere to such conditions in the event of a specific occurrence of Good Reason shall not disqualify executive from asserting Good Reason for any subsequent occurrence of Good Reason.

•“Change of Control” means the occurrence of any of the following events: (A) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, any subsidiary of the Company, or any employee benefit plan of the Company); or (B) 1) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such entity, as the case may be, outstanding immediately after such merger or consolidation; or (2) the sale or disposition by the Company of all or substantially all of the Company’s assets; or (C) a change in the Board or its members such that individuals who, as of the commencement date of Mr. Diaz's employment (including executive) or, if later, the date that is one year prior to such change (the later of such two dates referred to herein as the ”Measurement Date”), constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including for these purposes, any new members whose election or nomination was so approved, without counting the member and his or her predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

The following table summarizes the potential payments to each of our NEOs other than Mr. Diaz under the Severance and Change in Control Agreements, and in the case of Mr. Diaz under his employment agreement, in connection with (i) a termination without Cause or a separation for Good Reason following a Change in Control or (ii) a termination without Cause or a separation for Good Reason independent of a Change in Control, in each case assuming such termination or separation occurred as of December 31, 2021.

	Executive Benefits and Payments Upon Termination	Change in Control and Involuntary Termination Without Cause or for Good Reason ($) (1)	Involuntary Termination Without Cause or for Good Reason ($) (1)
	Base salary	2,000,000	2,000,000
	Bonus	3,000,000	3,000,000
Paul J. Diaz	Stock option, RSU and PSU acceleration (2)	27,749,944	20,222,663
	Cobra benefits	41,309	41,309
	Total	32,791,253	25,263,972
	Base salary	527,000	527,000
	Bonus	632,400	632,400
R. Bryan Riggsbee	RSU and PSU acceleration (3)	7,279,831	5,955,956
	Cobra benefits	27,540	27,540
	Total	8,466,771	7,142,896
	Base salary	544,410	544,410
	Bonus	544,410	544,410
Jerry S. Lanchbury, Ph.D.	RSU and PSU acceleration (3)	3,941,832	3,047,010
	Cobra benefits	27,540	27,540
	Total	5,058,192	4,163,370
	Base salary	475,250	475,250
	Bonus	570,300	570,300
Nicole Lambert	RSU and PSU acceleration (3)	4,903,692	3,553,949
	Cobra benefits	27,540	27,540
	Total	5,976,782	4,627,039
	Base salary	434,489	434,489
	Bonus	434,489	434,489
Mark Verratti	RSU and PSU acceleration (3)	3,570,971	2,736,393
	Cobra benefits	27,540	27,540
	Total	4,467,489	3,632,911

(1)The value of the vesting acceleration for restricted stock units was calculated by multiplying the number of restricted stock units subject to acceleration as of December 31, 2021 by the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021 of $27.60. The value of vesting acceleration for stock options was calculated by multiplying the number of in-the-money unvested stock options subject to acceleration as of December 31, 2021 by the difference between (i) the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021 of $27.60 and (ii) the respective exercise price of such stock options.

(2)Mr. Diaz's PSUs with unsatisfied performance conditions were assumed to vest at target. Each of the stock price milestones for Mr. Diaz's performance-based stock options that were not achieved as of December 31, 2021 were assumed to be achieved. In the case of a termination without Cause or a separation for Good Reason independent of a Change in Control, vesting of Mr. Diaz's time-based stock options, RSUs and PSUs was accelerated by two years from December 31, 2021, on a monthly basis.

(3)PSUs for Mr. Riggsbee, Dr. Lanchbury, Ms. Lambert and Mr. Verratti with unsatisfied performance conditions were assumed to vest at target. In the case of a termination without Cause or a separation for Good Reason independent of a Change in Control, vesting of RSUs and PSUs for Mr. Riggsbee, Dr. Lanchbury, Ms. Lambert and Mr. Verratti was accelerated by two years from December 31, 2021, on a monthly basis.

CEO Pay Ratio

The following is a reasonable estimate prepared under the SEC rules of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined that as of December 31, 2021, our employee population consisted of 2,278 employees, 2,206 of which are U.S. employees and 72 of which are international employees. Of the 72 international employees, 46 are located in Germany, 7 in Japan, 6 in Switzerland, 5 in France, 4 in the United Kingdom, 2 in Australia, and 1 in each of the Netherlands and Canada. All international employees were excluded in the 5% de minimis exemption adjustment as permitted by SEC rules. We then selected our median employee based on the W-2 calculated income of our U.S. employees for the year ending on December 31, 2021.

The total fiscal year 2021 compensation of the employee identified as our median employee (excluding our Chief Executive Officer) was $74,021 for the year ended December 31, 2021. The total 2021 fiscal year compensation of our Chief Executive Officer for purposes of determining the CEO Pay Ratio was $12,787,669 for the year ended December 31, 2021. Based on the foregoing information, for the 2021 fiscal year, the ratio of the total fiscal year 2021 compensation of our Chief Executive Officer to the total fiscal year 2021 compensation of our median employee was estimated to be 173 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies prescribed by the SEC. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Using consistently applied measures, we did not make any assumptions, adjustments or estimates with respect to base pay in determining the median employee and we did not annualize compensation for any employee not employed for the entire year.

Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio calculated may not be comparable to the CEO pay ratio presented by other companies.

Director Compensation

The following table shows the total compensation paid or accrued during the year ended December 31, 2021 to each of our non-employee directors who served during fiscal year 2021. Directors who are employed by us are not compensated for their service on our Board.

	Fees Earned or	Stock
Name	Paid in Cash ($)	Awards ($)	Total ($)
Heiner Dreismann, Ph.D.	93,500	349,980 (1)	443,480
Rashmi Kumar	81,550	349,980 (1)	431,530
Dennis H. Langer, M.D., J.D.	88,500	349,980 (1)	438,480
Lee N. Newcomer, M.D.	98,000	349,980 (1)	447,980
S. Louise Phanstiel	211,000	349,980 (1)	560,980
Colleen F. Reitan	81,000	349,980 (1)	430,980
Daniel M. Skovronsky, M.D., Ph.D.	84,234	349,980 (1)	434,214
Daniel K. Spiegelman	101,500	349,980 (1)	451,480
(1) Amounts shown reflect the aggregate grant date fair value of 12,848 RSUs calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value was determined by multiplying the number of shares by $27.24, the closing price of our common stock on the Nasdaq Global Select Market on June 3, 2021, the date of the grant. These RSUs awarded to certain of our non-employee directors following the 2021 Annual Meeting of Stockholders held on June 3, 2021 vest upon the earlier of (i) one year of service on the Board following the date of grant or (ii) the date of the next annual meeting of stockholders following such grant.

The following table shows outstanding and vested options and unvested RSUs for each non-employee director as of December 31, 2021.

	Total Options	Vested	Unvested
Name	Outstanding	Options	RSUs
Heiner Dreismann, Ph.D.	—	—	12,848
Rashmi Kumar	—	—	12,848
Dennis H. Langer, M.D., J.D.	30,000	30,000	12,848
Lee N. Newcomer, M.D.	—	—	12,848
S. Louise Phanstiel	30,000	30,000	12,848
Colleen F. Reitan	—	—	12,848
Daniel M. Skovronsky, M.D., Ph.D.	—	—	12,848
Daniel K. Spiegelman	—	—	12,848

The following table shows the grant date fair value calculated in accordance with FASB ASC Topic 718 for RSUs granted to each non-employee director during the year ended December 31, 2021.

Name	RSUs Granted (#)	Grant Date	Grant Date Fair Value ($)
Heiner Dreismann, Ph.D.	12,848	6/03/2021	349,980
Rashmi Kumar	12,848	6/03/2021	349,980
Dennis H. Langer, M.D., J.D.	12,848	6/03/2021	349,980
Lee N. Newcomer, M.D.	12,848	6/03/2021	349,980
S. Louise Phanstiel	12,848	6/03/2021	349,980
Colleen F. Reitan	12,848	6/03/2021	349,980
Daniel M. Skovronsky, M.D., Ph.D.	12,848	6/03/2021	349,980
Daniel K. Spiegelman	12,848	6/03/2021	349,980

Director Compensation Policy

Our non-employee directors are compensated on a role-based model and are paid cash fees based on annual retainers (25% paid following each quarter of service) for their service on our Board. Paul J. Diaz, our Chief Executive Officer, is a member of our Board but is employed by us, and, as such, he receives no additional compensation for his service on our Board.

Attracting and retaining qualified non-employee directors is critical to the governance and long-term success of the Company. As a result, the CHCC, in consultation with its outside compensation consultant, regularly reviews our director compensation to ensure that it is competitive with our peer group.

In February 2021, the CHCC modified the director compensation program in the following manner:

•Discontinued the practice of paying non-employee directors a per-meeting fee for attending any Board or committee meetings.

•Increased the annual equity grant to directors from $300,000 to $350,000 to more closely align our director equity compensation with the compensation practices of our peer group.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Board committees:

Annual retainer

All members	$60,000
Chair of the Board	$120,000 additional
Chair of the Audit and Finance Committee	$28,000 additional
Chair of the Compensation and Human Capital Committee	$20,000 additional
Chair of the Nominating and Governance Committee	$15,000 additional
Chair of the Research and Product Innovation Committee	$28,000 additional
Members of the Audit and Finance Committee (1)	$13,500 additional
Members of the Compensation and Human Capital Committee (1)	$10,000 additional
Members of the Nominating and Governance Committee (1)	$7,500 additional
Members of the Research and Product Innovation Committee (1)	$13,500 additional
(1) Other than the chairperson of such committee

Attendance

As discussed above, in February 2021, the Board discontinued the practice of paying non-employee directors a per-meeting fee for attending any Board or committee meetings. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings.

Equity Awards

Under our 2017 Plan, our non-employee directors may receive an award of equity in the Company. As recommended and determined by our CHCC, and approved by our Board, on the date of each annual meeting of stockholders, we may grant to each non-employee director equity awards under the 2017 Plan. In addition, depending on the proximity to our annual meeting of stockholders, we may grant equity awards under the 2017 Plan to each new non-employee director upon his or her initial appointment to the Board; provided, however, that it is our policy that directors should generally not receive more than one equity award per year. The number of shares of restricted stock, restricted stock units and/or other equity awards granted will be determined by dividing $350,000 by the Nasdaq closing trading price of our common stock on the date of the applicable annual meeting of stockholders or the date that such new non-employee director is appointed to our Board, as applicable.

Restricted stock, restricted stock units and other equity awards granted to our non-employee directors may vest, in the discretion of the Board and/or the CHCC, (1) in the case of awards granted on the date of our annual meeting of stockholders, upon the earlier of (i) one year of service on the Board following the date of grant or (ii) the date of the next annual meeting of stockholders following such grant and (2) in the case of awards granted on the date that a new non-employee director is appointed to the Board, on the date that is one year following the date of such grant.

Options granted to our non-employee directors in prior years under the 2010 Employee, Director and Consultant Equity Incentive Plan (as amended, the “2010 Plan”) are exercisable after the termination of the director’s service on the Board for the remaining term of the applicable option to the extent that such option was exercisable on the date of such termination. All options or restricted stock units granted to our non-employee directors will become fully exercisable or vested upon a change of control of the Company or upon their death as provided for under the forms of award agreement for directors under our 2010 Plan or 2017 Plan, as applicable.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders (1)	3,474,921	$26.94	3,585,391
Equity compensation plans not approved by security holders (2)	1,054,818	$13.38	—
Total	4,529,739	$20.36	3,585,391
(1)These plans consist of our 2010 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2010 Plan”), our 2017 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2017 Plan”), and our Employee Stock Purchase Plan, as amended (the “Employee Stock Purchase Plan”). Column (a) includes 722,226 shares of common stock available for issuance upon the exercise of stock options and 2,752,695 shares of common stock available for issuance upon the vesting of time-based and performance-based restricted stock unit awards.

(2)Mr. Diaz received the following grants of restricted stock units and non-qualified stock options in connection with the commencement of his employment with us on August 13, 2020. These awards were granted as an inducement award material to Mr. Diaz entering into employment with us pursuant to Nasdaq Rule 5635(c)(4). Column (a) includes (a) 342,040 shares of common stock available for issuance upon the exercise of time-based non-qualified stock options, (b) 339,088 shares of common stock available for issuance upon the exercise of performance-based non-qualified stock options, (c) 149,476 shares of common stock available for issuance upon the vesting of RSUs and (d) 224,214 shares of common stock available for issuance upon the vesting of PSUs.

(3)The weighted-average exercise price does not take into account any restricted stock unit awards included in column (a).

(4)Column (c) includes (a) 333 shares of common stock available for future issuance under the Employee Stock Purchase Plan and (b) 3,585,058 shares of common stock available for future issuance under the 2017 Plan. No shares are available for issuance under the 2010 Plan.

For additional information about our equity compensation plans, please refer to Note 10 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021.

Pension Benefits

We do not have any qualified or non-qualified defined pension benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Tax Deductibility of Compensation

Based on changes to U.S. tax laws, incentive compensation for our executive officers will no longer be determined under a section 162 (m) plan since the exception to the $1 million deduction limitation for qualified performance-based compensation has been eliminated.

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation and Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE:

Heiner Dreismann, Ph.D., Chair
Lee N. Newcomer, M.D.
S. Louise Phanstiel
Daniel M. Skovronsky, M.D., Ph.D.

Audit and Finance Committee Report

The Audit and Finance Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market LLC, has furnished the following report:

The Audit and Finance Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in the Audit and Finance Committee Charter adopted by the Board, which is available in the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance. This committee reviews and reassesses the Audit and Finance Committee Charter annually and recommends any changes to the Board for approval. The Audit and Finance Committee is responsible for overseeing our overall financial reporting process and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its oversight responsibility, the Audit and Finance Committee reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Additionally, the Audit and Finance Committee reviewed the performance of Ernst & Young LLP ("EY") prior to recommending its appointment for the fiscal year ended December 31, 2021, and met with representatives of EY to discuss the scope and results of the firm’s audit work. The Audit and Finance Committee also considered several other factors in deciding whether to re-engage EY, including the quality of EY’s staff, work and quality control, EY’s policies related to independence, and EY’s capability and expertise to perform an audit of our financial statements and internal control over financial reporting. As part of its auditor engagement process, the Audit and Finance Committee also considers whether to rotate the independent registered public accounting firm. EY has been our independent registered public accounting firm since 2006. EY rotates its lead audit engagement partner at least every five years.

In fulfilling its responsibilities for the financial statements for the year ended December 31, 2021, the Audit and Finance Committee took the following actions:

•reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management and EY, our independent registered public accounting firm;

•discussed with EY the matters required to be discussed in accordance with Statement on Auditing Standards No. 16, Communications with Audit Committees;

•received written disclosures and letters from EY regarding its independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors’ independence; and

•the Audit and Finance Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit and Finance Committee’s review of the audited financial statements and discussions with management and EY, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

MEMBERS OF THE AUDIT AND FINANCE COMMITTEE

Daniel K. Spiegelman, Chair
Rashmi Kumar
Dennis H. Langer, M.D., J.D.
S. Louise Phanstiel
Colleen F. Reitan

Certain Relationships and Related Person Transactions

We were not a party to any transactions with related persons since January 1, 2021 that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Policy on Approval of Related Person Transactions

We have adopted a Policy on Related Person Transactions (the “Policy”) under which the AFC reviews, approves or ratifies all related person transactions. Under our Policy, a related person transaction is one in which Myriad is a participant, and the amount involved exceeds $120,000, and in which any of the following persons have or will have a direct or indirect material interest:

•Executive officers of the Company;

•Members of the Board (including nominees to become a director);

•Beneficial holders of five percent or more of Myriad’s securities;

•Immediate family members, as defined by Item 404 of Regulation S-K under the Securities Act, of any of the foregoing persons;

•Any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal, is in a similar position or in which the person has a five percent or greater beneficial ownership interest; and

•Any other persons whom the Board or AFC determines may be considered to be related persons as defined by Item 404 of Regulation S-K under the Securities Act.

Under the Policy, the AFC will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Myriad and its stockholders, taking into account all available facts and circumstances as the AFC determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Myriad; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the AFC shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving these transactions, the AFC will obtain, or will direct management to obtain on its behalf, all information that the AFC believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion of the relevant factors will be held if it is deemed to be necessary by the AFC prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the AFC. This approval authority may also be delegated to the Chairperson of the AFC in some circumstances. It is contemplated that no related person transaction will be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The AFC may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time. A copy of our Policy on Related Person Transactions is publicly available in the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance.

PROPOSAL 1:
Election of Directors

The Board currently consists of nine members, classified as follows: S. Louise Phanstiel, Daniel M. Skovronsky M.D., Ph.D., and Daniel K. Spiegelman constitute a class with a term ending at the 2024 Annual Meeting (the “Class I Directors”); Paul J. Diaz, Heiner Dreismann, Ph.D., and Colleen F. Reitan constitute a class with a term ending at the 2022 Annual Meeting (the “Class II Directors”); and Dennis H. Langer, M.D., J.D., Lee N. Newcomer, M.D., and Rashmi Kumar constitute a class with a term ending at the 2023 Annual Meeting (the “Class III Directors”). At each Annual Meeting, directors are elected for a term to expire at the third succeeding Annual Meeting after their election to succeed those directors whose terms are expiring at the Annual Meeting.

On February 17, 2022, the Board accepted the recommendation of the NESG Committee and unanimously resolved to nominate Paul J. Diaz, Heiner Dreismann, Ph.D., and Colleen F. Reitan for election at the Annual Meeting for a term to serve until the 2025 Annual Meeting, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless a stockholder has indicated otherwise on the proxy, the shares represented by a valid proxy will be voted FOR the election of Paul J. Diaz, Heiner Dreismann, Ph.D., and Colleen F. Reitan as directors. In the event that any nominee should become unable or unwilling to serve, the shares represented by a valid proxy will be voted for the election of another person who the Board recommends, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

An affirmative vote of the majority of the shares voted affirmatively or negatively on each nominee at the Annual Meeting is required to elect each nominee as a director.

Our Restated By-Laws require that, in a non-contested election, each director be elected by a stockholder vote constituting a majority of the votes cast with respect to that director’s election. The Restated By-Laws also provide that if, in an election that is not a contested election, an incumbent director does not receive a majority of the votes cast, such director must submit an irrevocable resignation to the NESG Committee. The NESG Committee will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board must act on the resignation, taking into account the NESG Committee’s recommendation, and publicly disclose (by filing an appropriate disclosure with the SEC) its decision regarding the resignation within ninety (90) days following certification of the election results. The NESG Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

✓
The Board of Directors Recommends the Election of Paul J. Diaz, Heiner Dreismann, Ph.D.,
and Colleen F. Reitan and Proxies Solicited by the Board Will Be Voted in Favor of Such Directors Unless a Stockholder Has Indicated Otherwise on the Proxy.

PROPOSAL 2:
Selection of Independent Registered Public Accounting Firm

The AFC has appointed Ernst & Young LLP (‘‘EY’’) as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. The Board proposes that the stockholders ratify this selection, although such ratification is not required under Delaware law or our Restated Certificate of Incorporation, as amended, or our Restated By-Laws. EY has audited our financial statements since our fiscal year ended June 30, 2007. We expect that representatives of EY will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint EY, the AFC reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with Myriad that would impair its independence for the year ending December 31, 2022.

The following table presents fees for professional audit services provided by EY with respect to the year ended December 31, 2021, the 2020 transition period, and two other fiscal years:

	Fiscal Year Ended	Six Month Transition Period Ended	Fiscal Year Ended	Fiscal Year Ended
Type of Fee	December 31, 2021	December 31, 2020	June 30, 2020	June 30, 2019
Audit Fees	2,190,068	1,972,590	1,701,921	1,605,317
Audit Related Fees	211,550	—	—	—
Tax Fees	—	—	—	—
All Other Fees	493,205	238,415	197,000	—
Totals	2,894,823	2,211,005	1,898,921	1,605,317

Audit Fees — Fees include audits of consolidated financial statements, quarterly reviews, reviews of registration statement filings, and consents related to SEC filings.

Audit-Related Fees — Fees include services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “audit fees.”

Tax Fees — We did not engage EY to perform any tax related services.

All Other Fees — Fees include permitted advisory services and subscription to EY accounting research.

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the AFC has responsibility for appointing, setting compensation and overseeing the work of the independent public accounting firm. In recognition of this responsibility, the AFC has established a policy to preapprove all audit and permissible non-audit services provided by our independent public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the AFC for approval.

1.Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.Other Fees are those associated with services not captured in the other categories.

Prior to engagement of the independent registered public accounting firm, engagement letters describing the scope of service and the anticipated fees are negotiated and approved by the AFC. During the year, circumstances may arise in which it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original preapproval. In those instances, the AFC requires specific preapproval before engaging our independent registered public accounting firm. The AFC may delegate preapproval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the AFC at its next scheduled meeting.

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the selection of our independent registered public accounting firm.

If our stockholders ratify the selection of EY, the AFC may still, in its discretion, decide to select a different independent auditor at any time during the fiscal year ending December 31, 2022, if it concludes that such a change would be in the best interests of Myriad and our stockholders. If our stockholders fail to ratify the selection, the AFC will reconsider, but not necessarily rescind, the selection.

✓
The Board of Directors Recommends a Vote to Ratify the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm, and Proxies Solicited by the Board Will be Voted in Favor of Such Ratification Unless a Stockholder has Indicated Otherwise on the Proxy.

PROPOSAL 3:
Approval, on an Advisory Basis, of the Compensation of Our
Named Executive Officers, as Disclosed in This Proxy Statement

We are seeking your approval, on advisory basis, as required by Section 14A of the Securities Exchange Act of 1934, as amended, of the compensation of our NEOs, as disclosed in this proxy statement. More specifically, we ask that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section, the compensation tables and any related material contained in this proxy statement with respect to our executive officers named in the Summary Compensation Table. Because your vote is advisory, it will not be binding on our CHCC or our Board. However, the CHCC and our Board will review the voting results and take them into consideration when making future decisions regarding the compensation of our NEOs.

Our compensation philosophy is designed to align each executive officer’s compensation with our short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executive officers who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our NEOs is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The CHCC and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

As discussed in the Compensation Discussion and Analysis section, we believe the compensation paid to our President and Chief Executive Officer and other NEOs is appropriate as supported by our performance in the year ending December 31, 2021. Despite continued impacts from the COVID-19 pandemic and inflation, we improved our annual results and took meaningful steps to fulfill our mission and execute our strategic transformation and growth plan. Some of our most notable business achievements during fiscal year 2021 include:

•Our revenues increased 24% from the 12 months ended December 31, 2020 to $690.6 million.
•Adjusted operating income was $9.1 million for fiscal year 2021, an increase of $87.1 million from last year.
•Non-GAAP adjusted earnings per share was $0.02, an increase of $0.68 from last year.
•We launched a new version of the MyRisk Hereditary Cancer Test with RiskScore, which allows, for the first time, women of all ancestries to receive a personalized polygenic breast cancer risk assessment.
•We entered into a strategic collaboration with Illumina, Inc. and Intermountain Precision Genomics for a comprehensive offering of germline and somatic tumor testing services. The comprehensive offering, which was launched in March 2022, includes our new Precise Tumor Molecular Profile Test, our MyRisk Hereditary Cancer Test, and our two companion diagnostic tests, MyChoice CDx and BRACAnalysis CDx.
•We completed the sales of our Autoimmune Vectra testing business, Myriad RBM, Inc., and the Myriad myPath, LLC laboratory.
•We debuted a new brand and marketing strategy, reinvested and restructured our sales force, and enhanced our reimbursement and revenue cycle management capabilities.

Based on this performance, we believe that the salaries and annual cash incentive bonuses paid to our President and Chief Executive Officer and our other NEOs are in line with our compensation philosophy and goals. With respect to the annual cash incentive bonuses paid to our NEOs for the 2021 fiscal year, we paid between 108.1 percent and 127.9 percent, respectively, of the target awards, based on the level of accomplishment of the pre-determined incentive goals. We made no cash payments under our long-term incentive program, where target thresholds were not achieved.

In accordance with the rules of the SEC, the following resolution, commonly known as a “Say-on-Pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Myriad Genetics, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to approve, on an advisory basis, this resolution.

✓
The Board of Directors Recommends a Vote to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers, and Proxies Solicited by the Board Will be Voted in Favor of Such Approval Unless a Stockholder Has Indicated Otherwise on the Proxy.

PROPOSAL 4:
Approval of the Amended and Restated
2012 Employee Stock Purchase Plan

We are seeking your approval of our Amended and Restated 2012 Employee Stock Purchase Plan (as amended or restated, the "Purchase Plan"), which (a) increases the number of shares authorized for issuance under the Purchase Plan by an additional two million shares and (b) extends the term of the Purchase Plan to November 30, 2032.

The Purchase Plan was adopted by our Board on September 13, 2012. It was approved by our stockholders and became effective on December 5, 2012. The Purchase Plan provided our employees with the opportunity to purchase up to two million shares of our common stock, at a discount, on a tax-favored basis through payroll deductions in compliance with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). We adopted the Purchase Plan to provide our employees the opportunity to purchase shares of our common stock at a discounted price as an incentive for continued employment. The Purchase Plan also allows eligible employees to become a stockholder of Myriad and participate in our success, which aligns the interests of participating employees with those of stockholders.

As of the date of this proxy statement, only 333 shares of our common stock are available for issuance under the Purchase Plan. The term of the Purchase Plan also expires on September 13, 2022. As a result, additional shares of our common stock need to be authorized, and the term of the Purchase Plan extended, for us to continue using the Purchase Plan as a benefit to attract and retain employees.

On September 23, 2021, our Board approved an amended and restated Purchase Plan, which authorizes an additional 2.0 million shares of our common stock and extends the term of the Purchase Plan to November 30, 2032, subject in each case to obtaining stockholder approval. The amended and restated Purchase Plan also amended certain provisions of the Purchase Plan effective upon approval by our Board, including expanding the definition of "offering period" to provide that the Board may determine the period in accordance with the terms of the Purchase Plan, and capping the number of shares that may be purchased by any participant during an offering period at 5,000 shares. In determining the appropriate number of shares of our common stock by which to increase the shares available for issuance under the Purchase Plan, the Board considered a number of factors, including historical purchases under the Purchase Plan, the percentage of the Company's outstanding shares represented by the additional two million share reserve, forecasts of expected share utilization, and the expected length of time before the share reserve is depleted.

Summary of the Purchase Plan

The following is a summary of the principal provisions of the Purchase Plan, as amended to date, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be a complete description of all of the provisions of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan.

Administration

Our Board has delegated its authority to administer the Purchase Plan to our CHCC. The Board, or the CHCC, is responsible for supervising and administering the Purchase Plan and has the full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Purchase Plan and not inconsistent with the Purchase Plan, to construe and interpret the Purchase Plan, to correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Purchase Plan, and to make all other determinations necessary or advisable for the administration of the Purchase Plan.

Securities Subject to the Purchase Plan

Assuming the amended and restated Purchase Plan is approved by our stockholders at the Annual Meeting, two million additional shares of our common stock will be available for issuance under the Purchase Plan, for a total of 2,000,333 shares available for sale under the Purchase Plan. Subject to any required action by the stockholders of the Company, the number of shares of our common stock covered by unexercised options under the Purchase Plan and the number of shares of common stock which have been authorized for issuance under the Purchase Plan but are not yet subject to options, as well as the price per share of common stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock.

Eligibility

All employees who customarily work 20 hours or more per week and have been continuously employed by us for at least three months will be eligible to participate in the Purchase Plan. However, no employee will be granted an option under the Purchase Plan if, immediately after the grant, such employee would own shares representing 5% or more of the voting power of our common stock or which permits his or her rights to purchase shares of our common stock under the Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value in any one calendar year, based on the undiscounted fair market value of our common stock on the first day of each offering period. In addition, no participant may purchase more than 5,000 shares of our common stock during any offering period.

Offering Price

The price per share of the common stock acquired in connection with any offering period shall be the lesser of 85% of the fair market value of a share of common stock on the exercise date or offering date.

Offering Periods and Purchase Rights

Eligible employees may enroll in semi-annual offering periods during the open enrollment period prior to the start of that offering period. All offering periods will commence on June 1 and December 1 or the first business day thereafter and shall end on the last business day of the sixth month period thereafter, unless the Board changes the dates or duration of an offering period. The dates and provisions of separate offering periods under the Purchase Plan need not be identical, provided that the terms of participation are the same within any particular offering period except for any differences permitted by Section 423 of the Code. The most recent offering period started on December 1, 2021, and was extended by the Board until June 9, 2022, so that stockholder approval of the amended and restated Purchase Plan could be obtained. The following offering period will commence on June 10, 2022 and conclude on November 30, 2022. At the commencement of each offering period, each eligible employee who elects to participate shall be granted an option to purchase a number of shares of our common stock, which number of shares shall be calculated as of the end of the offering period. On the exercise date all options will be automatically exercised for the purchase of a number of shares of our common stock determined by dividing such employee’s contributions accumulated prior to such exercise date by the lesser of (i) 85% of the fair market value of our common stock on the offering date, or (ii) 85% of the fair market value of our common stock on the exercise date. The fair market value of the common stock on a given date shall be the closing or last sale price of the common stock for such date.

Payroll Deductions and Stock Purchases

Each participant shall elect to have payroll deductions made on each payroll date during an offering period in an amount not less than 1% nor more than 10% of such participant’s compensation on each such payroll period, not to exceed $21,250 per year. A participant may not make any additional payments under the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan at any time and on one occasion only during the offering period, may decrease, but may not increase, the rate of his or her contributions.

Termination of Participation and Withdrawal

A participant may withdraw all but not less than all contributions made under the Purchase Plan at any time prior to the exercise date of an offering period and upon such withdrawal all of the participant’s contributions will be paid to him or her and the option will be automatically terminated.

Upon termination of the participant’s employment prior to an exercise date for any reason, including retirement or death, the participant’s contributions will be returned to him or her and the option will be automatically terminated.

Stockholder Rights

Neither the granting of an option nor a deduction from payroll will constitute a participant as the owner of shares covered by an option. No participant will have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

Transferability

Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way, other than by will, the laws of descent and distribution, or the designation of a beneficiary by the participant.

Amendment and Termination

The Board may at any time terminate or amend the Purchase Plan provided that no such termination may affect options previously granted, nor may an amendment make any change in any option outstanding that would adversely affects the rights of any participant provided that an offering period may be terminated by the Board or the Board may set a new exercise date with respect to an offering period then in progress if the Board determines that termination of the offering period is in the best interests of the Company and the stockholders or if continuation of the offering period would cause the Company to incur adverse accounting charges in the generally accepted accounting rules applicable to the Purchase Plan. No amendment will be made without stockholder approval if stockholder approval is required under Section 423 of the Code, any national securities exchange or system on which the common stock is then listed or reported, or under any other applicable laws, rules, or regulations. The Purchase Plan became effective on December 5, 2012, and will continue in effect until November 30, 2032 unless sooner terminated in accordance with the Purchase Plan.

Federal Tax Consequences

It is the intention of the Company to have the Purchase Plan and the rights of participant employees to make purchases thereunder qualify as an “employee stock purchase plan” under the provisions of Section 421 and Section 423 of the Code. Therefore, the provisions of the Purchase Plan are to be construed to govern participation in a manner consistent with these requirements. Under these provisions, no income will be taxable to a participant until the shares of common stock purchased under the Purchase Plan are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the Purchase Plan.

New Plan Benefits

Participation in the Purchase Plan is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan. As of April 13, 2022, the closing price of a share of our common stock was $24.44.

Vote Required

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to approve an amendment to our Purchase Plan.

✓
The Board of Directors Recommends a Vote to Approve the Amended and Restated 2012 Employee Stock Purchase Plan, Which (A) Increases the Number of Shares Authorized for Issuance Thereunder by an Additional 2 Million Shares and (B) Extends the Term of Such Plan Until November 30, 2032, and Proxies Solicited by the Board Will Be Voted in Favor of Such Approval Unless a Stockholder Has Indicated Otherwise on the Proxy.

Corporate Code of Conduct

We have adopted a Corporate Code of Conduct that applies to all of our employees, including our President and Chief Executive Officer and Chief Financial Officer, and every member of our Board. A copy of the Corporate Code of Conduct is publicly available in the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance. Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

Other Matters

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.

Stockholder Proposals and Nominations for Director

Any stockholder of the Company who desires to submit a proposal pursuant to Rule 14a-8 of the Exchange Act at the Company's 2023 Annual Meeting of Stockholders and to have the proposal included in the Company's 2023 proxy materials must submit such proposal to the Company at its principal executive officer no later than December 15, 2022, unless the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from June 2, 2022, in which case the proposal must be received at the Company's principal executive office a reasonable time before the Company begins to print and mail its 2023 proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Any stockholder of the Company who desires to submit a proposal for action, including to nominate a director, at the 2023 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company's proxy materials, must deliver such proposal to the Company no earlier than the close of business on March 4, 2023 and no later than the close of business on April 3, 2023 unless the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 2, 2023, in which case such proposal or nomination to the Company must be delivered no earlier than the close of business on the 90th day prior to the 2023 Annual Meeting of Stockholders and no later than the close of business on the later of the 60th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made by the Company. Notwithstanding the foregoing, in the event that the number of directors is to be increased at the 2023 Annual Meeting of Stockholders, and we do not issue a public announcement naming the nominees or specifying the size of the increased board of directors by the 70th day prior to June 2, 2023 (or if the 2023 Annual Meeting of Stockholders is held more than 30 days before or 60 days after such date, at least 70 days prior to such meeting), a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice is delivered to the Company not later than the close of business on the 10th day following the day on which such public announcement is made by the Company.

Proposals not received in a timely manner will not be voted on at the 2023 Annual Meeting of Stockholders. If a proposal is received in a timely manner, the proxies that management solicits for the 2023 Annual Meeting of Stockholders may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals must also comply with our Restated By-Laws, a copy of which is available by contacting our Secretary, and the corporate governance policies applicable to recommendations for the nomination of directors, copies of which are available in the Investors Relations—Understanding Myriad/Corporate Governance section of our website at investor.myriad.com/corporate-governance. All stockholder proposals should be marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.

Salt Lake City, Utah
April 14, 2022

OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE ON THE INTERNET AT WWW.MYRIAD.COM AND IS AVAILABLE (OTHER THAN THE EXHIBITS THERETO) IN PAPER FORM TO BENEFICIAL OWNERS OF OUR COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO: LEGAL DEPARTMENT, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600). EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

APPENDIX A

GAAP to Non-GAAP Reconciliation
Condensed Consolidated Statements of Income — Operating Basis

(Unaudited data in millions, except per share amount)

	Year Ended December 31,
	2021	2020
GAAP Net Loss	$(27.2)	$(223.6)
Acquisition — amortization of intangible assets	50.1	60.7
Goodwill and long-lived asset impairment charges	1.8	98.4
Equity compensation	36.3	24.4
Transformation initiatives	24.8	18.1
Gain on sale	(151.6)	—
Divestiture-related costs	14.5	—
Legal charges pending settlement	62.0	—
Other adjustments	21.9	11.2
Tax impact of non-GAAP adjustments	(31.2)	(38.8)
Non-GAAP Net Income (Loss)	$1.4	$(49.6)
GAAP Diluted Loss Per Share	$(0.35)	$(2.99)
Adjustment to net income (loss)	$0.37	$2.33
Non-GAAP Diluted Earnings (Loss) Per Share	$0.02	$(0.66)

	Year Ended December 31,
	2021	2020
GAAP Operating Loss	$(190.5)	$(289.7)
Acquisition — amortization of intangible assets	50.1	60.7
Goodwill and long-lived asset impairment charges	1.8	98.4
Equity compensation	36.3	24.4
Transformation initiatives	24.8	18.1
Divestiture-related costs	1.9	—
Legal charges pending settlement	62.0	—
Other adjustments	22.7	10.1
Non-GAAP Operating Income (Loss)	$9.1	$(78.0)

	Year Ended December 31,
	2021	2020
GAAP Cash Flows from Operations	$18.2	$(26.9)
Capital expenditures	(18.0)	(13.2)
Free cash flow	$0.2	$(40.1)
Transformation initiative costs	24.4	18.1
Other adjustments	10.2	11.0
Tax effect associated with non-GAAP adjustments	(7.9)	(7.4)
Non-GAAP Free Cash Flow	$26.9	$(18.4)

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered ‘‘non-GAAP’’ financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net income (loss) and diluted earnings (loss) per share.

Our ‘‘Non-GAAP Net Income (Loss)’’ and ‘‘Non-GAAP diluted earnings (loss) per share’’ financial measures exclude the following items from GAAP net income (loss) and diluted earnings (loss) per share:

1. Acquisitions — amortization of intangible assets

Represents recurring amortization charges resulting from the acquisition of intangible assets.

2. Goodwill and long-lived asset impairment charges

Impairment charges on long-lived assets and goodwill.

3. Equity compensation

Non-cash equity-based compensation provided to Myriad employees and directors.

4. Transformation initiatives

Transitory costs such as consulting and professional fees related to transformation initiatives.

5. Gain on sale

Gain, net of transaction costs, recognized on our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.

6. Divestiture-related costs

Non-recurring costs associated with our divestitures of the Myriad myPath, LLC laboratory, Myriad RBM, Inc. and the Myriad Autoimmune business.

7. Legal charges pending settlement

Accrual for a potential settlement of the qui tam lawsuit against Crescendo Bioscience, LLC (formerly known as Crescendo Bioscience, Inc.) for $48.0 million and a settlement of the Abelli lawsuit for $14.0 million.

8. Other adjustments

Other one-time, non-recurring expenses including expenses related to leadership transition, severance and retention agreements, expenses expected to be reimbursed by insurance, and changes in the fair value of contingent consideration related to acquisition from prior years.

9. Tax impact associated with non-GAAP adjustments

Tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and CARES Act legislation.

APPENDIX B

MYRIAD GENETICS, INC.
AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2012 Employee Stock Purchase Plan (the “Plan”) of Myriad Genetics, Inc. (the “Company”).

1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

(c) “Common Stock” shall mean the common stock, $.01 par value per share, of the Company.

(d) “Company” shall mean Myriad Genetics, Inc. a Delaware corporation.

(e) “Compensation” shall mean the regular rate of salary or wages received by the Employee from the Company or a Designated Subsidiary that is taxable income for federal income tax purposes or applicable tax law, including payments for overtime and shift premium, but excluding bonuses, commissions, incentive compensation, incentive payments, relocation, expense reimbursements, tuition, or other reimbursements and any other compensation received from the Company or a Designated Subsidiary.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person who is employed by the Company or one of its Designated Subsidiaries for tax purposes and who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

(j) “Exercise Date” shall mean the last business day of each Offering Period of the Plan.

(k) “Exercise Price” shall mean with respect to an Offering Period, an amount equal to 85% of the fair market value (as defined in paragraph 7(b)) of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(l) “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(m) “Offering Period” shall mean a period of six months as set forth in paragraph 4 of the Plan (or such other period as determined by the Board in accordance with this Plan).

(n) “Plan” shall mean this Myriad Genetics, Inc. Amended and Restated 2012 Employee Stock Purchase Plan.

(o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who has been continuously employed as an Employee for three months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. All Employees granted options under the Plan with respect to any Offering Period will have the same rights and privileges except for any differences that may be permitted pursuant to Section 423.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock as defined in paragraph 7(b) (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code. In addition, the maximum number of shares of Common Stock that may be purchased by any participant during an Offering Period shall be 5,000 shares of Common Stock. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph 3(b).

4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on December 1 and June 1 of each year or the first business day thereafter (or at such other time or times as may be determined by the Board). The dates and provisions of separate Offering Periods under the Plan need not be identical, provided that the terms of participation are the same within any particular Offering Period except for any differences that may be permitted pursuant to Section 423 of the Code.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company or its designee prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form and its submission may be electronic as directed by the Company. The Enrollment Form shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence with the first payroll following the Offering Date, unless a later time is set by the Board with respect to a given Offering Period, and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated as provided in paragraph 10.

6. Method of Payment of Contributions.

(a) Each participant shall elect to have payroll deductions made on each payroll during the Offering Period in an amount not less than 1% and not more than 10% of such participant’s Compensation on each such payroll (in whole percentage amounts); provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 10% of the participant’s aggregate Compensation during said Offering Period (or such other percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Form, if the Enrollment Form is completed at least ten business days prior to such date, and, if not, as of the beginning of the next succeeding payroll period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b), a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant’s Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Exercise Price; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12. The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b).

(b) The fair market value of the Common Stock on a given date shall be (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), on the composite tape or other comparable reporting system; or (ii) if the Common Stock is not listed on a national securities exchange and such price is not regularly reported, the mean between the bid and asked prices per share of the Common Stock at the close of trading in the over-the-counter market.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form, except that the Board may determine that such shares shall be held for each participant’s benefit by a broker designated by the Board. Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in paragraph 10 below. Any other amounts left over in a participant’s account after an Exercise Date shall be returned to the participant.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company or its designee. All of the participant’s Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan as amended and restated shall be 2,000,333 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee’s account not applied to the purchase of shares pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13. Administration. The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, to correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including without limitation, adopting subplans applicable to particular Designated Subsidiaries or locations, which subplans may be designed to be outside the scope of Section 423 of the Code.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations shall be made either in writing or by electronic delivery as directed by the Company.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options under paragraph 12(a), the number of shares of Common Stock set forth in paragraph 12(a)(i), (collectively, the “Reserves”), the maximum number of shares of Common Stock that may be purchased by a participant in an Offering Period set forth in paragraph 3(b), as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

In the event of the proposed dissolution or liquidation of the Company, an Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other reorganization, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets, merger or other reorganization, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other reorganization by holders of Common Stock for each share of Common Stock held on the effective date of such transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or other reorganization.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant provided that an Offering Period may be terminated by the Board on an Exercise Date or by the Board’s setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Offering Period would cause the Company to incur adverse accounting charges in the generally-accepted accounting rules applicable to the Plan. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Information Regarding Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to provide any information about any transfer of shares of Common Stock acquired under the Plan that occurs within two years after the first business day of the Offering Period in which such shares were acquired as may be requested by the Company or any Subsidiaries in order to assist it in complying with the tax laws.

23. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee.

24. Rights as a Stockholder. Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No Employee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

25. Term of Plan. The Plan became effective upon its approval by the Company’s stockholders in December 2012 and shall continue in effect until November 30, 2032 unless sooner terminated under paragraph 19.

26. Applicable Law. This Plan shall be governed in accordance with the laws of Delaware, applied without giving effect to any conflict-of-law principles.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D77841-P72209

ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2022

THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.'S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice Regarding the Availability of Proxy Materials in connection with the 2022 Annual Meeting of Stockholders to be held at 8:00 a.m., MDT, on Thursday, June 2, 2022, and to be held virtually at the following URL: www.virtualshareholdermeeting.com/MYGN2022. The undersigned hereby appoints Paul J. Diaz and R. Bryan Riggsbee, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, and authorizes each of them to represent the undersigned and to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is/are entitled to vote at the 2022 Annual Meeting of Stockholders, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act on the proposals set forth in said Proxy as specified by the undersigned.

SEE REVERSE SIDE FOR ALL PROPOSALS. **The proxies will vote in accordance with the Board of Directors' recommendations where a choice is not specified and in their discretion on any other matters as may properly come before the meeting or any adjournments or postponements thereof.**

Continued and to be signed on reverse side

MYRIAD GENETICS, INC.
ATTN. CORPORATE SECRETARY
320 WAKARA WAY
SALT LAKE CITY, UT 84108

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MYGN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77840-P72209

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYRIAD GENETICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Paul J. Diaz	☐	☐	☐
1b. Heiner Dreismann, Ph.D.	☐	☐	☐
1c. Colleen F. Reitan	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date